                                                                               .
                                                                               .
                                                                               .
                                                                     EXHIBIT 4.1

                                THE BOC GROUP PLC

List of Director's service contracts and letters of appointment.

PARTY                                                                                DATE OF CONTRACT/LETTER
-----                                                                                -----------------------
Fabiola Arredondo                                                                            24 October 2001
Julie Baddeley                                                                              27 November 2001
John Bevan                                                                                   5 December 2002
Andrew Bonfield                                                                                  20 May 2003
Anthony Eric Isaac                                                                          19 November 2002
Rob Margetts                                                                                  4 October 2001
Rene Medori                                                                                 19 November 2002
Roberto Mendoza                                                                               9 October 2002
Matthew Miau                                                                                 23 January 2002
Christopher O'Donnell                                                                       27 November 2001
Krishnamurthy Rajagopal                                                            1 May 1999, as amended 22
                                                                                               November 2002
John Walsh                                                                                  21 November 2002

24 October 2001


Mrs Fabiola Arredondo
5 The Vale
London
SW3 6AG

Dear Fabiola

The following sets out the principal terms of your appointment as a non-executive director of The BOC Group plc ("the Company"):

1.     TERM OF OFFICE

Your appointment as a non-executive director of the Company is effective from Thursday 8 November 2001 and is on the terms, and subject to, the conditions of the Company's Articles of Association. Accordingly, it may be terminated pursuant to the terms of the Articles.

You will initially hold office until the next Annual General Meeting which is to be held on Friday 18 January 2002 and you shall then be eligible for re-election by the shareholders. Your term of office will then expire when you retire by rotation in accordance with the Articles of Association, currently expected to be at the Annual General Meeting in 2005. At that time, however, it may be agreed by you and the Board that you stand for re-election by the shareholders for a second term.

On termination of your appointment, you undertake to resign from all offices held by you in any companies forming part of The BOC Group.

As a non-executive director you are not an employee of the Company and, for the avoidance of doubt, you accept and agree that you will have no claims against the Company or any company forming part of The BOC Group (each a "Group Company") on termination of your appointment subject only to the terms set out in paragraph 3 below.

2.     DUTIES

Your duties as a non-executive director include, but are not limited to, to use best endeavours to attend all Board meetings, the Annual General Meeting and meetings of board committees to which you are appointed. You may also be requested to attend meetings with third parties.

The schedule of Board meeting dates for 2002 are attached (Appendix 1). The Annual General Meeting is normally held on the third Friday in January.

You are invited to become a member of the Management Resources Committee which meets immediately prior to most Board meetings and, sometimes, additionally at the end of November.

At all times you will use your best endeavours to promote the interests of the Company. You should note that the Company currently maintains indemnity insurance for its directors, details of which are available from the Company Secretary.

3.     FEES AND EXPENSES

Non-executive director fees will be paid at the rate of Pound Sterling30,000 per annum. This sum will be deemed to accrue from day to day, will be payable in equal monthly instalments in arrears and is subject to deductions of national insurance and income tax under the Inland Revenue PAYE regulations. You will also be reimbursed by the Company for all expenses necessarily incurred in performing your duties.

4.     INDEPENDENT PROFESSIONAL ADVICE

You may also claim the reasonable costs of any independent professional advice which you, with or without other directors of the Company, have properly taken in the best interests of the Company as to the nature or ambit of your duties as a non-executive director. In any such case you should discuss the issues with me in advance, or if this is not deemed appropriate, then with one or more of your non-executive colleagues. A brief summary of the subject matter on which you intend to seek advice, and the name of the proposed advisers, should also be first furnished to the Company Secretary. Thereafter, the advice when obtained by you should be made available to your other directors.

5.     CONFIDENTIAL INFORMATION

At all times during, and after the termination, of your appointment as a director of the Company you must not use for your own purposes or for another's benefit or disclose to any third party any confidential information about The BOC Group.

Confidential information means details about the business, prospective business, technical processes, computer software, intellectual property rights or finances of The BOC Group, or any combinations of these matters, including without limitation, price lists, details of customers and suppliers, information relating to research and development, marketing strategies and tactics which may come into your possession by virtue of your appointment and which the Company regards, or could reasonably be expected to regard as confidential, whether or not such information is marked as such.

All confidential information and all other documents, papers and property relating thereto (on whatever media or wherever located) which may have been made or prepared by you, or at your request or have come into your possession or under your control in the course of your appointment or which relate in any way to The BOC Group, the business (including prospective business) or affairs of The BOC Group or of any customer, supplier, agent distributor or sub-contractor of The BOC Group shall as between the Company and you be deemed to be the property of the Company. You will return to the Company all such documents and other property including all copies immediately upon the termination of your appointment or at any earlier time on demand.

You will immediately inform the Company if you become aware of the possession, use or knowledge of any confidential information by any person not authorised to possess, have use or knowledge of that information, whether during or after your appointment and will, at the Company's request, provide such reasonable assistance as is required to deal with such an event.

All such confidential information should not be disclosed unless or until it enters the public domain, other than by breach of the terms of this letter, is obtained from a third party who is lawfully authorised to disclose such information, or is authorised for release by prior written consent of the Board. Notwithstanding this, you are not prevented from disclosing confidential information where it is required to be disclosed by law or any regulatory or government authority.

6.     REGULATORY REQUIREMENTS

It is a requirement under the Companies Act 1985 for a company to maintain a register showing certain personal particulars of its directors. These details must also be filed with the Registrar of Companies.

A Register of Directors' Interests must also be maintained pursuant to the Companies Act 1985. Any interests held by you or connected persons in the shares and options of the Company must be recorded. All changes to these interests must also be notified to the Company and recorded throughout your directorship of the Company. A more detailed overview of the requirements of the UK Companies Act and UK Listing Authority is contained in section 20 of the attached folder.

A personal details form is enclosed for your completion (Appendix 2) which will provide all the necessary information to comply with the various regulations. When completed return the form to our Company Secretarial Department.

The information will be used to make the necessary declarations and register entries and to produce the Form 288(a) which will be sent to you for signature to indicate your consent to act as a director. This form will then be filed with the Registrar of Companies. This must be done within 14 days of the date of your appointment.

Attached is a copy of the Directors' Reference Binder which contains information likely to be useful to you in connection with your appointment as a director of the Company.

7.     DATA PROTECTION ACT

The Company, in connection with the administration of this appointment and your directorship, will have to hold and process certain personal data relating to you. Your signature to this letter will be taken as your consent to that processing.

8.     DIRECTORS' QUALIFICATION SHARES

Pursuant to the Company's Articles of Association, as a director you are required to hold 500 ordinary shares in The BOC Group plc registered in your own name (not in a nominee name or jointly with any other person). If you do not already hold shares in the Company which would meet this requirement, the shares must be acquired within two months of the date of your appointment subject to the regulations on dealing in the Company's securities set out in the next paragraph.

When you wish to purchase the shares, using our brokers, Cazenove & Co Ltd, in London may be the easiest way. Should you wish to use Cazenove their contact details can be obtained from the Company Secretarial Department (01276 807759).

9.     DEALING IN BOC SECURITIES

There are a number of legal and regulatory requirements that restrict the dealing by directors in the securities of the Company. These are explained in more detail in sections 16 and 17 of the enclosed Directors' Reference Binder. However you should be aware that in advance of any dealing, permission must be obtained from the Chairman or Chief Executive using a 'Request for Permission to Deal in the Securities of The BOC Group plc' form enclosed. Such request should be sent via the Company Secretarial Department who will arrange for the request to be reviewed and the consent, or refusal, to deal decision to be communicated to you.

If consent is given, you should deal promptly and in any event within 3 working days from receipt of the permission. If you delay by more than 3 working days, you must reapply for permission to deal.

As a listed company, The BOC Group plc is subject to the Model Code set out in the UKLA Listing Rules. The Model Code restricts the periods during which directors may deal in a company's securities. You should be aware that the next open period for dealing will be from 15 November 2001 to 4 January 2002.

Upon completion of the transaction full details must be reported immediately to the Company Secretarial Department using the 'Notification of Dealing in Securities of The BOC Group plc' form enclosed. This information will be used to make the necessary notification to the Company Announcements Office of The London Stock Exchange as required by the UKLA Listing Rules.

10.    NOTICES

All notices must be given in writing and may be given by personal delivery, post or fax. Notice served by you on the Company should be sent to the Company's registered office. Notices served by the Company on you will be sent to your last known address.

Notices will be deemed to have been served:

(a)    if hand delivered, at the time of delivery; or

(b) if sent by fax, twelve hours after being transmitted (excluding weekends and public holidays) subject to satisfactory confirmation of transmission; or

(c) if sent by post, two days after posting (excluding weekends and public holidays).

11.    GOVERNING LAW

This appointment and the terms of this letter shall be governed by and construed in all respects in accordance with English law.

Yours sincerely

Sir David John

Chairman
encs

I acknowledge, and agree to, the principal terms of my appointment as a non-executive director of The BOC Group plc as set out above.


Signed: Fabiola R. Arredondo                  Date: ......Nov 8,2001........

27 November 2001


Ms J M Baddeley
Flat 8
29 de Vere Gardens
London
W8 5AW

Dear Julie

The following sets out the principal terms of your appointment as a non-executive director of The BOC Group plc ("the Company"):

1.     TERM OF OFFICE

Your appointment as a non-executive director of the Company, which was effective from 15 May 2001, is on the terms, and subject to, the conditions of the Company's Articles of Association. Accordingly, it may be terminated pursuant to the terms of the Articles.

You will initially hold office until the next Annual General Meeting which is to be held on 18 January 2002 and you shall then be eligible for re-election by the shareholders. Your term of office will then expire when you retire by rotation in accordance with the Articles of Association, currently expected to be at the Annual General Meeting in 2005. At that time, however, it may be agreed by you and the Board that you stand for re-election by the shareholders for a second term.

On termination of your appointment, you undertake to resign from all offices held by you in any companies forming part of The BOC Group.

As a non-executive director you are not an employee of the Company and, for the avoidance of doubt, you accept and agree that you will have no claims against the Company or any company forming part of The BOC Group (each a "Group Company") on termination of your appointment subject only to the terms set out in paragraph 3 below.

2.     DUTIES

Your duties as a non-executive director include, but are not limited to, attendance at all Board meetings, the Annual General Meeting and meetings of board committees to which you are appointed. You may also be requested to attend meetings with third parties.

The schedule of Board meeting dates for 2002 is attached (Appendix 1). The Annual General Meeting is normally held on the third Friday in January.

You are a member of the Management Resources Committee which meets immediately prior to most Board meetings and, sometimes, additionally at the end of November and you are also a member of the Audit Committee which meets four times a year. With effect from 18 January 2002, you will become a member and Chairman of the Pensions Governance Committee which meets once a year and a member of the Nomination Committee.

At all times you will use your best endeavours to promote the interests of the Company. You should note that the Company currently maintains indemnity insurance for its directors, details of which are available from the Company Secretary.

3.     FEES AND EXPENSES

Non-executive director fees will be paid at the rate of Pound Sterling30,000 per annum. The fees will be increased by a further Pound Sterling5,000 per annum following your appointment as Chairman of the

Pensions Governance Committee. This sum will be deemed to accrue from day to day, will be payable in equal monthly instalments in arrears and is subject to deductions of national insurance and income tax under the Inland Revenue PAYE regulations. You will also be reimbursed by the Company for all expenses necessarily incurred in performing your duties.

4.     INDEPENDENT PROFESSIONAL ADVICE

You may also claim the reasonable costs of any independent professional advice which you, with or without other directors of the Company, have properly taken in the best interests of the Company as to the nature or ambit of your duties as a non-executive director. In any such case you should discuss the issues with me in advance, or if this is not deemed appropriate, then with one or more of your non-executive colleagues. A brief summary of the subject matter on which you intend to seek advice, and the name of the proposed advisers, should also be first furnished to the Company Secretary. Thereafter, the advice when obtained by you should be made available to your other directors.

5.     CONFIDENTIAL INFORMATION

At all times during, and after the termination, of your appointment as a director of the Company you must not use for your own purposes or for another's benefit or disclose to any third party any confidential information about The BOC Group.

Confidential information means details about the business, prospective business, technical processes, computer software, intellectual property rights or finances of The BOC Group, or any combinations of these matters, including without limitation, price lists, details of customers and suppliers, information relating to research and development, marketing strategies and tactics which may come into your possession by virtue of your appointment and which the Company regards, or could reasonably be expected to regard as confidential, whether or not such information is marked as such.

All confidential information and all other documents, papers and property relating thereto (on whatever media or wherever located) which may have been made or prepared by you, or at your request or have come into your possession or under your control in the course of your appointment or which relate in any way to The BOC Group, the business (including prospective business) or affairs of The BOC Group or of any customer, supplier, agent distributor or sub-contractor of The BOC Group shall as between the Company and you be deemed to be the property of the Company. You will return to the Company all such documents and other property including all copies immediately upon the termination of your appointment or at any earlier time on demand.

You will immediately inform the Company if you become aware of the possession, use or knowledge of any confidential information by any person not authorised to possess, have use or knowledge of that information, whether during or after your appointment and will, at the Company's request, provide such reasonable assistance as is required to deal with such an event.

All such confidential information should not be disclosed unless or until it enters the public domain, other than by breach of the terms of this letter, is obtained from a third party who is lawfully authorised to disclose such information, or is authorised for release by prior written consent of the Board. Notwithstanding this, you are not prevented from disclosing confidential information where it is required to be disclosed by law or any regulatory or government authority.

6.     REGULATORY REQUIREMENTS

It is a requirement under the Companies Act 1985 for a company to maintain a register showing certain personal particulars of its directors. These details must also be filed with the Registrar of Companies.

A Register of Directors' Interests must also be maintained pursuant to the Companies Act 1985. Any interests held by you or connected persons in the shares and options of the Company must be recorded. All changes to these interests must also be notified to the Company and recorded throughout your directorship of the Company. A more detailed overview of the requirements of the UK Companies Act and UK Listing Authority is contained in section 20 of the Directors Reference Binder.

7.     DATA PROTECTION ACT

The Company, in connection with the administration of this appointment and your directorship, will have to hold and process certain personal data relating to you. Your signature to this letter will be taken as your consent to that processing.

8.     DIRECTORS' QUALIFICATION SHARES

Pursuant to the Company's Articles of Association, as a director you are required to hold 500 ordinary shares in The BOC Group plc registered in your own name (not in a nominee name or jointly with any other person).

9.     DEALING IN BOC SECURITIES

There are a number of legal and regulatory requirements that restrict the dealing by directors in the securities of the Company. These are explained in more detail in sections 16 and 17 of the Directors' Reference Binder. However you should be aware that in advance of any dealing, permission must be obtained from the Chairman or Chief Executive using a 'Request for Permission to Deal in the Securities of The BOC Group plc' form enclosed. Such request should be sent via the Company Secretarial Department who will arrange for the request to be reviewed and the consent, or refusal, to deal decision to be communicated to you.

If consent is given, you should deal promptly and in any event within 3 working days from receipt of the permission. If you delay by more than 3 working days, you must reapply for permission to deal.

As a listed company, The BOC Group plc is subject to the Model Code set out in the UKLA Listing Rules. The Model Code restricts the periods during which directors may deal in a company's securities. The dates for 2001 / 2002 are given in section 15 of the Directors Reference Binder.

Upon completion of the transaction full details must be reported immediately to the Company Secretarial Department using the 'Notification of Dealing in Securities of The BOC Group plc' form enclosed. This information will be used to make the necessary notification to the Company Announcements Office of The London Stock Exchange as required by the UKLA Listing Rules.

10.    PREVIOUS AGREEMENTS

This letter agreement is in substitution for all previous agreements / arrangements between you and the Company and this letter agreement records the true and full position as at the date hereof.

11.    NOTICES

All notices must be given in writing and may be given by personal delivery, post or fax. Notice served by you on the Company should be sent to the Company's registered office. Notices served by the Company on you will be sent to your last known address.

Notices will be deemed to have been served:

(a)    if hand delivered, at the time of delivery; or

(b) if sent by fax, twelve hours after being transmitted (excluding weekends and public holidays) subject to satisfactory confirmation of transmission; or

(c) if sent by post, two days after posting (excluding weekends and public holidays).

12.    GOVERNING LAW

This appointment and the terms of this letter shall be governed by and construed in all respects in accordance with English law.

Yours sincerely

Sir David John

Chairman
encs



I acknowledge, and agree to, the principal terms of my appointment as a non-executive director of The BOC Group plc as set out above.

Signed: J M Baddeley                        Date: .........3 / 12 /2001.........

                             DATED 5TH DECEMBER 2002

                                THE BOC GROUP PLC

                                       AND

                                   JOHN BEVAN

                        --------------------------------

                               EMPLOYMENT CONTRACT

                         -------------------------------

                                TABLE OF CONTENTS

                                                                                      PAGE
SECTION 1                                                                               2
THE KEY TERMS                                                                           2
SECTION 2                                                                               4
PART A                                                                                  4
DEFINITIONS                                                                             4
PART B                                                                                  6
MAIN NON-MONETARY TERMS                                                                 6
1.  JOB TITLE, NORMAL HOURS OF WORK, NORMAL PLACE OF WORK AND
    START OF EMPLOYMENT                                                                 6
2.  DUTIES                                                                              6
3.  OTHER INTERESTS                                                                     7
PART C                                                                                  8
BENEFITS                                                                                8
4.  SALARY                                                                              8
5.  BONUS AND INCENTIVES                                                                8
6.  SHARE OPTIONS                                                                       8
7.  CAR                                                                                 9
8.  PENSION                                                                             9
9.  EXPENSES                                                                            9
10. HOLIDAYS AND HOLIDAY PAY                                                            9
11. SICKNESS AND SICK PAY                                                               10
PART D                                                                                  11
CONFIDENTIALITY AND INTELLECTUAL PROPERTY                                               11
12. CONFIDENTIALITY                                                                     11
13. INTELLECTUAL PROPERTY RIGHTS                                                        11
PART E                                                                                  14
TERMINATION OF EMPLOYMENT                                                               14
14. NOTICE AND PAYMENT IN LIEU OF NOTICE                                                14
15. GARDEN LEAVE AND SUSPENSION                                                         15
16. DISMISSAL ON SHORT NOTICE                                                           15
17. DISMISSAL WITHOUT NOTICE                                                            16
18. RETIREMENT                                                                          16
PART F                                                                                  17
AFTER TERMINATION OF EMPLOYMENT / WHILST ON GARDEN LEAVE                                17
19. RETURN OF PROPERTY; RESIGNATIONS FROM OFFICE; TRANSFER
    OF SHARES                                                                           17
20. RESTRICTIONS                                                                        17
PART G                                                                                  20
OTHER MATTERS                                                                           20
21. DIRECTORSHIP                                                                        20
22. DISCIPLINE AND GRIEVANCE                                                            20
23. NOTICES                                                                             20
24. OTHER AGREEMENTS                                                                    20
25. COLLECTIVE AGREEMENTS                                                               20
26. DATA PROTECTION                                                                     20
27. GOVERNING LAW                                                                       21
SCHEDULE 1                                                                              22

                               EMPLOYMENT CONTRACT

                                    SECTION 1

                                  THE KEY TERMS

            (to be read in conjunction with Section 2 and Schedule 1)

The terms and conditions contained in this Section 1, together with those contained in Section 2 and Schedule 1, outline the main terms and conditions of your employment and contain the particulars required by the Employment Rights Act 1996.


Employer:                                    The BOC Group plc, a company
                                             incorporated under the laws of
                                             England and Wales with registered
                                             number 22096 and with registered
                                             office Chertsey Road, Windlesham,
                                             Surrey GU20 6HJ (where we refer to
                                             The BOC Group plc in this contract
                                             we will use the "Company", "we",
                                             "us" or "our").

Employee:                                    John Bevan (where we refer to you as the employee we will
                                             use "you" or "your").

Job Title:                                   Chief Executive Officer, Process Gas Solutions, or such
(Clause 1)                                   other title as we may from time to time reasonably assign
                                             to you.

Effective Date:                              6 December 2002
(Clause 1)

Start Date of Continuous Employment:         3 September 1984
(Clause 1)

Normal place of work:                        The Company's offices in Windlesham, Surrey, UK or at such
(Clause 1)                                   other location as we may from time to time require.

Normal hours of work:                        37.5 per week
(Clause 1)

Line Manager:                                Mr A E Isaac, Chief Executive
(Clause 2)

Base Salary:                                 Pound Sterling 300,000
(Clause 4)

Pension:                                     BOC Gases Superannuation Fund (Australia)
(Clause 8)

Holiday:                                     25 days per calendar year.
(Clause 10)

Notice Period:                               When given by the Company: 12 months.
(Clause 14)                                  When given by you: 6 months.

Normal Retirement Age:                       60 years
(Clause 18)

Additional company policies and procedures from time to time are set out and available to you on our intranet site. The policies and procedures do not form part of your contract of employment. However, you are expected to comply with such policies and procedures to the extent that they apply to you.

If there is any conflict between this Agreement and any policy or procedure, this Agreement will take priority.

                                    SECTION 2

                                     PART A

                                   DEFINITIONS

In this Section 2:

o        "BOARD" means our board of directors from time to time of;

o "BUSINESS" means our business or businesses or those of any company in the Group in or with which you have been involved or concerned at any time during the period of 12 months prior to the Restriction Date;

o "COMPANY WORKS" means all Works authored, originated, conceived, written or made by you alone or with others (except only those Works which are authored, originated, conceived, written or made by you wholly outside the course of your employment);

o "DIRECTLY OR INDIRECTLY" means you acting either alone or jointly with or on behalf of any other person, firm or company, whether as principal, partner, manager, executive, employee, contractor, director, consultant, investor or otherwise;

o "GROUP" means the Company and any company which is from time to time an associated company of the Company. In this definition "ASSOCIATED COMPANY" means any subsidiary or a holding company of the Company or a subsidiary (other than the Company) of a holding company of the Company, and "SUBSIDIARY" and "HOLDING COMPANY" have the same meanings as in section 736 of the Companies Act 1985;

o "INTELLECTUAL PROPERTY RIGHTS" means any and all patents, trade marks, signs and services marks, rights in designs, trade or business names or signs, copyrights, database rights and topography rights (whether or not any of these is registered and including applications for registration of any such thing) and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may exist anywhere in the world;

o "KEY PERSONNEL" means any person who is at the Restriction Date, or was at any time during the period of 12 months prior to the Restriction Date, employed or engaged in the Business in an executive capacity and with whom you had material contact during that time;

o "PROSPECTIVE CUSTOMER" means any person, firm or company who has been engaged in negotiations, with which you have been personally involved, with us or a company in the Group with a view to purchasing goods and services from us or any company in the Group in the period of 12 months prior to the Restriction Date;

o "RELEVANT CUSTOMER" means any person, firm or company who at any time during the 12 months prior to the Restriction Date was a customer or client of ours or any company in the Group, with whom or which you dealt directly or for whom or which you were responsible on behalf of us or any company in the Group at any time during that period;

o "RELEVANT GOODS OR SERVICES" means any goods or services competitive with those supplied by us or by any company in the Group in our, or in its, capacity as a gases business, at any time during the 12 months prior to the Restriction Date in the supply of which you were involved or concerned at any time during that period;

o        "RELEVANT PERIOD" means:

         (i) for the purposes of Clause 20.1, the period of 6 months from the Restriction Date; and

         (ii) for the purposes of Clauses 20.2 and 20.3, the period of 12 months from the Restriction Date;


o "RELEVANT SUPPLIER" means any person, firm or company who at any time during the 12 months prior to the Restriction Date was a supplier of any goods or services (other than utilities and goods or services supplied for administrative purposes) to us or any company in the Group and with whom or which you had personal dealings during your employment other than in a minimal way;

o "RESTRICTION DATE" means the earlier of the Termination Date and the start of any period of Garden Leave;

o        "TERMINATION DATE" means the date on which your employment terminates;
         and

o "WORKS" means all works, designs, innovations, inventions, improvements, processes, get-up, trade marks and trade names.

                                     PART B

                             MAIN NON-MONETARY TERMS

1        JOB TITLE, NORMAL HOURS OF WORK, NORMAL PLACE OF WORK AND START OF
         EMPLOYMENT

         Your Job Title is specified in the Key Terms.

         Your normal working hours are specified in the Key Terms. However, you are required to work such additional hours as are reasonably necessary for the proper performance of your duties. You will not be paid for any hours worked in excess of your normal working hours.

         Your normal place of work is specified in the Key Terms. You will travel to such places inside or outside the United Kingdom as we may from time to time reasonably require, but you will not be obliged to reside or work outside the United Kingdom for a continuous period in excess of one month.

         The nature of your work is such that your working time cannot be measured or predetermined by us or can be determined by you. As such, the limit to working time of 48 hours per week on average will not apply to you.

         Your employment under the terms of this Agreement begins or began on the Effective Date set out in the Key Terms.

         Your Start Date of Continuous Employment is set out in the Key Terms.

2        DUTIES

         Your role, powers and duties will be those which the Board may from time to time properly assign to you, and you will report to the Line Manager specified in the Key Terms. You may be required to carry out additional duties or alternative, comparable roles either for us or the Group and either on a temporary or a permanent basis without additional remuneration.

         During your employment you will:

         (a) faithfully and diligently and to the best of your ability exercise such powers and perform such duties as the Board may require, and comply with all limitations, rules and regulations the Board may notify to you;

         (b) at all times endeavour to promote the interests and reputation of the Group;

         (c) subject to any consent given by us under Clause 3 below, devote the whole of your time, attention and ability to your duties; and

         (d) at all times keep us fully informed (in writing if so requested) of your conduct of our business or affairs and provide such explanations as we may require.

3        OTHER INTERESTS

         During your employment you will not, without first obtaining our written consent (and we will not unreasonably withhold our consent):

         (a)      undertake any other business or occupation; or

         (b) become a director, employee or agent of any other company or firm or person; or

         (c) hold a direct or indirect interest in any supplier or customer of any company in the Group; or

         (d) hold an interest in any other company or firm other than a shareholding in any company in the Group or a shareholding not exceeding 5% in a company listed on a recognised stock exchange unless we require you not to do so in any particular case on the ground that such other company is or may be carrying on a business competing or tending to compete with any business of the Group.

         During your employment you will not knowingly deal directly or indirectly in any shares of the Company or any company in the Group except in accordance with our Guide for Dealing in the Securities of The BOC Group plc for Directors and Designated Employees from time to time, which is set out and available to you on request.

                                     PART C

                                    BENEFITS

4        SALARY

         We will pay your Base Salary as set out in the Key Terms less tax, National Insurance contributions and any other withholdings or deductions required by law or agreed in advance.

         Your Base Salary accrues from day to day and we will pay this in equal instalments monthly in arrears direct to an account nominated by you.

         Your Base Salary includes any fees or remuneration to which you may be entitled as a director, nominee or representative of the Company or any company in the Group.

         Although we are not obliged to increase your Base Salary, it will be reviewed annually on 1 January and from time to time.

         By signing this agreement you hereby authorise us to deduct from your Base Salary any sums due from you to us.

5        BONUS AND INCENTIVES

         (a) You will be eligible to participate in the BOC Group Variable Compensation Plan in accordance with its terms from time to time. Bonus payments under the BOC Group Variable Compensation Plan will depend upon our business performance and your personal performance.

                  Bonus payments will be made less tax, National Insurance contributions and any other withholdings or deductions required by law. We reserve the right to vary, replace or withdraw the BOC Group Variable Compensation Plan at any time.

         (b) You may participate in our annual and long term incentive arrangements as notified to you from time to time. Your participation will be subject to the rules of any such annual and long term incentive arrangements. We reserve the right to vary, replace or withdraw the annual and long-term incentive arrangements at any time.

         (c) You will continue to be eligible to contribute to the BOC (Australia) Share Save Scheme.

6        SHARE OPTIONS

         If at any time you are granted options under a share option scheme of ours, those options will be subject to the rules of that scheme in force from time to time. The rules of any such option scheme will not form part of your contract of employment. If your employment terminates for any reason you will not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under any such scheme which you may otherwise have enjoyed.

7        CAR

         We will provide you with a car, or the equivalent financial benefit, in accordance with our Car Scheme and Car Holders Guide from time to time, which are set out and available to you on our intranet site. You may elect instead to receive a monthly cash allowance in lieu of a car.

         You will observe the provisions and conditions of any policy of insurance and our Car Scheme and Car Holders Guide in force from time to time.

8        PENSION

         You will continue to be eligible to participate in the BOC Gases Superannuation Fund (Australia) (the "Superannuation Fund") subject to its rules from time to time.

         Your salary for pensions purposes will be your base salary converted to AUS$.

         The salary for the purposes of this paragraph will be adjusted in line with any increases to your base salary from time to time.

9        EXPENSES

         We will reimburse any expenses reasonably incurred by you in the proper performance of your duties, subject to production of valid receipts with expenses claim documentation in accordance with our expenses policy.

10       HOLIDAYS AND HOLIDAY PAY

         Our holiday year runs from 1 January to 31 December.

         For each full calendar year you are entitled to the number of days' paid holiday set out in the Key Terms, in addition to public holidays. If you leave or join us during a calendar year, your holiday entitlement will be calculated on a pro rata basis.

         Where accrued holiday cannot be taken on termination of employment, payment in lieu of holiday will be made in accordance with your statutory entitlement under the Working Time Regulations 1998. Where you have taken holiday in excess of your holiday entitlement a sum equivalent to any salary received for holiday taken in excess of your holiday entitlement will be deducted by us from any sums due to you on the termination of your employment calculated on the basis of 1/260th of your current annual Base Salary for each day taken in excess of your holiday entitlement.

         Your holiday dates should be agreed in advance. Any holiday not taken in the calendar year in which it accrues may be carried into the following calendar year but must be used by the end of March in the following calendar year, after which it will lapse. No payment will be made in lieu of untaken holiday except on termination of employment.

         We may require you to take any unused holiday entitlement during your Notice Period or any period of Garden Leave, even if booked to be taken after the end of the Notice Period or any period of Garden Leave.

11       SICKNESS AND SICK PAY

         Subject to compliance with our sickness policy from time to time, if you are absent from work due to sickness you will be entitled to receive at our discretion Company sick pay (which includes statutory sick pay) in accordance with our sickness policy. Our sickness policy is set out and available to you on our intranet site.

         We may require you to undergo a medical examination by a medical practitioner appointed by us at any time. We will pay the costs of any such medical examination, and you agree that the medical report may be disclosed to and discussed with us.

         You are eligible to join our private medical insurance scheme, details of which are set out and available to you on our intranet site, subject to the rules of such scheme from time to time.

                                     PART D

                    CONFIDENTIALITY AND INTELLECTUAL PROPERTY

12       CONFIDENTIALITY

         You will at all times (both during and after the end of your employment) keep confidential all private information about the Company (or about any other company or business in the Group), including technical and financial information, which you may have acquired while in our employment. You will not use such information for your own benefit or for the benefit of any business not within the Group. You will keep such information confidential to yourself and your immediate supervisor, unless otherwise instructed by us. Such information includes (without limitation) the following:

         (a) the business methods and information of any member of the Group (including, without limitation, prices charged, discounts given to customers or obtained from suppliers, product development, marketing and advertising programmes, costings, budgets, turnover, sales targets and other financial information);

         (b) lists and particulars of the Group's suppliers and customers and the individual contacts at such suppliers and customers;

         (c) details and terms of our agreements with suppliers and customers;

         (d) secret manufacturing or production processes and know-how employed by any member of the Group or their suppliers; and

         (e) confidential details as to the design of the Group's or its suppliers' products and inventions or developments relating to future products.

         These restrictions will not restrict you from using your own personal skill in any business in which you may lawfully be engaged after termination of your employment.

         You will not, after the termination of your employment, or during your employment (except in the ordinary course of your duties), make any communication to the press or publish any material or include in any lecture or document any matter relating to us or any company in the Group, or any matters with which we or any company in the Group may be concerned, unless you have previously and on each occasion obtained permission from us.

13       INTELLECTUAL PROPERTY RIGHTS

13.1 All Company Works shall vest in and be owned by us immediately upon their creation. It will be part of your normal duties to:

         (a) consider in what manner and by what new methods or devices our products, services, processes, equipment or systems with which you are concerned or for which you are responsible might be improved; and

         (b) promptly disclose to us full details of any invention or improvement which you make or discover in the course of your duties including, without limitation, details of all Company Works; and

         (c)      further our interests

         with the intent that subject to applicable law we will be entitled to ownership of any Company Works and to the exclusive use of them free of charge and any third party rights.

13.2 If such rights do not vest immediately in us you agree to assign to us all of your right, title and interest in the Company Works together with all of your right, title and interest in any and all Intellectual Property Rights which exist in the Company Works.

13.3 If such rights do not vest immediately in us you agree to assign to us all future copyright in the Company Works and you agree that all such future copyright will vest in us by operation of law.

13.4 You irrevocably and unconditionally waive, in our favour, and in favour of our licensees and successors-in-title, any and all moral rights conferred on you in relation to the Company Works (existing or future) and any and all other moral rights under any legislation now existing or in future enacted in any part of the world. You will, at our request and expense, take all steps that may be necessary or desirable to us to enforce against any third party your moral rights in any of the Company Works.

13.5 You acknowledge that these covenants will be treated as good consideration and we will be the proprietor of any design which forms part of the Company Works.

13.6 Nothing in this Clause 13 shall be construed as restricting your or our rights under sections 39 to 43 (inclusive) of the Patents Act 1977.

13.7 You will not knowingly do anything to imperil the validity of any patent or protection or any patent application therefor relating to any of the Company Works but will at our cost render all possible assistance to us both in obtaining and in maintaining such patents or other protection.

13.8 You will not either during your employment or afterwards exploit or assist others to exploit any of the Company Works or any invention or improvement which you may make or discover in the course of your duties.

13.9 You irrevocably authorise us as your attorney for the purposes of this Clause 13 to use your name and to sign and to execute any documents or do any thing on your behalf (or where permissible to obtain the patent or other protection in our name or in that of our nominees in relation to any of the Company Works).

13.10 You will both during your employment under this Agreement and afterwards, at our request and expense, do all things and execute all documents necessary or desirable to give effect to the provisions of this Clause 13.

                                     PART E

                            TERMINATION OF EMPLOYMENT

14       NOTICE AND PAYMENT IN LIEU OF NOTICE

         In order to terminate your employment under this Agreement, you must give to us in writing not less than the Notice Period set out in the Key Terms.

         Subject to Clauses 16,17 and 18, you are entitled to receive from us in writing not less than the Notice Period set out in the Key Terms.

         After notice has been given in accordance with this Agreement or following any period of Garden Leave under Clause 15, we may at our discretion terminate your employment by paying you a sum in lieu of the unexpired portion of the Notice Period. Such payment will be made as soon as reasonably practicable and shall be equivalent to the aggregate of:

        (a)      your Base Salary;

        (b) your bonus (calculated by reference to the average of actual bonus payments, if any, over the previous two financial years);

        (c)      the cash allowance in lieu of your Company car;

        (d) your pension (calculated in accordance with the paragraphs below);

         each pro rata to the unexpired portion of the Notice Period, and shall be deemed to include compensation for any other payments or benefits which you might otherwise have received during the Notice Period, other than pension benefits (which are dealt with below). The payment shall be subject to deductions of income tax and National Insurance as appropriate, together with any amounts you owe to us. You will not under any circumstances have any right to receive a payment in lieu of the Notice Period unless we have exercised our option to do so.

         If your employment is terminated by paying you a sum in lieu of the unexpired portion of the Notice Period, you will also be entitled (subject to the rules of the SUPERANNUATION FUND from time to time) to benefits which are determined in accordance with the rules from time to time of the SUPERANNUATION FUND that apply to you at the date of termination but calculated as though you had a period of Membership (as defined in the rules of the SUPERANNUATION FUND) which was equal to your actual Membership plus the unexpired portion of the Notice Period. For the avoidance of doubt, in the event that your benefits fall to be calculated as Defined Benefits (as defined in the rules of the SUPERANNUATION FUND) the benefits will be based on your Final Average Salary (as defined in the rules of THE SUPERANNUATION FUND) at the date of termination.

15       GARDEN LEAVE AND SUSPENSION

         We may at any time or from time to time suspend you from the performance of your duties and/or exclude you from any of the premises of the Group:

         (a) during all or any part of your Notice Period (defined as a period of "GARDEN LEAVE") where we reasonably believe that you are, or will be at any time during your Notice Period, engaged, concerned or interested in any business concern in circumstances requiring our prior written consent under Clause 20.1; or

         (b) for no longer than one month at any one time, in circumstances in which we reasonably believe that you are guilty of misconduct or are in breach of this Agreement and in order that the circumstances giving rise to that belief may be investigated (defined as a period of "SUSPENSION").

         We are not obliged to give you any powers or duties or to provide any work for you. During any period of Garden Leave or Suspension we may appoint any other individual to perform your duties.

         Base Salary and other benefits will continue to be paid during any period of Garden Leave or Suspension.

         During any period of Garden Leave or Suspension, you will:

         (a) be bound by the provisions of this Agreement (including your obligation of confidentiality) and must continue at all times to conduct yourself with good faith towards us and not do anything that is harmful to us or any company in the Group;

         (b) not contact or deal with customers, suppliers or employees of any member of the Group or enter onto the premises of any member of the Group without the prior written consent of your Line Manager; and

         (c) remain available to perform any reasonable duties required by us; if you do not, we will not be obliged to pay your Base Salary and other benefits during any period in which you are not available.

16       DISMISSAL ON SHORT NOTICE

         If you become eligible for a Disability Income Benefit under the Superannuation Fund, we may terminate your employment by giving to you in writing not less than one half of the Notice Period set out in the Key Terms.

         If in our reasonable opinion you become permanently incapacitated by bodily or mental illness or accident from properly performing your duties, and you are not eligible for an ill-health pension, we may terminate your employment by giving to you in writing not less than the Notice Period set out in the Key Terms.

17       DISMISSAL WITHOUT NOTICE

         We may summarily terminate your employment without notice or any compensation or payment in lieu if you:

         (a) are convicted of any criminal offence other than a minor misdemeanour, or an offence under road traffic legislation for which a penalty other than imprisonment is imposed; or

         (b) commit any act of dishonesty or serious or persistent misconduct, any act of gross negligence or other material breach or non-observance of this Agreement; or

         (c) are declared bankrupt or enter into any arrangement with or for the benefit of your creditors; or

         (d) are guilty of conduct which is inconsistent with our interests or the interests of any company in the Group; or

         (e)      become a patient under any mental health statute; or

         (f) are or become disqualified from being a director by reason of an order made by any competent court (except a court of a country or jurisdiction which the parties may agree, from time to time, as being excluded from this provision).

         Your entitlements to Base Salary and all other benefits will cease on the day your employment is summarily terminated.

18       RETIREMENT

         Your employment will terminate automatically on the date when you reach your Normal Retirement Age, as set out in the Key Terms.

         If the date when you reach your Normal Retirement Age occurs prior to the expiry of the Notice Period, then you will only be entitled to receive such notice (or payment in lieu of notice) for the period up to that date.

                                     PART F

            AFTER TERMINATION OF EMPLOYMENT / WHILST ON GARDEN LEAVE

19       RETURN OF PROPERTY; RESIGNATIONS FROM OFFICE; TRANSFER OF SHARES

         Unless otherwise agreed, at the end of your employment or on your being put on Garden Leave for whatever reason you must return all documents, computer files or tapes, credit cards, computers, mobile phones, company cars and all other items of property in your possession or control belonging to, or containing any confidential information of, us or any company in the Group or its customers or suppliers.

         At the end of your employment or on your being put on Garden Leave for whatever reason you must on request:

         (a) resign any directorship or other office held by you in the Company or any company in the Group; and

         (b) transfer to us or as we may direct any shares or other securities held by you as nominee or trustee for the Company or any company in the Group without payment in either case.

         If you fail to do so within one week of request, you irrevocably authorise us as your attorney to appoint a person in your name and on your behalf to execute any documents or do any things necessary for such purpose(s).

20       RESTRICTIONS

20.1     NON-COMPETITION

         Without prejudice to any other provision of this Agreement you will not without our prior written consent directly or indirectly at any time within the Relevant Period engage or be concerned or interested in any business concern which (a) competes or (b) will at any time during the Relevant Period compete with the Business. This clause will not restrain you from being engaged or concerned in any business insofar as your duties or work shall relate solely:

         (i) to geographical areas where the business concern is not in competition with the Business; or

         (ii) to services or activities of a kind other than involving the Relevant Goods or Services.


20.2     NON-SOLICITATION AND NON-DEALING

         You will not without our prior written consent directly or indirectly at any time within the Relevant Period:

         (a)      solicit the custom of; or

         (b)      facilitate the solicitation of; or

         (c)      do business with


         any Relevant Customer in respect of any Relevant Goods and Services; or

         (a)      solicit the custom of; or

         (b)      facilitate the solicitation of; or

         (c)      do business with


         any Prospective Customer in respect of any Relevant Goods and Services; or

         (a)      interfere; or

         (b)      endeavour to interfere,

         with their continuance of supplies to us and/or any company in the Group (or the terms relating to those supplies) by any Relevant Supplier.

20.3     NON-ENTICEMENT

         You will not without our prior written consent directly or indirectly at any time during the Relevant Period:

         (a)      entice away from us or any company in the Group; or

         (b)      endeavour to entice away from us or any company in the Group;
                  or

         (c)      employ or engage; or

         (d)      endeavour to employ or engage

         any Key Personnel.


20.4 The provisions of this Clause 20 shall constitute severable undertakings given for our benefit and the benefit of each company in the Group and may be enforced by us on behalf of any of them.

20.5 You will not at any time after the end of your employment directly or indirectly represent yourself as being in any way connected with or interested in the business of the Group (except, if it be true, as a shareholder of the Company or as a director of the Company).

20.6 You acknowledge that the restrictions contained in this Clause 20, in view of the nature of the businesses in which the Group is engaged, are reasonable and necessary in order to protect the legitimate interests of the Group.

                                     PART G

                                  OTHER MATTERS

21.      DIRECTORSHIP

         You will not except with our consent during your employment resign your office as a director of the Company or any company in the Group or do anything which could lead to you being disqualified from continuing to act as a director.

22.      DISCIPLINE AND GRIEVANCE

         The disciplinary rules applicable to your employment can be found in our disciplinary policy and may be varied by us from time to time. Our disciplinary policy does not form part of your contract and is not legally binding on us.

         In the event that you are dissatisfied with any disciplinary action taken against you or have any grievance relating to your employment you should refer the matter to the appropriate person or committee specified in our grievance procedure, who or which will give you a full and fair hearing and whose decision will be final and binding.

         Our disciplinary policy and grievance procedure are set out and available to you on our intranet site.

23.      NOTICES

         Any notice to be given under this Agreement may be given either personally or by registered post:

         o        to us at our registered office for the time being; or

         o        to you at your last known address.

         Any notice given by post will be effective on the second day (Sundays excepted) after it is posted. In proving that it was effective, it will be enough to prove that the notice was properly addressed and posted as a pre-paid first class letter.

24.      OTHER AGREEMENTS

         You acknowledge that there are no other agreements or arrangements whether written, oral or implied between the Company or any company in the Group and you relating to your employment; all such previous agreements or arrangements are cancelled. You are not entering into this Agreement in reliance on any representation not set out in this Agreement.

25.      COLLECTIVE AGREEMENTS

         There are no collective agreements with trade unions which directly affect your terms and conditions.

26.      DATA PROTECTION

         You consent to us and the Group holding and processing both electronically and manually the data it collects which relates to you for the purposes of the administration and management of its employees and its business and for compliance with applicable procedures, laws and regulations. You also consent to the transfer of such personal information to other offices we or the Group may have or to other third parties whether or not outside the European Economic Area for administration purposes and other purposes in connection with your employment where it is (in our view) necessary or desirable for us to do so.

         You are also referred to our data protection policy, which is set out and available to you on our intranet site.

27.      GOVERNING LAW

         This Agreement will be governed by and construed under English law and the Courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement.

                                   SCHEDULE 1

         INTERNATIONAL POLICY

         This Schedule supplements the main terms and conditions of your employment set out in the main body of this Agreement and should also be read in conjunction with "Going Global with BOC - Your Guide to International Assignments" (the "Guidebook") from time to time, which is set out and available to you on our intranet site. You should read the Guidebook for a full explanation of the policies covering international assignments and definitions of the various terms used in this Schedule.

         DEFINITIONS

         In this Schedule:

         "Company" means the BOC Group plc

         "Home Country" means UK

         "Host Country" means Singapore

         COMMENCEMENT

         The proposed Start Date is set out in the Key Terms and is subject to prior receipt of:

         - any required work permit,

         - visas for you and the members your family accompanying you and any other authorizations which may be necessary, and

         - satisfactory medical reports for you.

         In the event that there is a delay to these formalities it may be necessary to re-arrange the proposed Start Date.

         DURATION

         The Assignment is to enable you to undertake of the duties of Chief Executive Officer, Process Gas Solutions, for such period as the Company requires. During the Assignment, your office location will be [DETAILS] or such other locations as we may from time to time require, and you will report to Mr A E Isaac, Chief Executive. Subject to the provisions of paragraphs 14,16,17 and 18, the assignment is expected to be for a period of 3 years from the Start Date but this period may be varied subject to mutual agreement between you and the Company.

         OBLIGATIONS OF THE ASSIGNMENT

         You must devote the whole of your working time and attention to the assignment and in consequence you are not permitted to engage in any other business activity in your host country or any other occupation undertaken for profit or gain.

         You will be expected to comply with local conditions of employment and administrative procedures including safety regulations, local working hours, works rules, and business expense claims.

         As a representative of BOC you will be expected to comply with the local laws, customs and regulations in your host country.

         SPONSORSHIP

         The Company sponsor for the purposes of this assignment will be the Group HR Director. The sponsor's role is described in the Guidebook. If you accept this offer you should arrange a meeting with your sponsor prior to commencing the assignment.

         REMUNERATION

         Your notional salary will be Pound Sterling300,000 per annum.

         Your assignment salary has been calculated using a market rate approach and is set out in the main body of this Agreement (your "Base Salary"). Your assignment salary will be paid in Singapore Dollars at an initial exchange rate of 2.7819 Singapore Dollars to 1 UK Pound Sterling . The exchange rate will be reviewed annually on 01 January.

         Although we are not obliged to increase the Assignment Salary, it will be reviewed annually on 01 January and from time to time.

         BONUS

         Your bonus arrangements will continue as specified in your contract of employment, but will be based on the Assignment Salary, and will be made after prior deduction of Host Country hypothetical tax at the appropriate marginal rate.

         TAX ADVICE

         At the Company's expense, at the beginning of your assignment you will obtain tax advice from PricewaterhouseCoopers with respect to the relevant tax obligations. During your assignment, the Company will pay for relevant tax preparation assistance and tax reconciliation through PricewaterhouseCoopers.

         Subject to any local restrictions you may choose how you split the payment of your Base Salary between Home Country and Host Country currency, in line with the Guidebook.

         HOLIDAY AND TRAVEL ARRANGEMENTS

         Your annual contractual holiday arrangements will continue. In addition, you will be entitled to public holidays as observed by the Company.

         The Company will provide you and the accompanying members of your family with annual business class return air tickets to Sydney, Australia. You may alternatively choose to be provided with an Annual Travel Budget as described in the Handbook. The Company will provide details of your Annual Travel Budget once you have commenced your assignment.

         MEDICAL COVER

         You and your family, whether resident in Singapore or elsewhere, will be covered for medical costs during the assignment under the BUPA International Scheme. Subject to the prior approval of your host company, costs for essential medical and dental treatment not covered under the scheme will be reimbursed. Any medical or dental costs you would normally expect to be personally liable for in Australia may be excluded.

         You and your family will cease to be covered by the BOC Group Medical Insurance Scheme from the time you take up the assignment.

         If you are absent from work due to illness or injury, you will continue to receive assignment salary and local benefits (less any Social Security benefits to which you may be entitled either in your Singapore, UK or Australia) for the first twelve weeks of such absence. Thereafter your host company may, at its discretion, ask me to terminate this assignment and repatriate you to a location to be determined,

         You are responsible for claiming benefits to which you are entitled in your Singapore, UK or Australia.

         In the event of the death or serious illness of a member of your or your wife's immediate family, your host company will provide you with a business class return air fare for compassionate leave.

         RELOCATION AND REPATRIATION

         The Company will provide business class air fares for you, and the members of your accompanying family, between your Host Country and Sydney, Australia at the end of your assignment or your employment, if your employment is terminated by the Company, except in accordance with Clause 17 of this Agreement.

         The cost of shipping a reasonable quantity of personal effects from the Host Country to Sydney, Australia will also be covered in accordance with the Guidebook.

         The Company will pay to you a disturbance allowance at the end of your assignment (including where your employment is terminated in the circumstances set out above) equivalent to one month's Base Salary. This is assigned to cover incidental expenses such as mail-diversion, movement of personal effects, etc.

         HOST COUNTRY HOUSING

         The Company will provide you with furnished accommodation and meet related costs in accordance with the Local Policy Schedule.

         You are responsible for the provision of soft furnishings including linen, kitchenware, crockery, glassware and minor electrical equipment.

         HOME COUNTRY HOUSING

         Neither the Host Company nor the Home Company assumes any responsibility for the disposal, renting, maintenance or any other matter relating to any real property that you may own, rent or purchase in your Home Country or elsewhere.

         CHILDREN'S EDUCATION

         The Host Company will pay for private schooling for your children, as agreed with your Home Country Manager.

         HOME COUNTRY-SPECIFIC TERMS AND CONDITIONS

         You will continue to be eligible for the retirement, savings investment, and all other benefit plans for which you were eligible if you were not on assignment. Your contributions for these plans will be based on your notional base salary (or, in the case of pension, your notional salary for pension purposes as set out in paragraph 8 of the Agreement), and deductions will be made accordingly from that part of your salary paid in your Home Country.

         During this assignment you will continue to be covered by the BOC Group Personal Accident and Injury Scheme (which is, for the avoidance of doubt, in place of any comparable or similar cover that was formerly provided to you by the Company).

         COMPLETION OF ASSIGNMENT

         It is the Company's expectation that on successful completion of this assignment, you will move on to a position which will enable you to continue to develop your career and where BOC can benefit from the skills and experience you acquire while on assignment.

         The processes in place to facilitate this objective are described in the Guidebook.

         On return to your Home Country following successful completion of the assignment you will revert to your Home Company terms and conditions of employment as set out in the contract of employment dated 6 December 2002 (but subject to your notional salary for the time being), and the additional benefits associated with your assignment will cease to apply.

         In extreme circumstances it may not be immediately possible to offer you an appropriate on-going position at the end of the assignment. If this is the case you will be guaranteed employment from the date of your return to your Home Company at your then notional salary and on the standard Home Company terms and conditions for the lesser of six months or until you secure another position. During this period every effort will continue to be made to place you in a suitable on-going position.

         In the unlikely event that no suitable on-going employment opportunity has been found at the end of six months, normal severance and notice conditions will apply.

         EARLY TERMINATION OF ASSIGNMENT

         Your assignment may be terminated early if:

         - you give not less than 3 months' written notice to your Home Company; or

         - the Company gives written notice to you to take effect either immediately or at any time stated in the notice if in the absolute discretion of the Company, for any reason (including, but not limited to sickness or other incapacity), it is impracticable or undesirable for the assignment to continue; or

         - your employment is terminated in accordance with Clause 17 of this Agreement.

         On early termination of the assignment by the Company:

         - repatriation arrangements will apply as if the assignment had been completed; and

         - you will be reimbursed for unavoidable expense incurred as a result of termination for a maximum period of 3 months from repatriation.

         Where termination results from notice given by you or in accordance with Clause 17 of this Agreement, you will be responsible for all arrangements and costs associated with your repatriation.

         IN WITNESS whereof this Agreement has been signed by or on behalf of the parties to it on the day and year first before written.

         Signed by......................              A E Isaac
         for and on behalf of
         the Company
         in the presence of:

         Witness R K Lourey

         Name    R Lourey

         Address Wimbledon

         I CONFIRM THAT I have read and understood Sections 1 and 2, and
         Schedule 1, and on that basis I accept the terms and conditions contained in this Agreement.

         Signed by you.................              J Bevan
         In the presence of:


         Witness R K Lourey

         Name    R Lourey

         Address Wimbledon

20 May 2003


Mr Andrew Bonfield
199 Highland Terrace
Princeton
NJ 08540
USA

Dear Andrew

The following sets out the principal terms of your appointment as a non-executive director of The BOC Group plc ("the Company"). Nick Deeming, Company Secretary, will be in touch shortly to make arrangements with you for your induction programme:

1.     TERM OF OFFICE

Your appointment as a non-executive director of the Company is effective from 29 July 2003 and is on the terms, and subject to, the conditions of the Company's Articles of Association. Accordingly, it may be terminated pursuant to the terms of the Articles.

You will initially hold office until the next Annual General Meeting which is to be held on 23 January 2004 and you shall then be eligible for re-election by the shareholders. Your term of office will then expire when you retire by rotation in accordance with the Articles of Association, currently expected to be at the Annual General Meeting in 2007. At that time, however, it may be agreed by you and the Board that you stand for re-election by the shareholders for a second term.

On termination of your appointment, you undertake to resign from all offices held by you in any companies forming part of The BOC Group.

As a non-executive director you are not an employee of the Company and, for the avoidance of doubt, you accept and agree that you will have no claims against the Company or any company forming part of The BOC Group (each a "Group Company") on termination of your appointment subject only to the terms set out in paragraph 3 below.

2.     DUTIES

Your duties as a non-executive director include, but are not limited to, attendance at all Board meetings, the Annual General Meeting and meetings of board committees to which you are appointed. You may also be requested to attend meetings with third parties.

The schedule of Board meeting dates for the remainder of 2003 and for 2004 are attached (Appendix 1). You will note that one board meeting each year is held at an overseas BOC site location, with another held at a business site in the UK. The remaining meetings are held at the corporate head office in Windlesham. The Annual General Meeting is normally held in London on the third Friday in January.

You are invited to become a member of the Audit Committee, Nomination Committee and Management Resources Committee. The Audit Committee will meet four times a year, the Nomination Committee as required and the Management Resources Committee meets immediately prior to most Board meetings.

We would anticipate a time commitment of 20 days per annum after your induction programme, to enable you to fulfil your duties. You have indicated that you consider you have sufficient time to devote to your BOC duties when taken with your other business commitments. Should your commitments change during your term of office you should advise either myself or Nick Deeming as soon as practicable.

At all times you will use your best endeavours to promote the interests of the Company. You should note that the Company currently maintains indemnity insurance for its directors, a summary of which is contained in section 15 of the attached folder.

3.     FEES AND EXPENSES

Non-executive director fees will be paid at the rate of Pound Sterling37,000 per annum of which Pound Sterling7,000, after tax, will, pursuant to an agreed process, be invested in The BOC Group plc Ordinary shares. This sum will be deemed to accrue from day to day, will be payable in equal monthly instalments in arrears and is subject to deductions of national insurance and income tax under the Inland Revenue PAYE regulations. You will also be reimbursed by the Company for all expenses necessarily incurred in performing your duties.

4.     INDEPENDENT PROFESSIONAL ADVICE

You may also claim the reasonable costs of any independent professional advice which you, with or without other directors of the Company, have properly taken in the best interests of the Company as to the nature or ambit of your duties as a non-executive director. In any such case you should discuss the issues with me in advance, or if this is not deemed appropriate, then with one or more of your non-executive colleagues. A brief summary of the subject matter on which you intend to seek advice, and the name of the proposed advisers, should also be first furnished to the Company Secretary. Thereafter, the advice when obtained by you should be made available to your other directors.

5.     CONFIDENTIAL INFORMATION

At all times during, and after the termination, of your appointment as a director of the Company you must not use for your own purposes or for another's benefit or disclose to any third party any confidential information about The BOC Group.

Confidential information means details about the business, prospective business, technical processes, computer software, intellectual property rights or finances of The BOC Group, or any combinations of these matters, including without limitation, price lists, details of customers and suppliers, information relating to research and development, marketing strategies and tactics which may come into your possession by virtue of your appointment and which the Company regards, or could reasonably be expected to regard as confidential, whether or not such information is marked as such.

All confidential information and all other documents, papers and property relating thereto (on whatever media or wherever located) which may have been made or prepared by you, or at your request or have come into your possession or under your control in the course of your appointment or which relate in any way to The BOC Group, the business (including prospective business) or affairs of The BOC Group or of any customer, supplier, agent distributor or sub-contractor of The BOC Group shall as between the Company and you be deemed to be the property of the Company. You will return to the Company all such documents and other property including all copies immediately upon the termination of your appointment or at any earlier time on demand.

You will immediately inform the Company if you become aware of the possession, use or knowledge of any confidential information by any person not authorised to possess, have use or knowledge of that information, whether during or after your appointment and will, at the Company's request, provide such reasonable assistance as is required to deal with such an event.

All such confidential information should not be disclosed unless or until it enters the public domain, other than by breach of the terms of this letter, is obtained from a third party who is lawfully authorised to disclose such information, or is authorised for release by prior written consent of the Board. Notwithstanding this, you are not prevented from disclosing confidential information where it is required to be disclosed by law or any regulatory or government authority.

6.     REGULATORY REQUIREMENTS

It is a requirement under the Companies Act 1985 for a company to maintain a register showing certain personal particulars of its directors. These details must also be filed with the Registrar of Companies.

A Register of Directors' Interests must also be maintained pursuant to the Companies Act 1985. Any interests held by you or connected persons in the shares and options of the Company must be recorded. All changes to these interests must also be notified to the Company and recorded throughout your directorship of the Company. A more detailed overview of the requirements of the UK Companies Act and UK Listing Authority is contained in section 21 of the attached folder.

A personal details form is enclosed for your completion (Appendix 2) which will provide all the necessary information to comply with the various regulations. When completed return the form to our Company Secretarial Department.

The information will be used to make the necessary declarations and register entries and to produce the Form 288(a) which will be sent to you for signature to indicate your consent to act as a director. This form will then be filed with the Registrar of Companies. This must be done within 14 days of the date of your appointment.

Attached is a copy of the Directors' Reference Binder which contains information likely to be useful to you in connection with your appointment as a director of the Company.

7.     DATA PROTECTION ACT

The Company, in connection with the administration of this appointment and your directorship, will have to hold and process certain personal data relating to you. Your signature to this letter will be taken as your consent to that processing.

8.     DIRECTORS' QUALIFICATION SHARES

Pursuant to the Company's Articles of Association, as a director you are required to hold 500 ordinary shares in The BOC Group plc registered in your own name (not in a nominee name or jointly with any other person). If you do not already hold shares in the Company which would meet this requirement, the shares must be acquired within two months of the date of your appointment subject to the regulations on dealing in the Company's securities set out in the next paragraph.

When you wish to purchase the shares, using our brokers, Cazenove & Co Ltd, in London may be the easiest way. Should you wish to use Cazenove their contact details can be obtained from the Company Secretarial Department (01276 807759).

9.     DEALING IN BOC SECURITIES

There are a number of legal and regulatory requirements that restrict the dealing by directors in the securities of the Company. These are explained in more detail in sections 17 and 18 of the enclosed Directors' Reference Binder. However you should be aware that in advance of any dealing, permission must be obtained from the Chairman or Chief Executive using a 'Request for Permission to Deal in the Securities of The BOC Group plc' form enclosed. Such request should be sent via the Company Secretarial Department who will arrange for the request to be reviewed and the consent, or refusal, to deal decision to be communicated to you.

If consent is given, you should deal promptly and in any event within 3 working days from receipt of the permission. If you delay by more than 3 working days, you must reapply for permission to deal.

As a listed company, The BOC Group plc is subject to the Model Code set out in the UKLA Listing Rules. The Model Code restricts the periods during which directors may deal in a company's securities. You should be aware that the next open periods for dealing will be from 15 May to 4 July and then 6 August to 30 September.

Upon completion of the transaction full details must be reported immediately to the Company Secretarial Department using the 'Notification of Dealing in Securities of The BOC Group plc' form enclosed. This information will be used to make the necessary notification to a regulatory information service as required by the UKLA Listing Rules.

10.    NOTICES

All notices must be given in writing and may be given by personal delivery, post or fax. Notice served by you on the Company should be sent to the Company's registered office. Notices served by the Company on you will be sent to your last known address.

Notices will be deemed to have been served:

(a)    if hand delivered, at the time of delivery; or

(b) if sent by fax, twelve hours after being transmitted (excluding weekends and public holidays) subject to satisfactory confirmation of transmission; or

(c) if sent by post, two days after posting (excluding weekends and public holidays).

11.    GOVERNING LAW

This appointment and the terms of this letter shall be governed by and construed in all respects in accordance with English law.

Yours sincerely

Rob Margetts

Chairman
encs



I acknowledge, and agree to, the principal terms of my appointment as a non-executive director of The BOC Group plc as set out above.

Signed: A R J Bonfield                   Date: .........3 June 2003.........

                            Dated 19th November 2002

                                THE BOC GROUP PLC

                               Anthony Eric Isaac

                     --------------------------------------

                                SERVICE AGREEMENT

                     --------------------------------------

THIS AGREEMENT is made on the 19th day of November 2002

BETWEEN

THE BOC GROUP PLC, a company incorporated under the laws of England and Wales with registered number 22096 and with registered office Chertsey Road, Windlesham, Surrey GU20 6HJ (the COMPANY); and

Anthony Eric Isaac, Sweetbriar, 38 Cranley Road, Burwood Park, Walton-on-Thames, Surrey KT12 5BL (THE EXECUTIVE).

IT IS AGREED as follows:-

DEFINITIONS

1.     In this Agreement:

EFFECTIVE DATE means 19th November 2002;

EMPLOYMENT means the employment established by this Agreement;

GROUP COMPANY means any or, where the context so admits, all of (i) any holding company of the Company from time to time, (ii) any subsidiary of the Company or of any such holding company from time to time and (iii) any other company which is a "related company" in the consolidated accounts of the Company and its subdivisions;

HOLDING COMPANY, SUBSIDIARY, SUBSIDIARIES shall have the meanings given by section 736 of the Companies Act 1985 (as amended).

EMPLOYMENT AND DUTIES

2.1 The Company shall employ the Executive and the Executive shall serve the Company as Chief Executive.

2.2 The Employment shall begin on the Effective Date and shall continue unless and until terminated by the Company or the Executive (as appropriate) in accordance with clauses 8.4 or 11.

2.3 The Executive's employment with any Group Company counts as part of the Executive's period of continuous employment for statutory purposes, which period began on 17 October 1994.

2.4 During the Employment the Executive shall not act as director, employee or adviser to any other company, firm or organisation or engage in or carry on for profit or gain any other trade, business or occupation except with the previous consent in writing of the Company.

2.5 The Executive shall perform his duties hereunder at the offices of the Company at Chertsey Road, Windlesham, Surrey or at such other location within a 15 mile radius of Windlesham as the Company may from time to time require. The Executive shall not be obliged (except for visits in the ordinary course of his duties) to reside outside the United Kingdom.

SALARY & BONUS

3.1 The salary of the Executive shall be Pound Sterling630,000 per annum payable monthly in arrears or such higher sum as the Company may from time to time determine. The salary shall be subject to deduction for contributions to the Company's pension fund, deductions required by law and any other deduction which the parties may from time to time agree. The Company reserves the right to deduct from the Executive's salary any amount of national insurance benefits receivable by the Executive in case of sickness. Payment shall be made direct to the Executive's bank.

3.2 The Executive shall participate in such annual and long term incentive arrangements as the Management Resources Committee of the Board shall, from time to time, determine and participation in any such arrangements shall be subject to the Rules in place from time to time. The Company reserves the right to vary, replace or withdraw annual and long term incentive arrangements at any time.

HOURS OF WORK

4. The normal business hours of the Company, 37 hours per week, shall apply to the Executive, unless advised to the contrary, provided that the Executive shall work such other hours as may be necessary or appropriate from time to time to carry out his duties properly and effectively. The Executive shall devote the whole of his working time, attention and abilities exclusively to the business of the Company and shall in all respects obey and conform to the regulations from time to time issued by the Company and applicable to him and shall at all times faithfully serve the Company and the Group Companies and use his best endeavours to promote the interest thereof. The nature of your work is such that your working time cannot be measured or predetermined by us or can be predetermined by you. As such, the limit to working time of 48 hours per week on average will not apply to you.

HOLIDAYS

5. Subject always to the requirement of the business, the Executive's annual holiday entitlement shall normally be 25 working days in each calendar year to be taken by prior arrangement with the Company and the statutory holidays normally observed by the Company. The Executive's entitlement to any holiday which is not taken by the Executive in the course of the calendar year in which it accrues shall lapse on expiry of the said year. No payment is made in lieu of holidays not taken and the Executive is not entitled to payment in lieu of holiday other than on termination of the Employment.

COMPANY CAR AND EXPENSES

6.1 To assist the Executive in carrying out his duties under the Employment, the Company shall during the Employment provide him with a car appropriate (in the opinion of the Company) to his responsibilities and position in the Company. The replacement of such car will be in accordance with the Company's car policy in force from time to time.

6.2 The Executive will take good care of the vehicle and will procure that the provisions and conditions of any policy of insurance are observed in all respects and will comply in full with the provisions of the Company's car policy in force from time to time. In the event of any failure on the part of the Executive to comply with the provisions of this clause 6.2 or if at any time the Executive loses his driving licence, the Company reserves the right to require the Executive to return his company car, and shall be under no obligation to provide any replacement benefit.

6.3 The Company shall reimburse the Executive for all entertaining, travelling, hotel and other out of pocket expenses reasonably and properly incurred by him in or about the discharge of his duties hereunder.

PENSION SCHEME AND HEALTH SCHEME

7.1 During the Employment the Executive shall be eligible to belong to the Senior Executive Pension Scheme Level B up to the limit prescribed for "capped" employees. In addition, it is the intention of the Company that he will be covered by the terms of the BOC Group Capped Earnings Pension Plan, on the basis set out in the attached Schedule A. In the event that the Company is unable to fully implement Schedule A, it will establish alternative arrangements designed to achieve a similar outcome. The Executive will also be eligible to belong to the BOC Personal Accident Benefit Scheme. The Executive shall be eligible to belong to the schemes referred to in this clause 7 under the rules of the said schemes from time to time. Nothing contained in this Agreement shall limit or restrict the rights of the Executive under these schemes. A contracting-out certificate is in force in respect of the Employment. Further details of the pension scheme and accident scheme may be obtained from the Pensions Department at Guildford.

7.2 During the Employment, the Executive and his immediate family shall be entitled to membership in the medical insurance scheme in force at any time and from time to time.

SICKNESS

8.1 If the Executive is absent from work as a result of sickness or injury he will notify the Chairman by telephone as soon as practicable on the first day of his absence or in the event of his being unable to do so as soon as reasonably practicable thereafter. A medical certificate signed by a practising medical practitioner must be submitted to the Personnel Department if the Executive is absent from work as a result of sickness or injury for more than 8 working days.

8.2 The Company will, subject to receipt of the appropriate certificate(s) in accordance with clause 8.1 and subject to the provisions of clause 8.4 below, continue to pay the Executive at his normal rate of pay during any periods of absence through sickness or injury subject to the provisions of clause 3 above.

8.3 The Executive will not be entitled to be paid in respect of any period during which he has been absent without leave.

8.4 In the event of the Executive in the opinion of the Company becoming permanently incapacitated by bodily or mental illness or accident from properly discharging his duties as they were immediately prior to the said incapacity the Company may by twelve months' notice in writing terminate the Employment.

8.5 Statutory sick pay ("SSP") will be paid by the Company where appropriate in accordance with the legislation in force at the time of absence. Any payment made by the Company under the foregoing provisions will also discharge its obligations to pay SSP. Further details of payment of SSP and of the requirements concerning notification of absence due to sickness can be obtained from the Personnel Department.

GRIEVANCE AND DISCIPLINARY PROCEDURES

9.1 A copy of the disciplinary rules and procedures of the Company in force from time to time can be obtained from the Group Personnel Department at Guildford. These rules and procedures do not form part of this Agreement and may be amended from time to time.

9.2 If the Executive either is dissatisfied with any disciplinary decision relating to him or wishes to seek to redress any grievance relating to the Employment he should appeal to the Chairman of the Company who will afford to the Executive the opportunity of a full and fair meeting and whose decision shall be final and binding.

SUSPENSION

10. Subject to Clause 11.3, the Executive may be suspended by a resolution of the Management Resources Committee of the Company on full pay from the Employment at any time, provided that such suspension shall be for a period no longer than three months at any one time.

TERMINATION

11.1 The Employment may be terminated forthwith on written notice in the event of serious neglect or misconduct on the part of the Executive or breach of any term of this Agreement, in particular any breach of Sub-Clauses 14.1, 14.2 14.3,14.5 and 14.6 or any conduct of the Executive inconsistent with the interests of the Company or any Group Company or in the event of an order disqualifying the Executive from acting as a Company Director. In the event of the Employment being terminated by the Company pursuant to this Clause 11.1, the Executive shall not be entitled to receive any payment from the Company except in respect of salary accrued due to the date of such termination.

11.2   In addition to the Company's entitlement pursuant to sub-clauses 8.4 and
       11.1 above of this Agreement and subject to the provisions of sub-clauses
       11.6 below, the Company may terminate the Employment at any time by, at its sole and absolute discretion, either:

       (a) giving the Executive one years written notice of termination of the Employment ( the "Notice Period"); or

       (b) paying the Executive at any time a sum in lieu of the unexpired portion of the Notice Period. Such sum shall be equivalent to the salary payable under paragraph 3.1 of this Agreement, bonus (payable by reference to the average of actual bonus payments, if any, over the previous two financial years provided that, where your employment is terminated in accordance with this paragraph within five years of the date of this Agreement, this amount will be no less than the average of the actual bonuses paid for the Company's financial years 2000/01 and 2001/02) and a cash allowance in lieu of company car (each pro-rata to the unexpired portion of the notice period), and enhancing the pension benefits payable to or in respect of the Executive by calculating those benefits as if the Executive's pensionable service terminates at the end of the period by reference to which salary in lieu is paid.

       Where your employment continues during all part of the Notice Period then, for the purpose of the calculation of any bonus payment for such period, your personal performance rating will not be less than the average of your personal performance ratings over the previous two financial years.

       Where your employment is terminated by the Company in accordance with this paragraph 11.2 then, for the purpose of the exercise of share options granted prior to the date of this Agreement, you will be deemed to cease to be an Executive on the date 12 months after the expiry (or notional expiry) of the Notice Period.

11.3 Notwithstanding the provisions of clause 10 above, the Company shall have the right at any time, after either party has given notice of termination of the Employment, to require the Executive not to attend at any place of work or otherwise to suspend him from the performance of any duties or obligations hereunder.

11.4 The Employment shall terminate in any event without notice upon the Executive attaining his retirement age on 30th June 2005 (the "Retirement Date"). If the Retirement Date occurs prior to the expiry of the Notice Period, then the Executive will only be entitled to receive such notice (or payment in lieu of notice) for the period up to that date. The Employment may be extended beyond the Retirement Date by prior mutual agreement between the Company and the Executive.

11.5 The Company's right to make or procure a payment under the provisions of paragraph (b) of sub-clause 11.2 above is subject to the following:-

       (a) the Company may deduct from such payment an amount equal to any sum owned by the Executive to the Company or any Group Company;

       (b) the Company may deduct from such payment such amount as it may be required by law to so deduct before making such payment (including without limitation deducting income tax and national insurance); and

       (c) the Company may require the Executive, before making any payment as above, to enter into such agreement as the Company may reasonably require whereby: (a) the Executive validly and effectively waives each and every claim the Executive has or may have against the Company and any Group Company and any of its or their directors or officers arising out of the termination of the Employment; and (b) confirming that the provisions contained in clauses 12,13 and 14 of this Agreement remain in full force and effect, notwithstanding the termination of this Employment.

11.6 Notwithstanding the foregoing, references in this clause 11 to one year shall be construed as references to any shorter period that expires upon the Retirement Date.

11.7 The Executive may terminate the Employment upon six months' notice in writing expiring at any time.

11.8 Termination of this Agreement pursuant to sub-clause 8.4 above or this clause 11 shall not affect the Executive's entitlement to any accrued right or benefit under the rules from time to time of the schemes referred to in clause 7.

EMPLOYEE'S POSITION AS DIRECTOR

12.1 In the event of the Executive being or becoming a Director of the Company or of any Group Company then he shall be deemed to hold such directorships upon the terms of the Articles of Association of the Company concerned but at the same time to hold his executive appointment under the terms of this Agreement. Nothing in this Agreement shall affect any rights under the Articles of Association of the Company concerned to remove the Executive from his said directorship. Following such termination of any directorship the Executive shall continue to serve under the terms of this Agreement.

12.2 Upon termination of the Employment whether lawfully or in breach of contract, or on suspension in accordance with Clause 11.3, the Executive shall, at the request or of the Company, forthwith in writing under seal resign his position as a director of any Group Company without compensation for loss of office as such director, and should the Executive fail to do so, he hereby irrevocably authorises the Company to appoint some person in his name and on his behalf to sign any documents and do all things necessary or requisite to give effect thereto.

COMPANY PROPERTY

13. On termination of the Employment the Executive shall, unless otherwise agreed, forthwith return to the Company any correspondence, documents, data and other property and information relating to the Company or Group Companies or their affairs remaining in the Executive's possession or under his control.

RESTRAINT ON THE ACTIVITIES OF THE EXECUTIVE

14.1 The Executive shall keep secret and shall not at any time (whether during the Employment or after the termination of the Employment) use for his own or another's advantage, or reveal to any person, firm, company or organisation, and shall use his best endeavours to prevent the publication or disclosure of any of the trade secrets, business methods, computer systems or information which the Executive knew or ought reasonably to have known to be confidential concerning the business or affairs of (i) the Company, (ii) any Group Company, or (iii) any of its or their customers, so far as they shall have come to his knowledge during the Employment until the same has become public knowledge without fault on the part of the Executive. This obligation shall include (but not be limited to) information of a secret or confidential character relating to the plans, trade or business of the Company or any Group Company or to the methods, processes, formulae, appliances, machinery or plant used by either it or them and any experiments or research carried out by it or them or by any person in its or their employment. The restrictions contained in this clause shall not operate so as to prevent the Executive from using his own personal skill in any business in which he may be lawfully engaged (subject to sub-clauses 14.7 and 14.8 below) after the Employment is ended.

14.2 The Executive shall not, (whether during the Employment or after the termination of the Employment) except in the normal course of the Company's business, make any communications to the press or publish any material or include in any lecture or document any matter relating to the Company or any Group Company, or any matters with which the Company or any Group Company may be concerned, unless the Executive shall have previously and on each occasion obtained permission from the Company.

14.3 In the course of his duties as Chief Executive, the Executive may produce original work or designs or make inventions. The Executive shall promptly refer to the Company any original work, invention or design made or discovered or devised by him (either alone or with others) during or in consequence of his work with the Company or any Group Company and, at the business or that of any Group Company, do all things reasonably required of him to enable patent or other industrial property protection to be applied for and obtained either in the Company's name or as may be appropriate. Intellectual property rights arising from all work carried out by the Executive in the course of his normal (or specifically assigned) duties belong to the Company and its Group Companies.

14.4 The provisions of sub-clause 14.3 above do not prejudice any rights under the Patents Act 1977 in relation to any invention made by the Executive.

14.5 During the Employment the Executive shall not knowingly deal directly or indirectly in any shares of the Company or any Group Company except in accordance with the rules on share dealing from time to time in force in the Company.

14.6 Without prejudice to sub-clause 14.5 above, the Executive shall not deal directly or indirectly in any shares of any company at a time when by reason (directly or indirectly) of his Employment he is in possession of confidential information which if generally known might reasonably be expected materially to affect the market price of such shares not shall he pass on such information to any third party except upon the specific authority of the Company.

14.7 For a period of twelve months after the termination of this Agreement for any cause whatsoever, the Executive shall not undertake or carry on either along or in partnership or be employed by or be interested either directly or indirectly, other than as the holder of publicly quoted shares in any trade or business in which the Employee has been involved or with which the Employee has been concerned as part of the Employment and which is similar to and by virtue of its locations competes with, any trade or business being carried on (including, without limitation, trade or business being carried on anywhere in the world at the date of termination of the Employment by (i) the Company or (ii) any Group Company).

14.8 For a period of twelve months after the termination of this Agreement the Executive shall not, directly or indirectly (whether on his own account or for any other person, firm, company or organisation) solicit or endeavour to entice away from the Company or any Group Company any person, firm company or organisation who or which in the preceding twelve months shall have been a customer of or in the habit of dealing with (i) the Company or (ii) any Group Company, and with whom the Executive has had direct dealings or personal contact as part of the Employment so as to harm the goodwill of the Company or any Group Company.

14.9 For a period of twelve months after the termination of the Employment the Executive shall not endeavour (whether on his own account or for any other person, firm, company or organisation) to entice away from the Company or any Group Company, any employee employed in any capacity at the date of termination of the Employment or at any time within a period of twelve months prior to that date and with whom the Executive has worked or with whom he has had personal contact as part of the Employment.

MISCELLANEOUS

15.1   The Executive acknowledges and agrees:

       (a)    that each of sub-clauses 14.1, 14.2, 14.3, 14.5, 14.6, 14.7, 14.8 and 14.9 constitute an entirely separate and independent restriction on him:

       (b) that the duration, extent and application of each of the restrictions are no greater than is necessary for the protection of the interest of the Company; and

       (c) that if any such restriction shall be adjudged by any court of competent jurisdiction to be void or unenforceable as going beyond what is reasonable in the circumstances for the protection of the interests of the Company but would be valid if part of the wording thereof was deleted, the restriction shall apply within the jurisdiction of that court with such modifications as may be necessary to make it valid and effective.

15.2 This Agreement supersedes all previous agreements between the Company or any Group Company and the Executive relating to the terms or conditions of the Employment but shall not take effect so as to release the Executive from any obligation to any of the said companies relating o the protection of proprietary, secret or confidential material or information and related matters.

AS WITNESS the hands of the parties the day and year first before written.

SIGNED by..........................          Rob Margetts
Chairman, for and on
Behalf of the Company:

In the presence of:................          R K Lourey

SIGNED AS A DEED and
DELIVERED by the Executive................        A E Isaac
In the presence of:

Witness:   R K Lourey

Name:      R K Lourey

Address:   Wimbledon

4 October 2001


Mr Rob Margetts
Hill Farm
Camelsdale
Haslemere
Surrey
GU27 3SG

Dear Rob

The following sets out the principal terms of your appointment as deputy non executive chairman of The BOC Group plc ("the Company"):

1.     TERM OF OFFICE

Your appointment as deputy non-executive chairman of the Company is effective from 4 October 2001. You will, subject to Board resolution, be appointed chairman of the board upon my retirement at the conclusion of the Annual General Meeting in January 2002. Your appointment is on the terms, and subject to, the conditions of the Company's Articles of Association. Accordingly, it may be terminated pursuant to the terms of the Articles.

You will initially hold office as a director until the next Annual General Meeting which is to be held on 18 January 2002 and you shall then be eligible for re-election by the shareholders. Your term of office will then expire when you retire by rotation in accordance with the Articles of Association, currently expected to be at the Annual General Meeting in 2005. At that time, however, it may be agreed by you and the Board that you stand for re-election by the shareholders for a second term.

On termination of your appointment, you undertake to resign from all offices held by you in any companies forming part of The BOC Group.

As deputy non-executive chairman you are not an employee of the Company and, for the avoidance of doubt, you accept and agree that you will have no claims against the Company or any company forming part of The BOC Group (each a "Group Company") on termination of your appointment subject only to the terms set out in paragraph 3 below.

2.     DUTIES

Your duties as deputy non-executive chairman include, but are not limited to, attendance at all Board meetings, the Annual General Meeting and meetings of board committees to which you are appointed. You may also be requested to attend meetings with third parties.

You should be available for BOC business for approximately one and a half days per week. When and as required, you will be provided with suitable office accommodation and secretarial support at our Windlesham premises.

The schedule of Board meeting dates for the remainder of 2001 and for 2002 are attached (Appendix 1). The Annual General Meeting is normally held on the third Friday in January.

You are invited to join and chair the Nomination Committee which meets as required and you shall be entitled to attend, either at your request or that of the relevant committee, the Management Resources Committee, the Audit Committee and the Pensions Governance Committee.

You should note that the Company currently maintains indemnity insurance for its directors, details of which are available from the Company Secretary.

3.     FEES AND EXPENSES

As deputy non-executive chairman your fees will be paid at the rate of Pound Sterling75,000 per annum, rising to Pound Sterling225,000 per annum upon your appointment to Chairman of the Board. This sum will be deemed to accrue from day to day, will be payable in equal monthly instalments in arrears and is subject to deductions of national insurance and income tax under the Inland Revenue PAYE regulations. You will also be reimbursed by the Company for all expenses necessarily incurred in performing your duties.

Your fees will be reviewed annually in December by the Management Resources Committee. The first review will be in December 2002.

The Company will contribute up to one third of the cost of maintaining your Hammersmith office in recognition of the fact that to satisfactorily perform your duties it will be necessary to use such offices. The Company will provide you with suitable transport to enable you to meet your responsibilities to The BOC Group.

4.     INDEPENDENT PROFESSIONAL ADVICE

You may also claim the reasonable costs of any independent professional advice which you, with or without other directors of the Company, have properly taken in the best interests of the Company as to the nature or ambit of your duties as a non-executive director. In any such case you should discuss the issues with me in advance, or if this is not deemed appropriate, then with one or more of your non-executive colleagues. A brief summary of the subject matter on which you intend to seek advice, and the name of the proposed advisers, should also be first furnished to the Company Secretary. Thereafter, the advice when obtained by you should be made available to your other directors.

5.     CONFIDENTIAL INFORMATION

At all times during, and after the termination, of your appointment as a director of the Company you must not use for your own purposes or for another's benefit or disclose to any third party any confidential information about The BOC Group.

Confidential information means details about the business, prospective business, technical processes, computer software, intellectual property rights or finances of The BOC Group, or any combinations of these matters, including without limitation, price lists, details of customers and suppliers, information relating to research and development, marketing strategies and tactics which may come into your possession by virtue of your appointment and which the Company regards, or could reasonably be expected to regard as confidential, whether or not such information is marked as such.

All confidential information and all other documents, papers and property relating thereto (on whatever media or wherever located) which may have been made or prepared by you, or at your request or have come into your possession or under your control in the course of your appointment or which relate in any way to The BOC Group, the business (including prospective business) or affairs of The BOC Group or of any customer, supplier, agent distributor or sub-contractor of The BOC Group shall as between the Company and you be deemed to be the property of the Company. You will return to the Company all such documents and other property including all copies immediately upon the termination of your appointment or at any earlier time on demand.

You will immediately inform the Company if you become aware of the possession, use or knowledge of any confidential information by any person not authorised to possess, have use or knowledge of that information, whether during or after your appointment and will, at the Company's request, provide such reasonable assistance as is required to deal with such an event.

All such confidential information should not be disclosed unless or until it enters the public domain, other than by breach of the terms of this letter, is obtained from a third party who is lawfully authorised to disclose such information, or is authorised for release by prior written consent of the Board. Notwithstanding this, you are not prevented from disclosing confidential information where it is required to be disclosed by law or any regulatory or government authority.

6.     REGULATORY REQUIREMENTS

It is a requirement under the Companies Act 1985 for a company to maintain a register showing certain personal particulars of its directors. These details must also be filed with the Registrar of Companies.

A Register of Directors' Interests must also be maintained pursuant to the Companies Act 1985. Any interests held by you or connected persons in the shares and options of the Company must be recorded. All changes to these interests must also be notified to the Company and recorded throughout your directorship of the Company. A more detailed overview of the requirements of the UK Companies Act and UK Listing Authority is contained in section 20 of the attached folder.

A personal details form is enclosed for your completion (Appendix 2) which will provide all the necessary information to comply with the various regulations. When completed return the form to our Company Secretarial Department.

The information will be used to make the necessary declarations and register entries and to produce the Form 288(a) which will be sent to you for signature to indicate your consent to act as a director. This form will then be filed with the Registrar of Companies. This must be done within 14 days of the date of your appointment.

Attached is a copy of the Directors' Reference Binder which contains information likely to be useful to you in connection with your appointment as a director of the Company.

7.     DATA PROTECTION ACT

The Company, in connection with the administration of this appointment and your directorship, will have to hold and process certain personal data relating to you. Your signature to this letter will be taken as your consent to that processing.

8.     DIRECTORS' QUALIFICATION SHARES

Pursuant to the Company's Articles of Association, as a director you are required to hold 500 ordinary shares in The BOC Group plc registered in your own name (not in a nominee name or jointly with any other person). If you do not already hold shares in the Company which would meet this requirement, the shares must be acquired within two months of the date of your appointment subject to the regulations on dealing in the Company's securities set out in the next paragraph.

When you wish to purchase the shares, using our brokers, Cazenove & Co Ltd, in London may be the easiest way. Should you wish to use Cazenove their contact details can be obtained from the Company Secretarial Department (01276 807759).

9.     DEALING IN BOC SECURITIES

There are a number of legal and regulatory requirements that restrict the dealing by directors in the securities of the Company. These are explained in more detail in sections 16 and 17 of the enclosed Directors' Reference Binder. However you should be aware that in advance of any dealing, permission must be obtained from the Chairman or Chief Executive using a 'Request for Permission to Deal in the Securities of The BOC Group plc' form enclosed. Such request should be sent via the Company Secretarial Department who will arrange for the request to be reviewed and the consent, or refusal, to deal decision to be communicated to you.

If consent is given, you should deal promptly and in any event within 3 working days from receipt of the permission. If you delay by more than 3 working days, you must reapply for permission to deal.

As a listed company, The BOC Group plc is subject to the Model Code set out in the UKLA Listing Rules. The Model Code restricts the periods during which directors may deal in a company's securities. You should be aware that the next open period for dealing will be from 15 November 2001 to 4 January 2002.

Upon completion of the transaction full details must be reported immediately to the Company Secretarial Department using the 'Notification of Dealing in Securities of The BOC Group plc' form enclosed. This information will be used to make the necessary notification to the Company Announcements Office of The London Stock Exchange as required by the UKLA Listing Rules.

10.    NOTICES

All notices must be given in writing and may be given by personal delivery, post or fax. Notice served by you on the Company should be sent to the Company's registered office. Notices served by the Company on you will be sent to your last known address.

Notices will be deemed to have been served:

(a)    if hand delivered, at the time of delivery; or

(b) if sent by fax, twelve hours after being transmitted (excluding weekends and public holidays) subject to satisfactory confirmation of transmission; or

(c) if sent by post, two days after posting (excluding weekends and public holidays).

11.    GOVERNING LAW

This appointment and the terms of this letter shall be governed by and construed in all respects in accordance with English law.

Yours sincerely

David John

Sir David John
encs



I acknowledge, and agree to, the principal terms of my appointment as deputy non-executive chairman of The BOC Group plc as set out above.



Signed: Rob Margetts                          Date: ......4 - 10 - 01.........

                            DATED 19TH NOVEMBER 2002

                                THE BOC GROUP PLC

                                       AND

                                   RENE MEDORI

                        --------------------------------

                               EMPLOYMENT CONTRACT

                         -------------------------------

                                TABLE OF CONTENTS


                                                                                               PAGE

SECTION 1                                                                                        2
THE KEY TERMS                                                                                    2
SECTION 2                                                                                        4
PART A                                                                                           4
DEFINITIONS                                                                                      4
PART B                                                                                           6
MAIN NON-MONETARY TERMS                                                                          6
1.  JOB TITLE, NORMAL HOURS OF WORK, NORMAL PLACE OF WORK AND START
    OF EMPLOYMENT                                                                                6
2.  DUTIES                                                                                       6
3.  OTHER INTERESTS                                                                              7
PART C                                                                                           8
BENEFITS                                                                                         8
4.  SALARY                                                                                       8
5.  BONUS AND INCENTIVES                                                                         8
6.  SHARE OPTIONS                                                                                8
7.  CAR                                                                                          9
8.  PENSION                                                                                      9
9.  EXPENSES                                                                                     9
10. HOLIDAYS AND HOLIDAY PAY                                                                     9
11. SICKNESS AND SICK PAY                                                                        10
PART D                                                                                           11
CONFIDENTIALITY AND INTELLECTUAL PROPERTY                                                        11
12. CONFIDENTIALITY                                                                              11
13. INTELLECTUAL PROPERTY RIGHTS                                                                 11
PART E                                                                                           14
TERMINATION OF EMPLOYMENT                                                                        14
14. NOTICE AND PAYMENT IN LIEU OF NOTICE                                                         14
15. GARDEN LEAVE AND SUSPENSION                                                                  15
16. DISMISSAL ON SHORT NOTICE                                                                    16
17. DISMISSAL WITHOUT NOTICE                                                                     16
18. RETIREMENT                                                                                   17
PART F                                                                                           18
AFTER TERMINATION OF EMPLOYMENT / WHILST ON GARDEN LEAVE                                         18
19. RETURN OF PROPERTY; RESIGNATIONS FROM OFFICE; TRANSFER
    OF SHARES                                                                                    18
20. RESTRICTIONS                                                                                 18
PART G                                                                                           21
OTHER MATTERS                                                                                    21
21. DIRECTORSHIP                                                                                 21
22. DISCIPLINE AND GRIEVANCE                                                                     21
23. NOTICES                                                                                      21
24. OTHER AGREEMENTS                                                                             21
25. COLLECTIVE AGREEMENTS                                                                        22
26. DATA PROTECTION                                                                              22
27. GOVERNING LAW                                                                                22
SCHEDULE 1                                                                                       23

                               EMPLOYMENT CONTRACT

                                    SECTION 1

                                  THE KEY TERMS

            (to be read in conjunction with Section 2 and Schedule 1)

The terms and conditions contained in this Section 1, together with those contained in Section 2 and Schedule 1, outline the main terms and conditions of your employment and contain the particulars required by the Employment Rights Act 1996.


Employer:                                    The BOC Group plc, a company
                                             incorporated under the laws of
                                             England and Wales with registered
                                             number 22096 and with registered
                                             office Chertsey Road, Windlesham,
                                             Surrey GU20 6HJ (where we refer to
                                             The BOC Group plc in this contract
                                             we will use the "Company", "we",
                                             "us" or "our").

Employee:                                    Rene Medori (where we refer to you
                                             as the employee we will use "you"
                                             or "your").

Job Title:                                   Group Finance Director or such
(Clause 1)                                   other title as we may from time to
                                             time reasonably assign to you.

Effective Date:                              12 July 2000
(Clause 1)

Start Date of Continuous Employment:         7 December 1987
(Clause 1)

Normal place of work:                        The Company's offices in
(Clause 1)                                   Windlesham, Surrey, UK or at such
                                             other location within a 25 mile
                                             radius of Windlesham as we may from
                                             time to time require.

Normal hours of work:                        37.5 per week
(Clause 1)

Line Manager:                                Mr A E Isaac, Chief Executive
(Clause 2)

Base Salary:                                 Pound Sterling330,000 effective
(Clause 4)                                   1 June 2002

Pension:                                     Senior Executive Pension Scheme
(Clause 8)                                   ("SEPS") level: B

                                             In this employment, you will be
                                             subject to the pensions 'earning
                                             cap' imposed by the Finance Act
                                             1989. As your pensionable pay will
                                             be in excess of the earnings cap,
                                             if you join our Senior Executive
                                             Pension Scheme you will also be
                                             eligible for a supplementary
                                             payment as set out in the enclosed
                                             document entitled "Policy in
                                             respect of Capped Earnings". The
                                             supplement will be paid at the rate
                                             of 40% of your pensionable pay
                                             above the earnings cap.

Holiday:                                     25 days per calendar year.
(Clause 10)

Notice Period:                             When given by the Company: 12 months.
(Clause 14)                                When given by you: 6 months.

Normal Retirement Age:                     60 years
(Clause 18)

Additional company policies and procedures from time to time are set out and available to you on our intranet site. The policies and procedures do not form part of your contract of employment. However, you are expected to comply with such policies and procedures to the extent that they apply to you.

If there is any conflict between this Agreement and any policy or procedure, this Agreement will take priority.

                                    SECTION 2

                                     PART A

                                   DEFINITIONS

In this Section 2:

o    "BOARD" means our board of directors from time to time of;

o "BUSINESS" means our business or businesses or those of any company in the Group in or with which you have been involved or concerned at any time during the period of 12 months prior to the Restriction Date;

o "COMPANY WORKS" means all Works authored, originated, conceived, written or made by you alone or with others (except only those Works which are authored, originated, conceived, written or made by you wholly outside the course of your employment);

o "DIRECTLY OR INDIRECTLY" means you acting either alone or jointly with or on behalf of any other person, firm or company, whether as principal, partner, manager, executive, employee, contractor, director, consultant, investor or otherwise;

o "GROUP" means the Company and any company which is from time to time an associated company of the Company. In this definition "ASSOCIATED COMPANY" means any subsidiary or a holding company of the Company or a subsidiary (other than the Company) of a holding company of the Company, and "SUBSIDIARY" and "HOLDING COMPANY" have the same meanings as in section 736 of the Companies Act 1985;

o "INTELLECTUAL PROPERTY RIGHTS" means any and all patents, trade marks, signs and services marks, rights in designs, trade or business names or signs, copyrights, database rights and topography rights (whether or not any of these is registered and including applications for registration of any such thing) and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may exist anywhere in the world;

o "KEY PERSONNEL" means any person who is at the Restriction Date, or was at any time during the period of 12 months prior to the Restriction Date, employed or engaged in the Business in an executive capacity and with whom you had material contact during that time;

o "PROSPECTIVE CUSTOMER" means any person, firm or company who has been engaged in negotiations, with which you have been personally involved, with us or a company in the Group with a view to purchasing goods and services from us or any company in the Group in the period of 12 months prior to the Restriction Date;

o "RELEVANT CUSTOMER" means any person, firm or company who at any time during the 12 months prior to the Restriction Date was a customer or client of ours or any company in the Group, with whom or which you dealt directly or for whom or which you were responsible on behalf of us or any company in the Group at any time during that period;

o "RELEVANT GOODS OR SERVICES" means any goods or services competitive with those supplied by us or by any company in the Group in our, or in its, capacity as a gases business, at any time during the 12 months prior to the Restriction Date in the supply of which you were involved or concerned at any time during that period;

o    "RELEVANT PERIOD" means:

     (i) for the purposes of Clause 20.1, the period of 6 months from the Restriction Date; and

     (ii) for the purposes of Clauses 20.2 and 20.3, the period of 12 months from the Restriction Date;


o "RELEVANT SUPPLIER" means any person, firm or company who at any time during the 12 months prior to the Restriction Date was a supplier of any goods or services (other than utilities and goods or services supplied for administrative purposes) to us or any company in the Group and with whom or which you had personal dealings during your employment other than in a minimal way;

o "RESTRICTION DATE" means the earlier of the Termination Date and the start of any period of Garden Leave;

o    "TERMINATION DATE" means the date on which your employment terminates; and

o "WORKS" means all works, designs, innovations, inventions, improvements, processes, get-up, trade marks and trade names.

                                     PART B

                             MAIN NON-MONETARY TERMS

1    JOB TITLE, NORMAL HOURS OF WORK, NORMAL PLACE OF WORK AND START OF
     EMPLOYMENT

     Your Job Title is specified in the Key Terms.

     Your normal working hours are specified in the Key Terms. However, you are required to work such additional hours as are reasonably necessary for the proper performance of your duties. You will not be paid for any hours worked in excess of your normal working hours.

     Your normal place of work is specified in the Key Terms. You will travel to such places inside or outside the United Kingdom as we may from time to time reasonably require, but you will not be obliged to reside or work outside the United Kingdom for a continuous period in excess of one month.

     The nature of your work is such that your working time cannot be measured or predetermined by us or can be determined by you. As such, the limit to working time of 48 hours per week on average will not apply to you.

     Your employment under the terms of this Agreement begins or began on the Effective Date set out in the Key Terms.

     Your Start Date of Continuous Employment is set out in the Key Terms.

2    DUTIES

     Your role, powers and duties will be those which the Board may from time to time properly assign to you, and you will report to the Line Manager specified in the Key Terms. You may be required to carry out additional duties or alternative, comparable roles either for us or the Group and either on a temporary or a permanent basis without additional remuneration.

     During your employment you will:

     (a) faithfully and diligently and to the best of your ability exercise such powers and perform such duties as the Board may require, and comply with all limitations, rules and regulations the Board may notify to you;

     (b) at all times endeavour to promote the interests and reputation of the Group;

     (c) subject to any consent given by us under Clause 3 below, devote the whole of your time, attention and ability to your duties; and

     (d) at all times keep us fully informed (in writing if so requested) of your conduct of our business or affairs and provide such explanations as we may require.

3    OTHER INTERESTS

     During your employment you will not, without first obtaining our written consent (and we will not unreasonably withhold our consent):

     (a)  undertake any other business or occupation; or

     (b) become a director, employee or agent of any other company or firm or person; or

     (c) hold a direct or indirect interest in any supplier or customer of any company in the Group; or

     (d) hold an interest in any other company or firm other than a shareholding in any company in the Group or a shareholding not exceeding 5% in a company listed on a recognised stock exchange unless we require you not to do so in any particular case on the ground that such other company is or may be carrying on a business competing or tending to compete with any business of the Group.

     During your employment you will not knowingly deal directly or indirectly in any shares of the Company or any company in the Group except in accordance with our Guide for Dealing in the Securities of The BOC Group plc for Directors and Designated Employees from time to time, which is set out and available to you on request.

     This Clause 3 will not restrain, nor require our consent for, your personal involvement in a family business, trust or other concern, unless

     (a) such involvement relates directly or indirectly, to the offer or provision of any Relevant Goods or Services or

     (b) such involvement affects, or is likely to affect, your ability to devote your time and attention to your duties under Clause (2) above.

                                     PART C

                                    BENEFITS

4    SALARY

     We will pay your Base Salary as set out in the Key Terms less tax, National Insurance contributions and any other withholdings or deductions required by law or agreed in advance.

     Your Base Salary accrues from day to day and we will pay this in equal instalments monthly in arrears direct to an account nominated by you.

     Your Base Salary includes any fees or remuneration to which you may be entitled as a director, nominee or representative of the Company or any company in the Group.

     Although we are not obliged to increase your Base Salary, it will be reviewed annually on 1 January and from time to time.

     By signing this agreement you hereby authorise us to deduct from your Base Salary any sums due from you to us.

5    BONUS AND INCENTIVES

     (a) You will be eligible to participate in the BOC Group Variable Compensation Plan in accordance with its terms from time to time. Bonus payments under the BOC Group Variable Compensation Plan will depend upon our business performance and your personal performance.

          Bonus payments will be made less tax, National Insurance contributions and any other withholdings or deductions required by law. We reserve the right to vary, replace or withdraw the BOC Group Variable Compensation Plan at any time.

     (b) You may participate in our annual and long term incentive arrangements as notified to you from time to time. Your participation will be subject to the rules of any such annual and long term incentive arrangements. We reserve the right to vary, replace or withdraw the annual and long-term incentive arrangements at any time.

6    SHARE OPTIONS

     If at any time you are granted options under a share option scheme of ours, those options will be subject to the rules of that scheme in force from time to time. The rules of any such option scheme will not form part of your contract of employment. If your employment terminates for any reason you will not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under any such scheme which you may otherwise have enjoyed.

     Where your employment is terminated by the Company in accordance with Clause 14 of this Agreement then, for the purpose of the exercise of share options granted prior to the date of this Agreement, you will be deemed to cease to be an Executive on the date 12 months after the expiry (or notional expiry) of the Notice Period.

7    CAR

     We will provide you with a car, or the equivalent financial benefit, in accordance with our Car Scheme and Car Holders Guide from time to time, which are set out and available to you on our intranet site. You may elect instead to receive a monthly cash allowance in lieu of a car.

     You will observe the provisions and conditions of any policy of insurance and our Car Scheme and Car Holders Guide in force from time to time.

8    PENSION

     You will be eligible to participate in our Senior Executive Pension Scheme ("SEPS") at the level indicated in the Key Terms, subject to its rules from time to time.

     Joining SEPS is not a condition of employment and you may wish to make, or continue with, alternate personal pension arrangements.

     An outline of the main features of SEPS will be provided to you with this Agreement, together with an application for membership form. Please forward the form, together with a copy of your birth certificate, to the HR Services Department at Guildford.

     The documents provided to you also refer to a lump-sum death-in-service benefit. It is our policy to cover all employees for this benefit, regardless of whether they join SEPS.

9    EXPENSES

     We will reimburse any expenses reasonably incurred by you in the proper performance of your duties, subject to production of valid receipts with expenses claim documentation in accordance with our expenses policy.

10   HOLIDAYS AND HOLIDAY PAY

     Our holiday year runs from 1 January to 31 December.

     For each full calendar year you are entitled to the number of days' paid holiday set out in the Key Terms, in addition to public holidays. If you leave or join us during a calendar year, your holiday entitlement will be calculated on a pro rata basis.

     Where accrued holiday cannot be taken on termination of employment, payment in lieu of holiday will be made in accordance with your statutory entitlement under the Working Time Regulations 1998. Where you have taken holiday in excess of your holiday entitlement a sum equivalent to any salary received for holiday taken in excess of your holiday entitlement will be deducted by us from any sums due to you on the termination of your employment calculated on the basis of 1/260th of your current annual Base Salary for each day taken in excess of your holiday entitlement.

     Your holiday dates should be agreed in advance. Any holiday not taken in the calendar year in which it accrues may be carried into the following calendar year but must be used by the end of March in the following calendar year, after which it will lapse. No payment will be made in lieu of untaken holiday except on termination of employment.

     We may require you to take any unused holiday entitlement during your Notice Period or any period of Garden Leave, even if booked to be taken after the end of the Notice Period or any period of Garden Leave.

11   SICKNESS AND SICK PAY

     Subject to compliance with our sickness policy from time to time, if you are absent from work due to sickness you will be entitled to receive at our discretion Company sick pay (which includes statutory sick pay) in accordance with our sickness policy. Our sickness policy is set out and available to you on our intranet site.

     We may require you to undergo a medical examination by a medical practitioner appointed by us at any time. We will pay the costs of any such medical examination, and you agree that the medical report may be disclosed to and discussed with us.

     You are eligible to join our private medical insurance scheme, details of which are set out and available to you on our intranet site, subject to the rules of such scheme from time to time.

                                     PART D

                    CONFIDENTIALITY AND INTELLECTUAL PROPERTY

12   CONFIDENTIALITY

     You will at all times (both during and after the end of your employment) keep confidential all private information about the Company (or about any other company or business in the Group), including technical and financial information, which you may have acquired while in our employment. You will not use such information for your own benefit or for the benefit of any business not within the Group. You will keep such information confidential to yourself and your immediate supervisor, unless otherwise instructed by us. Such information includes (without limitation) the following:

     (a) the business methods and information of any member of the Group (including, without limitation, prices charged, discounts given to customers or obtained from suppliers, product development, marketing and advertising programmes, costings, budgets, turnover, sales targets and other financial information);

     (b) lists and particulars of the Group's suppliers and customers and the individual contacts at such suppliers and customers;


     (c)  details and terms of our agreements with suppliers and customers;


     (d) secret manufacturing or production processes and know-how employed by any member of the Group or their suppliers; and


     (e) confidential details as to the design of the Group's or its suppliers' products and inventions or developments relating to future products.


     These restrictions will not restrict you from using your own personal skill in any business in which you may lawfully be engaged after termination of your employment.

     You will not, after the termination of your employment, or during your employment (except in the ordinary course of your duties), make any communication to the press or publish any material or include in any lecture or document any matter relating to us or any company in the Group, or any matters with which we or any company in the Group may be concerned, unless you have previously and on each occasion obtained permission from us.

13   INTELLECTUAL PROPERTY RIGHTS

13.1 All Company Works shall vest in and be owned by us immediately upon their creation. It will be part of your normal duties to:

     (a) consider in what manner and by what new methods or devices our products, services, processes, equipment or systems with which you are concerned or for which you are responsible might be improved; and

     (b) promptly disclose to us full details of any invention or improvement which you make or discover in the course of your duties including, without limitation, details of all Company Works; and

     (c)  further our interests


     with the intent that subject to applicable law we will be entitled to ownership of any Company Works and to the exclusive use of them free of charge and any third party rights.

13.2 If such rights do not vest immediately in us you agree to assign to us all of your right, title and interest in the Company Works together with all of your right, title and interest in any and all Intellectual Property Rights which might exist in the Company Works.

13.3 If such rights do not vest immediately in us you agree to assign to us all future copyright in the Company Works and you agree that all such future copyright will vest in us by operation of law.

13.4 You irrevocably and unconditionally waive, in our favour, and in favour of our licensees and successors-in-title, any and all moral rights conferred on you in relation to the Company Works (existing or future) and any and all other moral rights under any legislation now existing or in future enacted in any part of the world. You will, at our request and expense, take all steps that may be necessary or desirable to us to enforce against any third party your moral rights in any of the Company Works.

13.5 You acknowledge that these covenants will be treated as good consideration and we will be the proprietor of any design which forms part of the Company Works.

13.6 Nothing in this Clause 13 shall be construed as restricting your or our rights under sections 39 to 43 (inclusive) of the Patents Act 1977.

13.7 You will not knowingly do anything to imperil the validity of any patent or protection or any patent application therefor relating to any of the Company Works but will at our cost render all possible assistance to us both in obtaining and in maintaining such patents or other protection.

13.8 You will not either during your employment or afterwards exploit or assist others to exploit any of the Company Works or any invention or improvement which you may make or discover in the course of your duties.

13.9 You irrevocably authorise us as your attorney for the purposes of this Clause 13 to use your name and to sign and to execute any documents or do any thing on your behalf (or where permissible to obtain the patent or other protection in our own name or in that of our nominees in relation to any of the Company Works).

13.10 You will both during your employment under this Agreement and afterwards, at our request and expense, do all things and execute all documents necessary or desirable to give effect to the provisions of this Clause 13.

                                     PART E

                            TERMINATION OF EMPLOYMENT

14   NOTICE AND PAYMENT IN LIEU OF NOTICE

     In order to terminate your employment under this Agreement, you must give to us in writing not less than the Notice Period set out in the Key Terms.

     Subject to Clauses 16,17 and 18, you are entitled to receive from us in writing not less than the Notice Period set out in the Key Terms. Where your employment continues during all part of the Notice Period then, for the purpose of the calculation of any bonus payment for such period, your personal performance rating will not be less than the average of your personal performance ratings over the previous two financial years.

     After notice has been given in accordance with this Agreement or following any period of Garden Leave under Clause 15, we may at our discretion terminate your employment by paying you a sum in lieu of the unexpired portion of the Notice Period. Such payment will be made as soon as reasonably practicable and shall be equivalent to the aggregate of:

     (a)  your Base Salary;

     (b) your bonus (calculated by reference to the average of actual bonus payments, if any, over the previous two financial years provided that, where your employment is terminated in accordance with this paragraph within five years of the date of this Agreement, this amount will be no less than the average of the actual bonuses paid for the Company's financial years 2000/01 and 2001/02).

     (c)  the cash allowance in lieu of your Company car;

     (d)  the salary supplement on pensionable earnings above the pensions cap;
          and

     (e)  your pension (calculated in accordance with the paragraphs below)

     each pro rata to the unexpired portion of the Notice Period, and shall be deemed to include compensation for any other payments or benefits which you might otherwise have received during the Notice Period, other than pension benefits (which are dealt with below). The payment shall be subject to deductions of income tax and National Insurance as appropriate, together with any amounts you owe to us. You will not under any circumstances have any right to receive a payment in lieu of the Notice Period unless we have exercised our option to do so.

     If your employment is terminated by paying you a sum in lieu of the unexpired portion of the Notice Period, you will also be entitled (subject to relevant Inland Revenue limits and to the rules of SEPS from time to time) to pension and lump sum benefits which are determined in accordance with the rules from time to time of SEPS that apply to an individual of your age at the date of termination but calculated as though you had a period of Pensionable Service (as defined in the rules of SEPS) which was equal to your actual Pensionable Service plus the unexpired portion of the Notice Period. For the avoidance of doubt, the benefits will be based on your Pensionable Salary (as defined in the rules of SEPS) at the date of termination.

     To the extent that the pension and lump sum benefits to which you are entitled under the preceding paragraph exceed the benefits to which you are entitled under SEPS, we will, at our sole discretion:

     (i)   procure that your benefits from SEPS are enhanced accordingly; or

     (ii) pay you an amount equal to the difference between the capital value of the benefits to which you are entitled under the preceding paragraph and the capital value of the benefits to which you are entitled under SEPS as at the date of termination; or

     (iii) procure that your benefit from SEPS is enhanced to an extent determined by us and pay you an amount equal to the difference between the capital value of the benefit to which you are entitled under the preceding paragraph and the capital value of the benefit that you are entitled to under SEPS following such enhancement. This amount will not be grossed up for tax purposes.

     The capital value of the benefits referred to in sub-clauses (ii) and (iii) above will be calculated using the commutation factor used by SEPS on the date of termination appropriate for individuals of your age on the date of termination. Such commutation factor will be adjusted to include provision for a contingent spouse's pension by the appropriate factor from the relevant standard scale of factors for a contingent spouse's pension used by SEPS on the date of termination.

     You will be responsible for any income tax or other statutory deductions payable on any sums paid to you under sub-clause (ii) or (iii).

15   GARDEN LEAVE AND SUSPENSION

     We may at any time or from time to time suspend you from the performance of your duties and/or exclude you from any of the premises of the Group:

     (a) during all or any part of your Notice Period (defined as a period of "GARDEN LEAVE") where we reasonably believe that you are, or will be at any time during your Notice Period, engaged, concerned or interested in any business concern in circumstances requiring our prior written consent under Clause 20.1; or

     (b) for no longer than one month at any one time, in circumstances in which we reasonably believe that you are guilty of misconduct or are in breach of this Agreement and in order that the circumstances giving rise to that belief may be investigated (defined as a period of "SUSPENSION").

     We are not obliged to give you any powers or duties or to provide any work for you. During any period of Garden Leave or Suspension we may appoint any other individual to perform your duties.

     Base Salary and other benefits will continue to be paid during any period of Garden Leave or Suspension.

     During any period of Garden Leave or Suspension, you will:

     (a) be bound by the provisions of this Agreement (including your obligation of confidentiality) and must continue at all times to conduct yourself with good faith towards us and not do anything that is harmful to us or any company in the Group;

     (b) not contact or deal with customers, suppliers or employees of any member of the Group or enter onto the premises of any member of the Group without the prior written consent of your Line Manager; and

     (c) remain available to perform any reasonable duties required by us; if you do not, we will not be obliged to pay your Base Salary and other benefits during any period in which you are not available.

16   DISMISSAL ON SHORT NOTICE

     If you become eligible for an ill-health pension under SEPS, we may terminate your employment by giving to you in writing not less than one half of the Notice Period set out in the Key Terms.

     If in our reasonable opinion you become permanently incapacitated by bodily or mental illness or accident from properly performing your duties, and you are not eligible for an ill-health pension, we may terminate your employment by giving to you in writing not less than the Notice Period set out in the Key Terms.

17   DISMISSAL WITHOUT NOTICE

     We may summarily terminate your employment without notice or any compensation or payment in lieu if you:

     (a) are convicted of any criminal offence other than a minor misdemeanour, or an offence under road traffic legislation for which a penalty other than imprisonment is imposed; or

     (b) commit any act of dishonesty or serious or persistent misconduct, any act of gross negligence or other material breach or non-observance of this Agreement; or

     (c) are declared bankrupt or enter into any arrangement with or for the benefit of your creditors; or

     (d) are guilty of conduct which is inconsistent with our interests or the interests of any company in the Group; or

     (e)  become a patient under any mental health statute; or

     (f) are to become disqualified from being a director by reason of an order made by any competent court (except a court of a country or jurisdiction which the parties may agree, from time to time, as being excluded from this provision).

     Your entitlements to Base Salary and all other benefits will cease on the day your employment is summarily terminated.

18   RETIREMENT

     Your employment will terminate automatically on the date when you reach your Normal Retirement Age, as set out in the Key Terms.

     If the date when you reach your Normal Retirement Age occurs prior to the expiry of the Notice Period, then you will only be entitled to receive such notice (or payment in lieu of notice) for the period up to that date.

                                     PART F

            AFTER TERMINATION OF EMPLOYMENT / WHILST ON GARDEN LEAVE

19   RETURN OF PROPERTY; RESIGNATIONS FROM OFFICE; TRANSFER OF SHARES


     Unless otherwise agreed, at the end of your employment or on your being put on Garden Leave for whatever reason you must return all documents, computer files or tapes, credit cards, computers, mobile phones, company cars and all other items of property in your possession or control belonging to, or containing any confidential information of, us or any company in the Group or its customers or suppliers.

     At the end of your employment or on your being put on Garden Leave for whatever reason you must on request:

     (a) resign any directorship or other office held by you in the Company or any company in the Group; and

     (b) transfer to us or as we may direct any shares or other securities held by you as nominee or trustee for the Company or any company in the Group without payment in either case.

     If you fail to do so within one week of request, you irrevocably authorise us as your attorney to appoint a person in your name and on your behalf to execute any documents or do any things necessary for such purpose(s).

20   RESTRICTIONS

20.1 NON-COMPETITION

     Without prejudice to any other provision of this Agreement you will not without our prior written consent directly or indirectly at any time within the Relevant Period engage or be concerned or interested in any business concern which (a) competes or (b) will at any time during the Relevant Period compete with the Business. This clause will not restrain you from being engaged or concerned in any business insofar as your duties or work shall relate solely:

     (i) to geographical areas where the business concern is not in competition with the Business; or


     (ii) to services or activities of a kind other than involving the Relevant Goods or Services.


20.2 NON-SOLICITATION AND NON-DEALING

     You will not without our prior written consent directly or indirectly at any time within the Relevant Period:

     (a)  solicit the custom of; or


     (b)  facilitate the solicitation of; or


     (c)  do business with


     any Relevant Customer in respect of any Relevant Goods and Service; or


     (a)  solicit the custom of; or


     (b)  facilitate the solicitation of; or


     (c)  do business with


     any Prospective Customer in respect of any Relevant Goods and Services; or


     (a)  interfere; or


     (b)  endeavour to interfere,


     with their continuance of supplies to us and / or any company in the Group (or the terms relating to those supplies) by any Relevant Supplier.

20.3 NON-ENTICEMENT

     You will not without our prior written consent directly or indirectly at any time during the Relevant Period:

     (a)  entice away from us or any company in the Group; or


     (b)  endeavour to entice away from us or any company in the Group; or


     (c)  employ or engage; or


     (d)  endeavour to employ or engage


     any Key Personnel.

20.4 The provisions of this Clause 20 shall constitute severable undertakings given for our benefit and the benefit of each company in the Group and may be enforced by us on behalf of any of them.

20.5 You will not at any time after the end of your employment directly or indirectly represent yourself as being in any way connected with or interested in the business of the Group (except, if it be true, as a shareholder of the Company or as a director of the Company).

20.6 You acknowledge that the restrictions contained in this Clause 20, in view of the nature of the businesses in which the Group is engaged, are reasonable and necessary in order to protect the legitimate interests of the Group.

                                     PART G

                                  OTHER MATTERS

21.  DIRECTORSHIP

     You will not except with our consent during your employment resign your office as a director of the Company or any company in the Group or do anything which could lead to you being disqualified from continuing to act as a director.

22.  DISCIPLINE AND GRIEVANCE

     The disciplinary rules applicable to your employment can be found in our disciplinary policy and may be varied by us from time to time. Our disciplinary policy does not form part of your contract and is not legally binding on us.

     In the event that you are dissatisfied with any disciplinary action taken against you or have any grievance relating to your employment you should refer the matter to the appropriate person or committee specified in our grievance procedure, who or which will give you a full and fair hearing and whose decision will be final and binding.

     Our disciplinary policy and grievance procedure are set out and available to you on our intranet site.

23.  NOTICES

     Any notice to be given under this Agreement may be given either personally or by registered post:

     o    to us at our registered office for the time being; or

     o    to you at your last known address.

     Any notice given by post will be effective on the second day (Sundays excepted) after it is posted. In proving that it was effective, it will be enough to prove that the notice was properly addressed and posted as a pre-paid first class letter.

24.  OTHER AGREEMENTS

     You acknowledge that there are no other agreements or arrangements whether written oral or implied between the Company or any company in the Group and you relating to your employment; all such previous agreements or arrangements are cancelled. You are not entering into this Agreement in reliance on any representation not set out in this Agreement.

25.  COLLECTIVE AGREEMENTS

     There are no collective agreements with trade unions which directly affect your terms and conditions.

26.  DATA PROTECTION

     You consent to us and the Group holding and processing both electronically and manually the data it collects which relates to you for the purposes of the administration and management of its employees and its business and for compliance with applicable procedures, laws and regulations. You also consent to the transfer of such personal information to other offices we or the Group may have or to other third parties whether or not outside the European Economic Area for administration purposes and other purposes in connection with your employment where it is (in our view) necessary or desirable for us to do so.

     You are also referred to our data protection policy, which is set out and available to you on our intranet site.

27.  GOVERNING LAW

     This Agreement will be governed by and construed under English law and the Courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement.

                                   SCHEDULE 1

                                   RELOCATION

     This schedule supplements the main terms and conditions of your employment set out in the main body of this Agreement.


Education Support                        The Company will cover the cost of school fees for your children until the end of their final year of secondary education when they are age 18 and travel costs to the United States should they pursue tertiary education in the United States. These fees will be paid directly by you and the Company will pay you a supplement in your salary to reimburse you for your outgoings. This supplement will be paid monthly and grossed up to cover income tax. You should advise the Company on an annual basis before the start of the school academic year on the level of support required so that the supplement can be amended appropriately.

Housing Support Costs                    The Company will pay full housing costs, in line with Company policy, initially for a period of three years commencing 14 August 2000 until 30
                                         September 2003.

Specific Relocation Costs                The Company has agreed to directly reimburse you and cover any tax liability on the following costs incurred as a result of your relocation from Murray Hill, New Jersey to the UK:-

                                         (a)  Sales costs in the US - All costs e.g. Closing costs, legal fees, realtor fees.

                                         (b)  Transfer costs - transfer and storage.

                                         (c)  Purchase Costs - survey fees,
                                              legal and search fees, stamp duty,
                                              mortgage arrangement fees,
                                              mortgage indemnity fees in the UK.

                                         (d)  Bridging loan - the Company will
                                              cover any interest on a bridging
                                              loan should you find a new
                                              property to purchase in the UK
                                              prior to sale in the US.

                                         (e)  Disturbance Allowance - A sum of
                                              Pound Sterling22,000 net will be
                                              paid to cover furnishings etc in
                                              your August 2000 salary payment.
                                              This will be paid in your August
                                              2000 salary payment.

Other Items                              Given your international transfer
                                         to the UK and the complexity of your
                                         ongoing remuneration, the Company will
                                         fund advice on completing your tax
                                         return on an ongoing basis. This will
                                         normally be capped at Pound
                                         Sterling2,000 per annum.


         IN WITNESS whereof this Agreement has been signed by or on behalf of the parties to it on the day and year first before written.

         Signed by.......................        A E Isaac
         for and on behalf of
         the Company
         in the presence of:

         Witness   R K Lourey

         Name      R K Lourey

         Address   Wimbledon

         I confirm that I have read and understood Sections 1 and 2 and Schedule 1, and on that basis I accept the terms and conditions contained in this Agreement.

         Signed by you                               Rene Medori
         in the presence of:
                                                     19-11-02

         Witness    R Lourey

         Name       R K Lourey

         Address    Wimbledon

9 October 2002


Mr Roberto G Mendoza
115 67th Street
New York
N.Y. 10021
USA

Dear Roberto

The following sets out the principal terms of your appointment as a non-executive director of The BOC Group plc ("the Company"):

1.     TERM OF OFFICE

Your appointment as a non-executive director of the Company is effective from 9 October 2002 and is on the terms, and subject to, the conditions of the Company's Articles of Association. Accordingly, it may be terminated pursuant to the terms of the Articles.

You will initially hold office until the next Annual General Meeting which is to be held on 17 January 2003 and you shall then be eligible for re-election by the shareholders. Your term of office will then expire when you retire by rotation in accordance with the Articles of Association, currently expected to be at the Annual General Meeting in 2006. At that time, however, it may be agreed by you and the Board that you stand for re-election by the shareholders for a second term.

On termination of your appointment, you undertake to resign from all offices held by you in any companies forming part of The BOC Group.

As a non-executive director you are not an employee of the Company and, for the avoidance of doubt, you accept and agree that you will have no claims against the Company or any company forming part of The BOC Group (each a "Group Company") on termination of your appointment subject only to the terms set out in paragraph 3 below.

2.     DUTIES

Your duties as a non-executive director include, but are not limited to, attendance at all Board meetings, the Annual General Meeting and meetings of board committees to which you are appointed. You may also be requested to attend meetings with third parties.

The schedule of Board meeting dates for the remainder of 2002 and for 2003 are attached (Appendix 1). The Annual General Meeting is normally held on the third Friday in January.

You are invited to become a member of the Management Resources Committee which meets immediately prior to most Board meetings. I would also invite you to join the Nomination Committee and the Audit Committee which meet as required.

At all times you will use your best endeavours to promote the interests of the Company. You should note that the Company currently maintains indemnity insurance for its directors, details of which are available from the Company Secretary.

3.     FEES AND EXPENSES

Non-executive director fees will be paid at the rate of Pound Sterling30,000 per annum. This sum will be deemed to accrue from day to day, will be payable in equal monthly instalments in arrears and is subject to deductions of national insurance and income tax under the Inland Revenue PAYE regulations. You will also be reimbursed by the Company for all expenses necessarily incurred in performing your duties.

4.     INDEPENDENT PROFESSIONAL ADVICE

You may also claim the reasonable costs of any independent professional advice which you, with or without other directors of the Company, have properly taken in the best interests of the Company as to the nature or ambit of your duties as a non-executive director. In any such case you should discuss the issues with me in advance, or if this is not deemed appropriate, then with one or more of your non-executive colleagues. A brief summary of the subject matter on which you intend to seek advice, and the name of the proposed advisers, should also be first furnished to the Company Secretary. Thereafter, the advice when obtained by you should be made available to your other directors.

5.     CONFIDENTIAL INFORMATION

At all times during, and after the termination, of your appointment as a director of the Company you must not use for your own purposes or for another's benefit or disclose to any third party any confidential information about The BOC Group.

Confidential information means details about the business, prospective business, technical processes, computer software, intellectual property rights or finances of The BOC Group, or any combinations of these matters, including without limitation, price lists, details of customers and suppliers, information relating to research and development, marketing strategies and tactics which may come into your possession by virtue of your appointment and which the Company regards, or could reasonably be expected to regard as confidential, whether or not such information is marked as such.

All confidential information and all other documents, papers and property relating thereto (on whatever media or wherever located) which may have been made or prepared by you, or at your request or have come into your possession or under your control in the course of your appointment or which relate in any way to The BOC Group, the business (including prospective business) or affairs of The BOC Group or of any customer, supplier, agent distributor or sub-contractor of The BOC Group shall as between the Company and you be deemed to be the property of the Company. You will return to the Company all such documents and other property including all copies immediately upon the termination of your appointment or at any earlier time on demand.

You will immediately inform the Company if you become aware of the possession, use or knowledge of any confidential information by any person not authorised to possess, have use or knowledge of that information, whether during or after your appointment and will, at the Company's request, provide such reasonable assistance as is required to deal with such an event.

All such confidential information should not be disclosed unless or until it enters the public domain, other than by breach of the terms of this letter, is obtained from a third party who is lawfully authorised to disclose such information, or is authorised for release by prior written consent of the Board. Notwithstanding this, you are not prevented from disclosing confidential information where it is required to be disclosed by law or any regulatory or government authority.

6.     REGULATORY REQUIREMENTS

It is a requirement under the Companies Act 1985 for a company to maintain a register showing certain personal particulars of its directors. These details must also be filed with the Registrar of Companies.

A Register of Directors' Interests must also be maintained pursuant to the Companies Act 1985. Any interests held by you or connected persons in the shares and options of the Company must be recorded. All changes to these interests must also be notified to the Company and recorded throughout your directorship of the Company. A more detailed overview of the requirements of the UK Companies Act and UK Listing Authority is contained in section 20 of the attached folder.

A personal details form is enclosed for your completion (Appendix 2) which will provide all the necessary information to comply with the various regulations. When completed return the form to our Company Secretarial Department.

The information will be used to make the necessary declarations and register entries and to produce the Form 288(a) which will be sent to you for signature to indicate your consent to act as a director. This form will then be filed with the Registrar of Companies. This must be done within 14 days of the date of your appointment.

Attached is a copy of the Directors' Reference Binder which contains information likely to be useful to you in connection with your appointment as a director of the Company.

7.     DATA PROTECTION ACT

The Company, in connection with the administration of this appointment and your directorship, will have to hold and process certain personal data relating to you. Your signature to this letter will be taken as your consent to that processing.

8.     DIRECTORS' QUALIFICATION SHARES

Pursuant to the Company's Articles of Association, as a director you are required to hold 500 ordinary shares in The BOC Group plc registered in your own name (not in a nominee name or jointly with any other person). If you do not already hold shares in the Company which would meet this requirement, the shares must be acquired within two months of the date of your appointment subject to the regulations on dealing in the Company's securities set out in the next paragraph.

When you wish to purchase the shares, using our brokers, Cazenove & Co Ltd, in London may be the easiest way. Should you wish to use Cazenove their contact details can be obtained from the Company Secretarial Department (01276 807759).

9.     DEALING IN BOC SECURITIES

There are a number of legal and regulatory requirements that restrict the dealing by directors in the securities of the Company. These are explained in more detail in sections 16 and 17 of the enclosed Directors' Reference Binder. However you should be aware that in advance of any dealing, permission must be obtained from the Chairman or Chief Executive using a 'Request for Permission to Deal in the Securities of The BOC Group plc' form enclosed. Such request should be sent via the Company Secretarial Department who will arrange for the request to be reviewed and the consent, or refusal, to deal decision to be communicated to you.

If consent is given, you should deal promptly and in any event within 3 working days from receipt of the permission. If you delay by more than 3 working days, you must reapply for permission to deal.

As a listed company, The BOC Group plc is subject to the Model Code set out in the UKLA Listing Rules. The Model Code restricts the periods during which directors may deal in a company's securities. You should be aware that the next open period for dealing will be from 13 November 2002 to 3 January 2003.

Upon completion of the transaction full details must be reported immediately to the Company Secretarial Department using the 'Notification of Dealing in Securities of The BOC Group plc' form enclosed. This information will be used to make the necessary notification to a Regulatory News Service as required by the UKLA Listing Rules.

10.    NOTICES

All notices must be given in writing and may be given by personal delivery, post or fax. Notice served by you on the Company should be sent to the Company's registered office. Notices served by the Company on you will be sent to your last known address.

Notices will be deemed to have been served:

(a)    if hand delivered, at the time of delivery; or

(b) if sent by fax, twelve hours after being transmitted (excluding weekends and public holidays) subject to satisfactory confirmation of transmission; or

(c) if sent by post, two days after posting (excluding weekends and public holidays).

11.    GOVERNING LAW

This appointment and the terms of this letter shall be governed by and construed in all respects in accordance with English law.

Yours sincerely

Rob Margetts

Rob Margetts
Chairman
encs



I acknowledge, and agree to, the principal terms of my appointment as a non-executive director of The BOC Group plc as set out above.



Signed: R G Mendoza                      Date: .........Oct 22, 2002.......

23 January 2002


Mr Matthew F C Miau
11F. No.187 Tiding Blvd
Sec 2 Neihu
Taipei
Taiwan
ROC


Dear Matthew

The following sets out the principal terms of your appointment as a non-executive director of The BOC Group plc ("the Company"):

1.     TERM OF OFFICE

Your appointment as a non-executive director of the Company is effective from 23 January 2002 and is on the terms, and subject to, the conditions of the Company's Articles of Association. Accordingly, it may be terminated pursuant to the terms of the Articles.

You will initially hold office until the next Annual General Meeting which is to be held on 17 January 2003 and you shall then be eligible for re-election by the shareholders. Your term of office will then expire when you retire by rotation in accordance with the Articles of Association, currently expected to be at the Annual General Meeting in 2006. At that time, however, it may be agreed by you and the Board that you stand for re-election by the shareholders for a second term.

On termination of your appointment, you undertake to resign from all offices held by you in any companies forming part of The BOC Group other than the joint venture BOC Leinhwa Industrial Gases Company Limited or any other company within that joint venture group of companies.

As a non-executive director you are not an employee of the Company and, for the avoidance of doubt, you accept and agree that you will have no claims against the Company or any company forming part of The BOC Group (each a "Group Company") on termination of your appointment subject only to the terms set out in paragraph 3 below.

2.     DUTIES

Your duties as a non-executive director include, but are not limited to, attendance at all Board meetings, the Annual General Meeting and meetings of board committees to which you are appointed. You may also be requested to attend meetings with third parties.

The schedule of Board meeting dates for 2002 is attached (Appendix 1). The Annual General Meeting is normally held on the third Friday in January.

You are invited to become a member of the Management Resources Committee which meets immediately prior to most Board meetings and, sometimes, additionally at the end of November.

At all times you will use your best endeavours to promote the interests of the Company. You should note that the Company currently maintains indemnity insurance for its directors, details of which are available from the Company Secretary.

3.     FEES AND EXPENSES

Non-executive director fees will be paid at the rate of Pound Sterling30,000 per annum. This sum will be deemed to accrue from day to day, will be payable in equal monthly instalments in arrears and is subject to deductions of national insurance and income tax under the Inland Revenue PAYE regulations. You will also be reimbursed by the Company for all expenses necessarily incurred in performing your duties.

4.     INDEPENDENT PROFESSIONAL ADVICE

You may also claim the reasonable costs of any independent professional advice which you, with or without other directors of the Company, have properly taken in the best interests of the Company as to the nature or ambit of your duties as a non-executive director. In any such case you should discuss the issues with me in advance, or if this is not deemed appropriate, then with one or more of your non-executive colleagues. A brief summary of the subject matter on which you intend to seek advice, and the name of the proposed advisers, should also be first furnished to the Company Secretary. Thereafter, the advice when obtained by you should be made available to your other directors.

5.     CONFIDENTIAL INFORMATION

At all times during, and after the termination, of your appointment as a director of the Company you must not use for your own purposes or for another's benefit or disclose to any third party any confidential information about The BOC Group.

Confidential information means details about the business, prospective business, technical processes, computer software, intellectual property rights or finances of The BOC Group, or any combinations of these matters, including without limitation, price lists, details of customers and suppliers, information relating to research and development, marketing strategies and tactics which may come into your possession by virtue of your appointment and which the Company regards, or could reasonably be expected to regard as confidential, whether or not such information is marked as such.

All confidential information and all other documents, papers and property relating thereto (on whatever media or wherever located) which may have been made or prepared by you, or at your request or have come into your possession or under your control in the course of your appointment or which relate in any way to The BOC Group, the business (including prospective business) or affairs of The BOC Group or of any customer, supplier, agent distributor or sub-contractor of The BOC Group shall as between the Company and you be deemed to be the property of the Company. You will return to the Company all such documents and other property including all copies immediately upon the termination of your appointment or at any earlier time on demand.

You will immediately inform the Company if you become aware of the possession, use or knowledge of any confidential information by any person not authorised to possess, have use or knowledge of that information, whether during or after your appointment and will, at the Company's request, provide such reasonable assistance as is required to deal with such an event.

All such confidential information should not be disclosed unless or until it enters the public domain, other than by breach of the terms of this letter, is obtained from a third party who is lawfully authorised to disclose such information, or is authorised for release by prior written consent of the Board. Notwithstanding this, you are not prevented from disclosing confidential information where it is required to be disclosed by law or any regulatory or government authority.

6.     REGULATORY REQUIREMENTS

It is a requirement under the Companies Act 1985 for a company to maintain a register showing certain personal particulars of its directors. These details must also be filed with the Registrar of Companies.

A Register of Directors' Interests must also be maintained pursuant to the Companies Act 1985. Any interests held by you or connected persons in the shares and options of the Company must be recorded. All changes to these interests must also be notified to the Company and recorded throughout your directorship of the Company. A more detailed overview of the requirements of the UK Companies Act and UK Listing Authority is contained in section 20 of the attached folder.

A personal details form is enclosed for your completion (Appendix 2) which will provide all the necessary information to comply with the various regulations. When completed return the form to our Company Secretarial Department.

The information will be used to make the necessary declarations and register entries and to produce the Form 288(a) which will be sent to you for signature to indicate your consent to act as a director. This form will then be filed with the Registrar of Companies. This must be done within 14 days of the date of your appointment.

Attached is a copy of the Directors' Reference Binder which contains information likely to be useful to you in connection with your appointment as a director of the Company.

7.     DATA PROTECTION ACT

The Company, in connection with the administration of this appointment and your directorship, will have to hold and process certain personal data relating to you. Your signature to this letter will be taken as your consent to that processing.

8.     DIRECTORS' QUALIFICATION SHARES

Pursuant to the Company's Articles of Association, as a director you are required to hold 500 ordinary shares in The BOC Group plc registered in your own name (not in a nominee name or jointly with any other person). If you do not already hold shares in the Company which would meet this requirement, the shares must be acquired within two months of the date of your appointment subject to the regulations on dealing in the Company's securities set out in the next paragraph.

When you wish to purchase the shares, using our brokers, Cazenove & Co Ltd, in London may be the easiest way. Should you wish to use Cazenove their contact details can be obtained from the Company Secretarial Department (01276 807759).

9.     DEALING IN BOC SECURITIES

There are a number of legal and regulatory requirements that restrict the dealing by directors in the securities of the Company. These are explained in more detail in sections 16 and 17 of the enclosed Directors' Reference Binder. However you should be aware that in advance of any dealing, permission must be obtained from the Chairman or Chief Executive using a 'Request for Permission to Deal in the Securities of The BOC Group plc' form enclosed. Such request should be sent via the Company Secretarial Department who will arrange for the request to be reviewed and the consent, or refusal, to deal decision to be communicated to you.

If consent is given, you should deal promptly and in any event within 3 working days from receipt of the permission. If you delay by more than 3 working days, you must reapply for permission to deal.

As a listed company, The BOC Group plc is subject to the Model Code set out in the UKLA Listing Rules. The Model Code restricts the periods during which directors may deal in a company's securities. You should be aware that the next open period for dealing will be from 6 February 2002 to 12 April 2002.

Upon completion of the transaction full details must be reported immediately to the Company Secretarial Department using the 'Notification of Dealing in Securities of The BOC Group plc' form enclosed. This information will be used to make the necessary notification to the Company Announcements Office of The London Stock Exchange as required by the UKLA Listing Rules.

10.    NOTICES

All notices must be given in writing and may be given by personal delivery, post or fax. Notice served by you on the Company should be sent to the Company's registered office. Notices served by the Company on you will be sent to your last known address.

Notices will be deemed to have been served:

(a)    if hand delivered, at the time of delivery; or

(b) if sent by fax, twelve hours after being transmitted (excluding weekends and public holidays) subject to satisfactory confirmation of transmission; or

(c) if sent by post, two days after posting (excluding weekends and public holidays).

11.    GOVERNING LAW

This appointment and the terms of this letter shall be governed by and construed in all respects in accordance with English law.

Yours sincerely

Rob Margetts

Chairman
encs



I acknowledge, and agree to, the principal terms of my appointment as a non-executive director of The BOC Group plc as set out above.




Signed: Matthew F C Miau                   Date: ......23 Jan 2002............

27 November 2001


Mr C J O'Donnell
Smith & Nephew
Heron House
15 Adam Street
London
WC2N 6LA

Dear Chris

The following sets out the principal terms of your appointment as a non-executive director of The BOC Group plc ("the Company"):

1.     TERM OF OFFICE

Your appointment as a non-executive director of the Company, which was effective from 19 March 2001, is on the terms, and subject to, the conditions of the Company's Articles of Association. Accordingly, it may be terminated pursuant to the terms of the Articles.

You will initially hold office until the next Annual General Meeting which is to be held on 18 January 2002 and you shall then be eligible for re-election by the shareholders. Your term of office will then expire when you retire by rotation in accordance with the Articles of Association, currently expected to be at the Annual General Meeting in 2005. At that time, however, it may be agreed by you and the Board that you stand for re-election by the shareholders for a second term.

On termination of your appointment, you undertake to resign from all offices held by you in any companies forming part of The BOC Group.

As a non-executive director you are not an employee of the Company and, for the avoidance of doubt, you accept and agree that you will have no claims against the Company or any company forming part of The BOC Group (each a "Group Company") on termination of your appointment subject only to the terms set out in paragraph 3 below.

2.     DUTIES

Your duties as a non-executive director include, but are not limited to, attendance at all Board meetings, the Annual General Meeting and meetings of board committees to which you are appointed. You may also be requested to attend meetings with third parties.

The schedule of Board meeting dates for 2002 is attached (Appendix 1). The Annual General Meeting is normally held on the third Friday in January.

You are a member of the Management Resources Committee which meets immediately prior to most Board meetings and, sometimes, additionally at the end of November, and you are also a member of the Audit Committee which meets four times a year. With effect from 18 January 2002 you will become Chairman of the Audit Committee and a member of the Nomination Committee.

At all times you will use your best endeavours to promote the interests of the Company. You should note that the Company currently maintains indemnity insurance for its directors, details of which are available from the Company Secretary.

3.     FEES AND EXPENSES

Non-executive director fees will be paid at the rate of Pound Sterling30,000 per annum. The fees will be increased by a further Pound Sterling5,000 per annum following your appointment as Chairman of the Audit Committee.

In accordance with the Smith & Nephew plc policy regarding their employees holding non-executive positions with other companies, the fees owing will be settled upon receipt of a quarterly invoice from Smith & Nephew plc. Similarly, if you incur any expenses in performing your duties these should be included on the invoice from Smith & Nephew plc as disbursements.

4.     INDEPENDENT PROFESSIONAL ADVICE

You may also claim the reasonable costs of any independent professional advice which you, with or without other directors of the Company, have properly taken in the best interests of the Company as to the nature or ambit of your duties as a non-executive director. In any such case you should discuss the issues with me in advance, or if this is not deemed appropriate, then with one or more of your non-executive colleagues. A brief summary of the subject matter on which you intend to seek advice, and the name of the proposed advisers, should also be first furnished to the Company Secretary. Thereafter, the advice when obtained by you should be made available to your other directors.

5.     CONFIDENTIAL INFORMATION

At all times during, and after the termination, of your appointment as a director of the Company you must not use for your own purposes or for another's benefit or disclose to any third party any confidential information about The BOC Group.

Confidential information means details about the business, prospective business, technical processes, computer software, intellectual property rights or finances of The BOC Group, or any combinations of these matters, including without limitation, price lists, details of customers and suppliers, information relating to research and development, marketing strategies and tactics which may come into your possession by virtue of your appointment and which the Company regards, or could reasonably be expected to regard as confidential, whether or not such information is marked as such.

All confidential information and all other documents, papers and property relating thereto (on whatever media or wherever located) which may have been made or prepared by you, or at your request or have come into your possession or under your control in the course of your appointment or which relate in any way to The BOC Group, the business (including prospective business) or affairs of The BOC Group or of any customer, supplier, agent distributor or sub-contractor of The BOC Group shall as between the Company and you be deemed to be the property of the Company. You will return to the Company all such documents and other property including all copies immediately upon the termination of your appointment or at any earlier time on demand.

You will immediately inform the Company if you become aware of the possession, use or knowledge of any confidential information by any person not authorised to possess, have use or knowledge of that information, whether during or after your appointment and will, at the Company's request, provide such reasonable assistance as is required to deal with such an event.

All such confidential information should not be disclosed unless or until it enters the public domain, other than by breach of the terms of this letter, is obtained from a third party who is lawfully authorised to disclose such information, or is authorised for release by prior written consent of the Board. Notwithstanding this, you are not prevented from disclosing confidential information where it is required to be disclosed by law or any regulatory or government authority.

6.     REGULATORY REQUIREMENTS

It is a requirement under the Companies Act 1985 for a company to maintain a register showing certain personal particulars of its directors. These details must also be filed with the Registrar of Companies.

A Register of Directors' Interests must also be maintained pursuant to the Companies Act 1985. Any interests held by you or connected persons in the shares and options of the Company must be recorded. All changes to these interests must also be notified to the Company and recorded throughout your directorship of the Company. A more detailed overview of the requirements of the UK Companies Act and UK Listing Authority is contained in section 20 of the Directors Reference Binder.

7.     DATA PROTECTION ACT

The Company, in connection with the administration of this appointment and your directorship, will have to hold and process certain personal data relating to you. Your signature to this letter will be taken as your consent to that processing.

8.     DIRECTORS' QUALIFICATION SHARES

Pursuant to the Company's Articles of Association, as a director you are required to hold 500 ordinary shares in The BOC Group plc registered in your own name (not in a nominee name or jointly with any other person).

9.     DEALING IN BOC SECURITIES

There are a number of legal and regulatory requirements that restrict the dealing by directors in the securities of the Company. These are explained in more detail in sections 16 and 17 of the Directors' Reference Binder. However you should be aware that in advance of any dealing, permission must be obtained from the Chairman or Chief Executive using a 'Request for Permission to Deal in the Securities of The BOC Group plc' form enclosed. Such request should be sent via the Company Secretarial Department who will arrange for the request to be reviewed and the consent, or refusal, to deal decision to be communicated to you.

If consent is given, you should deal promptly and in any event within 3 working days from receipt of the permission. If you delay by more than 3 working days, you must reapply for permission to deal.

As a listed company, The BOC Group plc is subject to the Model Code set out in the UKLA Listing Rules. The Model Code restricts the periods during which directors may deal in a company's securities. The dates for 2001/2002 are given in section 15 of the Directors Reference Binder.

Upon completion of the transaction full details must be reported immediately to the Company Secretarial Department using the 'Notification of Dealing in Securities of The BOC Group plc' form enclosed. This information will be used to make the necessary notification to the Company Announcements Office of The London Stock Exchange as required by the UKLA Listing Rules.

10.    PREVIOUS AGREEMENTS

This letter agreement is in substitution for all previous agreements / arrangements between you and the Company, and this letter agreement records the true and full position as at the date hereof.

11.    NOTICES

All notices must be given in writing and may be given by personal delivery, post or fax. Notice served by you on the Company should be sent to the Company's registered office. Notices served by the Company on you will be sent to your last known address.

Notices will be deemed to have been served:

(a)    if hand delivered, at the time of delivery; or

(b) if sent by fax, twelve hours after being transmitted (excluding weekends and public holidays) subject to satisfactory confirmation of transmission; or

(c) if sent by post, two days after posting (excluding weekends and public holidays).

12.    GOVERNING LAW

This appointment and the terms of this letter shall be governed by and construed in all respects in accordance with English law.

Yours sincerely

Sir David John

Chairman
encs



I acknowledge, and agree to, the principal terms of my appointment as a non-executive director of The BOC Group plc as set out above.



Signed: C J O'Donnell                         Date: ......3 / 12/ 01......

                               DATED 1ST MAY 1999

                                THE BOC GROUP PLC

                           DR KRISHNAMURTHY RAJAGOPAL

                       -----------------------------------

                                SERVICE AGREEMENT

                      ------------------------------------

THIS AGREEMENT is made on 1st May 1999

BETWEEN

THE BOC GROUP PLC, a company incorporated under the laws of England and Wales with registered number 22096 and with registered office Chertsey Road, Windlesham, Surrey GU20 6HJ (the COMPANY); and

Dr Krishnamurthy Rajagopal          (the EXECUTIVE).

IT IS AGREED as follows:

DEFINITIONS

1.       In this Agreement:

EFFECTIVE DATE means 1st May 1999

EMPLOYMENT means the employment established by this Agreement;

GROUP COMPANY means any or, where the context so admits, all of (i) any holding company of the Company from time to time, (ii) any subsidiary of the Company or of any such holding company from time to time and (iii) any other company which is a "related company" in the consolidated accounts of the Company and its subdivisions;

HOLDING COMPANY, SUBSIDIARY, SUBSIDIARIES shall have the meanings given by section 736 of the Companies Act 1985 (as amended).

EMPLOYMENT AND DUTIES

2.1 The Company shall employ the Executive and the Executive shall serve the Company as Chief Executive, BOC Edwards or in such other capacity as the Company shall reasonably require and in the course of such employment the Executive shall render such services either to the Company or to any Group Company as the Company may reasonably require.

2.2 The Employment shall begin on the Effective Date and shall continue unless and until terminated by the Company or the Executive in accordance with clauses 8.4 and 11.

2.3 The Executive's employment with any Group Company counts as part of the Executive's period of continuous employment for statutory purposes, which period began on 1 October 1981.

2.4 It is further agreed that any right to claim unfair dismissal or a redundancy payment, subject to the terms of the Employment Rights Act 1996 (or any re-enactment or amendment thereof) or otherwise, shall be excluded upon the expiry of this Agreement (without it being renewed) when the Executive attains the age of 60 years as provided in clause
         11.4 below.

2.5 During the Employment the Executive shall not act as director, employee or adviser to any other company, firm or organisation or engage in or carry on for profit or gain any other trade, business or occupation except with the previous consent in writing of the Company.

2.6 The Executive shall perform his duties hereunder at the offices of the Company at Crawley or at the offices of any Group Company or shall transfer to another location within a 25 mile radius of Crawley as the Company may in its absolute discretion from time to time require. The Executive shall not be obliged (except for visits in the ordinary course of his duties) to work for a continuous period in excess of one month or reside outside the United Kingdom.

SALARY AND INCENTIVE ARRANGEMENTS

3.1 The salary of the Executive shall be Pound Sterling200,000 per annum payable in arrears in equal monthly instalments, or such higher sum as the Company may from time to time determine. The salary shall be subject to deduction for income tax, national insurance and contributions to the Company's pension fund, deductions required by law and any other deduction which the parties from time to time agree. The Company reserves the right to deduct from the Executive's salary any amount of national insurance benefits receivable by the Executive in case of sickness. Payment shall be made direct to the Executive's bank.

3.2 The Executive shall participate in such annual and long term incentive arrangements as the Management Resources Committee of the Board shall, from time to time, determine.

HOURS OF WORK

4. The normal business hours of the Company, 37.5 hours per week, shall apply to the Executive, unless advised to the contrary, provided that the Executive shall work such other hours as may be necessary or appropriate from time to time to carry out his duties properly and effectively. The Executive shall devote the whole of his working time, attention and abilities exclusively to the business of the Company and shall in all respects obey and conform to the regulations from time to time issued by the Company and applicable to him and shall at all times faithfully serve the Company and the Group Companies and use his best endeavours to promote the interests thereof.

HOLIDAYS

5. Subject always to the requirements of the business, the Executive's annual holiday entitlement shall normally be 25 working days in each calendar year to be taken by prior arrangement with the Company and the statutory holidays normally observed by the Company. The Executive's entitlement to any holiday which is not taken by the Executive in the course of the calendar year in which it accrues shall lapse on expiry of the said year. No payment is made in lieu of holidays not taken and the Executive is not entitled to payment in lieu of holiday on termination of the Employment.

COMPANY CAR AND EXPENSES

6.1 To assist the Executive in carrying out his duties under the Employment, the Company shall during the Employment provide him with a fully expensed motor car of an age and type appropriate (in the opinion of the Company) to his responsibilities and position in the Company. Each such motor car shall be exchanged by the Company for a new motor car as soon as practicable following the expiry of a period of four years calculated from the date of registration of such motor car or according to the Company's car policy in force from time to time.

6.2 The Executive will take good care of the vehicle and will procure that the provisions and conditions of any policy of insurance are observed in all respects and will comply in full with the provisions of the Company's car policy in force from time to time. In the event of any failure on the part of the Executive to comply with the provisions of this clause 6.2 or of if at any time the Executive loses his driving licence, the Company reserves the right to require the Executive to return his company car, and shall be under no obligation to provide any replacement benefit.

6.3 The Company or another Group Company shall reimburse the Executive for all entertaining, travelling, hotel and other out of pocket expenses reasonably and properly incurred by him in the course of the Employment in accordance with the relevant rules of the Company for the time being in force.

PENSION SCHEME AND HEALTH SCHEME

7.1 During the Employment the Executive shall be eligible to belong to the Senior Executive Pension Scheme. The Executive will also be eligible to belong to the BOC Personal Accident Benefit Scheme. The Executive shall be eligible to belong to the schemes referred to in this clause 7 under the rules of the said schemes from time to time. Nothing contained in this Agreement shall limit or restrict the rights of the Executive under these schemes. A contracting out certificate is in force in respect of the Employment. Further details of the pension scheme and accident scheme may be obtained from the Pensions Department at Windlesham. The Company reserves the right to withdraw or amend any of the rules or benefits of the schemes at any time.

7.2 During the Employment, the Executive and his spouse shall be entitled to benefit under the Company's medical insurance scheme in force at any time and from time to time.

SICKNESS

8.1 If the Executive is absent from work as a result of sickness or injury he will notify the Chief Executive's office by telephone as soon as practicable on the first day of his absence or in the event of his being unable to do so as soon as reasonably practicable thereafter. A medical certificate signed by a practising medical practitioner must be submitted to the Personnel Department if the Executive is absent from work as a result of sickness or injury for more than 8 working days.

8.2 The Company will, subject to receipt of the appropriate certificate(s) in accordance with clause 8.1 and subject to the provisions of clause
         8.4 below, continue to pay the Executive at his normal rate of pay during any periods of absence through sickness or injury up to an aggregate maximum of 90 days in any calendar year of the Employment subject to the provisions of clause 3 above.

8.3 The Executive will not be entitled to be paid in respect of any period during which he has been absent without leave.

8.4 In the event of the Executive in the reasonable opinion of the Company becoming permanently incapacitated by bodily or mental illness or accident from properly discharging his duties as they were immediately prior to the said incapacity the Company may by six months' notice in writing terminate the Employment.

8.5 Statutory sick pay (SSP) will be paid by the Company where appropriate in accordance with the legislation in force at the time of absence. Any payment made by the Company under the foregoing provisions will also discharge its obligation to pay SSP. Further details of payment of SSP and of the requirements concerning notification of absence due to sickness can be obtained from the Personnel Department.

8.6 The Company reserves the right to require the Executive to undergo a medical examination by a doctor appointed by the Company at any time (provided that the costs of such examination shall be paid by the Company).

GRIEVANCE AND DISCIPLINARY PROCEDURES

9.1 A copy of the disciplinary rules and procedures of the Company in force from time to time can be obtained from the Group Personnel Department at Windlesham. These rules and procedures shall apply to the Employment and form part of this Agreement.

9.2 If the Executive is either dissatisfied with any disciplinary decision relating to him or wishes to seek to redress any grievance relating to the Employment he should appeal to the Management Resources Committee of the Board which will afford to the Executive the opportunity of a full and fair meeting and whose decision shall be final and binding.

SUSPENSION

10. The Executive may be suspended by the Chief Executive on full pay from the Employment at any time, provided that such suspension shall be for a period no longer than three months at any one time.

TERMINATION

11.1 The Company may terminate the Employment summarily (but without prejudice to its rights and remedies for any breach of this Agreement by the Executive) if;

         (a) the Executive is guilty of dishonesty or serious or persistent misconduct, in all cases whether or not in connection with or referable to the Employment; or

         (b) the Executive is declared bankrupt or enters into any general composition or arrangement with or for the benefit of his creditors including a voluntary arrangement under the Insolvency Act 1986; or

         (c) the Executive commits any material breach or non-observance of any of the terms of this Agreement or is guilty of conduct which is likely to bring himself or the Company or any Group Company into disrepute; or

         (d) the Executive becomes a patient pursuant to any statute relating to mental health; or

         (e) the Executive is convicted of any arrestable criminal offence (other than an offence under road traffic legislation in the United Kingdom).

         In the event of the Employment being terminated by the Company pursuant to this clause 11.1, the Executive shall not be entitled to receive any payment from the Company except in respect of salary accrued due to the date of such termination. This clause is without prejudice to any rights the Company may have at common law or otherwise to terminate the Employment summarily.

11.2     In addition to the Company's entitlement pursuant to clauses 8.4 and
         11.1 above of this Agreement and subject to the provisions of clauses
         11.6 and 16.1 below, the Company may terminate the Employment at any time by, at its sole and absolute discretion, either:

         (a) giving the Executive 2 years written notice of termination of the Employment; or

         (b) paying the Executive at any time salary but, for the avoidance of doubt, without any additional payment in respect of the benefits to which the Executive is entitled under clauses 3.2, 5,6,7 and 8 of this Agreement or any other contractual entitlement of the Executive under this Agreement in lieu of any required period of notice or unexpired part thereof (the "unexpired notice period") provided that: (i) to the extent that the Executive is covered by pension arrangements under clause 7.1 of this Agreement, then the Executive shall be credited with the equivalent of additional months of Pensionable Service at his then current base salary equal to the number of months of payment in lieu of any required period of notice and (ii) in the event that the Executive holds options under the Senior Executives Share Option Scheme or PSRs under the Phantom Share Scheme (or any successor scheme to those schemes) at the date of termination of the Employment then, to the extent that any such options or PSRs would have become exercisable during any period of notice which the Company might have given under paragraph (a) of this Sub-Clause, it is hereby confirmed that the Company would be minded (but not hereby committed, in view of the discretion conferred under rule 5(4) of the Senior Executives Share Option Scheme and rule 5(3)(c) of the Phantom Share Scheme) to ensure that the Executive would be entitled to retain the relevant options and / or PSRs and to exercise in accordance with the rules of the scheme any rights thereunder.

11.3     If the Company terminates the Employment in accordance with clause 11.2
         (b) above, then the Executive shall be entitled to pension and lump sum benefits which are determined in accordance with the rules from time to time of the Senior Executive Pension Scheme that apply to an individual of the Executive's age at the date of leaving. For the avoidance of doubt, the benefits will be based on the Executive's Pensionable Salary at the date of leaving.

11.4 Notwithstanding the provisions of clause 10 above, the Company shall have the right at any time after either party has given notice of termination of the Employment to require the Executive;

         (a) not to attend at any premises of the Company or any Group Company and otherwise to suspend him from the performance of any duties or obligations under this Agreement; and

         (b) to resign immediately from any offices he may hold in the Company or any Group Company.

11.5 The Employment shall terminate in any event without notice upon the Executive attaining the age of 60 years.

11.6     If notice is served by the Company pursuant to the provisions of clause
         11.2 (a) above, the Executive will be obliged to work out the notice in accordance with the provisions of this Agreement subject to clause 11.4 above.

11.7 The Company's right to make or procure a payment under the provisions of clause 11.2 (b) above is subject to the following:

         (a) the Company may deduct from such payment an amount equal to any sum owed by the Executive to the Company or any Group Company;

         (b) the Company may deduct from such payment such amount as it may be required by law to so deduct before making such payment (including without limitation deducting income tax and national insurance); and

         (c) the Company may require the Executive, before making any payment as above, to enter into such agreement as the Company may reasonably require whereby: (i) the Executive validly and effectively waives each and every claim the Executive has or may have against the Company and any Group Company and any of its or their directors or officers arising out of the termination of the Employment; and (ii) confirming that the provisions contained in clauses 12,13 and 15 of this Agreement remain in full force and effect, notwithstanding the termination of this Employment.

11.8 Notwithstanding the foregoing, references in this clause 11 to two years shall be construed as references to any shorter period that expires upon the Executive attaining the age of 60 years.

11.9 The Executive may terminate the Employment upon six months' notice in writing expiring at any time.

11.10 Termination of this Agreement pursuant to clause 8.4 above or this clause 11 shall not effect the Executive's entitlement to any accrued right or benefit under the rules from time to time of the schemes referred to in clause 7.

11.11 Upon termination of the Employment, whether lawfully or in breach of contract, the Executive shall, at the request of the Company, forthwith:

         (a) in writing under seal resign his position as a director of any Group Company without compensation for loss of office as such director, and should the Executive fail to do so, he hereby irrevocably authorises the Company to appoint some person in his name and on his behalf to sign any documents and do all things necessary or requisite to give effect thereto; and

         (b) execute stock transfer forms in favour of the Company or any Group Company or such nominee as it shall appoint in respect of any nominee shares held by the Executive on behalf of the Company or any Group Company.

COMPANY PROPERTY

12. On termination of the Employment the Executive shall, unless otherwise agreed, forthwith return to the Company all correspondence, documents, data, books, papers (including copies), materials, credit cards, his company car, car keys and all other property and information relating to the Company or Group Companies or their affairs remaining in the Executive's possession or under his power or control.

SHARE OPTION AND OTHER RIGHTS ON TERMINATION

13.1 It is acknowledged that the Executive may, during the Executive's period of continuous employment with the Company, be or have been granted rights under the rules from time to time of the BOC Senior Executive Share Option Scheme or any other share incentive, share option, bonus or phantom scheme operated by the Company or any Group Company to acquire shares in the Company or any other Group Company.

13.2 If, on termination of the Employment whether lawfully or in breach of contract, the Executive loses, under the rules of the relevant scheme referred to in clause 14.1, any such rights which may have been granted to him, the Executive shall not be entitled, by way of compensation for loss of office or otherwise howsoever, to any sum or other benefit to compensate him for the loss of any rights under any such scheme.

RESTRAINT ON THE ACTIVITIES OF THE EXECUTIVE

14.1 The Executive shall keep secret and shall not at any time (whether during the Employment or after the termination of the Employment) use for his own or another's advantage, or reveal to any person, firm, company or organisation, and shall use his best endeavours to prevent the publication or disclosure of any of the trade secrets, business methods, computer systems or information which the Executive knew or ought reasonably to have known to be confidential concerning the business or affairs of (i) the Company, (ii) any Group Company, or
         (iii) any of its or their customers, so far as they shall have come to his knowledge during the Employment until the same has become public knowledge without fault on the part of the Executive. This obligation shall include (but not be limited to) information of a secret or confidential character relating to the plans, trade or business of the Company or any Group Company or to the methods, processes, formulae, appliances, machinery or plant used by either it or them and any experiments or research carried out by it or them or by any person in its or their employment. The restrictions contained in this clause shall not operate so as to prevent the Executive from using his own personal skill in any business in which he may be lawfully engaged (subject to clauses 15.7 and 15.8 below) after the Employment is ended.

14.2 The Executive shall not, after the termination of the Employment, make any communication to the press or publish any material or include in any lecture or document any matter relating to the Company or any Group Company, or any matters with which the Company or any Group Company may be concerned, unless the Executive shall have previously and on each occasion obtained permission from the Company.

14.3 In the course of his duties, the Executive may produce original work or designs or make inventions. The Executive shall promptly refer to the Company any original work, invention or design made or discovered or devised by him (either alone or with others) during or in the consequence of his work with the Company or any Group Company and, at the Company's expense, if the Company considers the matter may be relevant to its business or that of any Group Company, do all things reasonably required of him to enable patent or other industrial property protection to be applied for and obtained either in the Company's name or as may be appropriate. Industrial property rights arising from all work carried out by the Executive in the course of his normal (or specifically assigned) duties belong to the Company and its Group Companies.

14.4 The provisions of clause 14.3 above do not prejudice any rights under the Patents Act 1977 in relation to any invention made by the Executive.

14.5 During the Employment the Executive shall not knowingly deal directly or indirectly in any shares of the Company or any Group Company except in accordance with the rules on insider dealing from time to time in force in the Company.

14.6 Without prejudice to clause 14.5 above, the Executive shall not deal directly or indirectly in any shares of any company at a time when by reason (directly or indirectly) of his Employment he is in possession of confidential information which if generally known might reasonably be expected materially to affect the market price of such shares nor shall he pass on such information to any third party except upon the specific authority of the Company.

14.7 For a period of twelve months after the termination of this Agreement the Executive shall not undertake or carry on either alone or in partnership or be employed by or be interested in either directly or indirectly, other than as the holder of publicly quoted shares, any trade or business which is similar to and, by virtue of its location, competes with any trade or business being carried on (including, without limitation, a trade or business being carried on in the United Kingdom and the USA) at the date of termination of the Employment by
         (i) the Company or (ii) any Group Company and in which the Executive has been involved or with which the Executive has been concerned as part of the Employment.

14.8 For a period of twelve month's after the termination of this Agreement the Executive shall not, directly or indirectly (whether on his own account or for any person, firm, company or organisation):

         (a) solicit or endeavour to solicit or entice away or endeavour to entice away from the Company or any Group Company: or

         (b)      deal with
         any person, firm, company or organisation who or which in the preceding twelve months shall have been a customer of or in the habit of dealing with (i) the Company or (ii) any Group Company, and with whom the Executive has had direct dealings or personal contact as part of the Employment so as to harm the goodwill of the Company or any Group Company.

14.9 For a period of twelve months after the termination of the Employment the Executive shall not (whether on his own account or for any other person, firm, company or organisation) solicit or endeavour to solicit or entice away or endeavour to entice away from the Company or any Group Company, any employee employed in any executive capacity at the date of termination of the Employment or at any time within a period of twelve months prior to that date and with whom the Executive has worked or with whom he has had personal contact as part of the Employment.

14.10    The Executive acknowledges and agrees:

         (a)      that each of clauses 14.1, 14.2, 14.3, 14.5, 14.6, 14.7, 14.8 and 14.9 constitute an entirely separate and independent restriction on him;

         (b) that the duration, extent and application of each of the restrictions are no greater than is necessary for the protection of the interests of the Company; and

         (c) that if any such restriction shall be adjudged by any court of competent jurisdiction to be void or unenforceable as going beyond what is reasonable in the circumstances for the protection of the interests of the Company but would be valid if part of the wording thereof was deleted the restriction shall apply within the jurisdiction of that court with such deletions as may be necessary to make it valid and effective.

14.11 Each covenant is given by the Executive to the Company on its own behalf and as agent for each other Group Company.

14.12 Any reference in this clause 14 to Group Company shall include the Company, any holding company from time to time of the Company and any subsidiary from time to time of the Company or of any such holding company.

MISCELLANEOUS

15.1 The Company shall be entitled upon the termination of this Agreement to set off or transfer any monies payable to the Executive hereunder including any monies due to the Executive under the terms of the respective schemes referred to in clause 7 hereof in or towards satisfaction of any liability of the Executive to the Company or any Group Company on any other account.

15.2 This Agreement supersedes all previous agreements (if any) between the Company or any Group Company and the Executive relating to the terms or conditions of the Employment but shall not take effect so as to release the Executive from any obligation to any of the said companies relating to the protection of proprietary, secret or confidential material or information and related matters.

15.3 Any notice to be given under this Agreement to the Executive may be served by being handed to him personally or by being sent by recorded delivery first class post to him at his usual or last known address; and any notice to be given to the Company may be served by being left at or by being sent by recorded delivery first class post to its registered office for the time being. Any notice served by post shall be deemed to have been served on the day (excluding Sundays and statutory holidays) next following the date of posting and in proving such service it shall be sufficient proof that the envelope containing the notice was properly addressed and posted as a prepaid letter by recorded delivery first class post.

15.4 This Agreement is governed by, and shall be construed in accordance with, the laws of England.







AS WITNESS the hands of the parties the day and year first before written.

SIGNED by F D Rosenkranz, Chief              F D Rosenkranz
Executive, for and on
Behalf of the Company:


In the presence of:                          D F Beattie


SIGNED AS A DEED and
DELIVERED by the Executive
in the presence of:                          K Rajagopal


WITNESS                                      M Noel
                                             M Noel
Name: Address                                The BOC Group

THIS DEED OF VARIATION, made on 22nd November 2002 is a variation in the terms of the Service Agreement dated 1 May 1999 (the Service Agreement) between

THE BOC GROUP PLC (the Company) and

DR KRISHNAMURTHY RAJAGOPAL (the Executive)

Whereby it is agreed between the parties that the following variations shall be made to the Service Agreement:

1.       Clauses 11.2 and 11.3 shall be replaced with the following clauses:-

         11.2     In addition to the Company's entitlement pursuant to clauses
                  8.4 and 11.1 above of this Agreement and subject to the provisions of clauses 11.6, the Company may terminate the Employment at any time by, either:

                  (a) giving the Executive 12 months written notice of termination of the Employment (the "Notice Period"); or at its sole and absolute discretion,

                  (b) paying the Executive a sum in lieu of the Notice Period or any unexpired portion of the Notice Period. Such payment shall be equivalent to the salary, bonus (calculated by reference to the average of actual bonus payments, if any, over the previous two financial years provided that, where your employment is terminated in accordance with this paragraph within five years of 22 November 2002, this amount will be no less than the average of the actual bonuses paid for the Company's financial years 2000/01 and 2001/02) and the cash allowance in lieu of Company car (each pro rata to the unexpired portion of the Notice Period) and shall be deemed to include compensation for any other payments or benefits which might otherwise have been received during the Notice Period subject to the provisions set out below. The payment shall be subject to deductions of income tax and National Insurance as appropriate, together with any amounts owed to the Company. The Executive will not under any circumstances have any right to receive a payment in lieu of the Notice Period or any unexpired portion of the Notice Period under this sub clause unless the Company has exercised its option to do so.

                  Where your employment continues during all part of the Notice Period then, for the purpose of the calculation of any bonus payment for such period, your personal performance rating will not be less than the average of your personal performance ratings over the previous two financial years.

                  Where your employment is terminated by the Company in accordance with this paragraph 11.2 then, for the purpose of the exercise of share options granted to you under any Company share option scheme prior to the date of this Agreement, you will be deemed to cease to be an Executive on the date 12 months after the expiry (or notional expiry) of the Notice Period.

         11.3 If the Company decides to exercise its discretion to terminate the Employment in accordance with clause 11.2 (b) above the Company agrees that prior to such notice being given the Company shall procure that the Executive shall be entitled and shall be granted pension and lump sum benefits which are determined in accordance with the rules from time to time of the Senior Executive Pension Scheme that apply to an individual of the Executive's age at the date of leaving but calculated as though the Executive had a period of Pensionable Service which was equal to his actual Pensionable Service plus the Notice Period or any unexpired notice period. For the avoidance of doubt, the benefits will be based on the Executive's Pensionable Salary at the date of the termination of the Employment.

2 Clause 14.7 shall be amended so that the period of the restriction after the termination of the Service Agreement shall be a period of six months and not twelve months.

3 Clause 14.8 shall be amended so that the period of the restriction with regard to clause 14.8 (b) (the dealing provision) after the termination of the Service Agreement shall be for a period of six months and not twelve months.

IN WITNESS whereof this Deed of Variation has been signed by or on behalf of the parties to it on the day and year first before written.

EXECUTED AS A DEED BY
The BOC Group plc acting by

A E Isaac.....................(Director)

and

C A Hunt......................(Acting Secretary)


SIGNED AS A DEED and..........K Rajagopal
DELIVERED by the
Executive

in the presence of

Witness  R K Lourey

Name     R Lourey
Address  34 Ernle Rd
         Wimbledon

                             DATED 21 NOVEMBER 2002

                                THE BOC GROUP INC

                                       AND

                                   JOHN WALSH

                        --------------------------------

                               EMPLOYMENT CONTRACT

                         -------------------------------

                                TABLE OF CONTENTS


                                                                                                PAGE

SECTION 1                                                                                        2
THE KEY TERMS                                                                                    2
SECTION 2                                                                                        4
PART A                                                                                           4
DEFINITIONS                                                                                      4
PART B                                                                                           6
MAIN NON-MONETARY TERMS                                                                          6
1.  JOB TITLE, NORMAL HOURS OF WORK, NORMAL PLACE OF WORK AND
    START OF EMPLOYMENT                                                                          6
2.  DUTIES                                                                                       6
3.  OTHER INTERESTS                                                                              6
PART C                                                                                           8
BENEFITS                                                                                         8
4.  SALARY                                                                                       8
5.  BONUS AND INCENTIVES                                                                         8
6.  SHARE OPTIONS                                                                                8
7.  COMPANY CAR                                                                                  9
8.  PENSION                                                                                      9
9.  EXPENSES                                                                                     9
10. VACATION AND VACATION PAY                                                                    9
11. SICKNESS AND SICK PAY                                                                        10
PART D                                                                                           11
CONFIDENTIALITY AND INTELLECTUAL PROPERTY                                                        11
12. CONFIDENTIALITY                                                                              11
13. INTELLECTUAL PROPERTY RIGHTS                                                                 11
PART E                                                                                           14
TERMINATION OF EMPLOYMENT                                                                        14
14. NOTICE                                                                                       14
15. GARDEN LEAVE AND SUSPENSION                                                                  15
16. DISMISSAL ON SHORT NOTICE                                                                    16
17. DISMISSAL WITHOUT NOTICE                                                                     16
18. RETIREMENT                                                                                   16
PART F                                                                                           17
RESTRICTIVE COVENANTS / AFTER TERMINATION OF EMPLOYMENT / WHILST ON GARDEN LEAVE                 17
19. RETURN OF PROPERTY; RESIGNATIONS FROM OFFICE; TRANSFER
    OF SHARES                                                                                    17
20. RESTRICTIONS                                                                                 17
PART G                                                                                           20
OTHER MATTERS                                                                                    20
21. INJUNCTIVE RELIEF                                                                            20
22. SEVERABILITY AND REFORMATION                                                                 20
23. DIRECTORSHIP                                                                                 20
24. DISCIPLINE AND GRIEVANCE                                                                     20
25. NOTICES                                                                                      21
26. OTHER AGREEMENTS                                                                             21
27. COLLECTIVE AGREEMENTS                                                                        21
28. DATA PROTECTION                                                                              21
29. SUCCESSORS                                                                                   22
30. AMENDMENT; WAIVER                                                                            22
31. SURVIVAL                                                                                     22
32. GOVERNING LAW                                                                                22
33. COUNTERPARTS                                                                                 22
SCHEDULE 1                                                                                       23

                               EMPLOYMENT CONTRACT

                                    SECTION 1

                                  THE KEY TERMS

            (to be read in conjunction with Section 2 and Schedule 1)

The terms and conditions contained in this Section 1, together with those contained in Section 2 and Schedule 1, outline the main terms and conditions of your employment.


Employer:                                    The BOC Group, Inc., a Delaware Corporation where we refer to The BOC Group Inc in this contract we will use the
                                             "Company", "we", "us" or "our").

Employee:                                    Mr John Walsh (where we refer to you as the employee we
                                             will use "you" or "your").

Job Title:                                   Chief Executive, Industrial and Special Products or such
(Clause 1)                                   other title as we may from time to time reasonably assign
                                             to you.

Effective Date:                              12 July 2001
(Clause 1)

Start Date of Continuous Employment:         27 October 1986
(Clause 1)

Normal place of work:                        The Company's offices in Murray Hill, New Jersey, or at
(Clause 1)                                   such other location as we may from time to time require.

Reporting Person:                            Mr A E Isaac, Chief Executive, The BOC Group.
(Clause 2)

Base Salary:                                 US$15,173.08 bi-weekly, which has an annual equivalent of
(Clause 4)                                   US$394,500


Pension:                                     The Cash Balance Retirement Plan ("CASH"), the US Top Hat
(Clause 8)                                   Pension Program, the Savings Investment Plan ("SIP"), the
                                             'CASH' and 'SIP' make-up Accounts.

Vacation:                                    25 days per calendar year.
(Clause 10)


Notice Period:                               When given by the Company: 12 months. When given by you: 6
(Clause 14)                                  months.


Additional company policies and procedures from time to time are set out and available to you on our intranet site. The policies and procedures do not form part of your contract of employment. However, you are expected to comply with such policies and procedures to the extent that they apply to you.

If there is any conflict between this Agreement and any policy or procedure, this Agreement will take priority.

                                    SECTION 2

                                     PART A

                                   DEFINITIONS

In this Section 2:

o        "BOARD" means our board of directors from time to time;

o "BOC GROUP PLC" means The BOC Group plc, a company incorporated under the laws of England and Wales.

o "BUSINESS" means our business, the business or businesses of BOC Group plc, or businesses or those of any other company in the Group in or with which you have been involved or concerned at any time during the period of 12 months prior to the Restriction Date;

o "COMPANY WORKS" means all Works authored, originated, conceived, written or made by you alone or with others (except only those Works which are authored, originated, conceived, written or made by you wholly outside the course of your employment);

o "DIRECTLY OR INDIRECTLY" means you acting either alone or jointly with or on behalf of any other person, firm or company, whether as principal, partner, manager, executive, employee, contractor, director, consultant, investor or otherwise;

o "GROUP" means the Company, BOC Group plc and any company which is from time to time an associated company of the Company and / or BOC Group plc. In this definition "ASSOCIATED COMPANY" means BOC Group plc, a holding company of BOC Group plc or any Subsidiary of BOC Group plc or any such holding company;

o "INTELLECTUAL PROPERTY RIGHTS" means any and all patents, trade marks, signs and services marks, rights in designs, trade or business names or signs, copyrights, database rights and topography rights (whether or not any of these is registered and including applications for registration of any such thing) and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may exist anywhere in the world;

o "KEY PERSONNEL" means any person who is at the Restriction Date, or was at any time during the period of 12 months prior to the Restriction Date, employed or engaged in the Business in an executive capacity and with whom you had material contact during that time;

o "PERMANENTLY DISABLED" means either (i) you become incapacitated by bodily injury or disease (including as a result of mental illness) so as to be unable to regularly perform the duties of your position for a period in excess of 180 days in any consecutive twelve-month period or
         (ii) a qualified independent physician determines that you are mentally or physically disabled so as to be unable to regularly perform the duties of your position and such condition is expected to be of a permanent duration.

o "PROSPECTIVE CUSTOMER" means any person, firm or company who has been engaged in negotiations, with which you have been personally involved, with us or a company in the Group with a view to purchasing goods and services from us or any company in the Group in the period of 12 months prior to the Restriction Date;

o "RELEVANT CUSTOMER" means any person, firm or company who at any time during the 12 months prior to the Restriction Date was a customer or client of ours or any company in the Group, with whom or which you dealt directly or for whom or which you were responsible on behalf of us or any company in the Group at any time during that period;

o "RELEVANT GOODS OR SERVICES" means any goods or services competitive with those supplied by us or by any company in the Group in our, or in its, capacity as a gases business, at any time during the 12 months prior to the Restriction Date in the supply of which you were involved or concerned at any time during that period;

o        "RELEVANT PERIOD" means:

         (i) for the purposes of Clause 20.1, the period of 6 months from the Restriction Date; and

         (ii) for the purposes of Clauses 20.2 and 20.3, the period of 12 months from the Restriction Date;


o "RELEVANT SUPPLIER" means any person, firm or company who at any time during the 12 months prior to the Restriction Date was a supplier of any goods or services (other than utilities and goods or services supplied for administrative purposes) to us or any company in the Group and with whom or which you had personal dealings during your employment other than in a minimal way;

o "RESTRICTION DATE" means the earlier of the Termination Date and the start of any period of Garden Leave;

o "SUBSIDIARY" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with, such person. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" or "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

o        "TERMINATION DATE" means the date on which your employment terminates;
         and

o "WORKS" means all works, designs, innovations, inventions, improvements, processes, copyrights, trade marks and trade names and all other similar intellectual property that gives rise to any Intellectual Property Right.

                                     PART B

                             MAIN NON-MONETARY TERMS

1        JOB TITLE, NORMAL HOURS OF WORK, NORMAL PLACE OF WORK AND START OF
         EMPLOYMENT

         Your Job Title is specified in the Key Terms.

         Your normal place of work is specified in the Key Terms. You will travel to such places inside or outside the United States as we may from time to time reasonably require, and you may be required to reside in the United Kingdom for a continuous period in connection with your employment with the Company.

         Your employment with us under this Agreement will begin on the Effective Date set out in the Key Terms or, if earlier, began on the Start Date of Continuous Employment set out in the Key Terms.

2        DUTIES

         Your role, powers and duties will be those which the Board may from time to time properly assign to you, and you will report to the Reporting Person specified in the Key Terms. You may be required to carry out additional duties or alternative, comparable roles either for us or the Group and either on a temporary or a permanent basis without additional remuneration.

         During your employment you will:

         (a) faithfully and diligently and to the best of your ability exercise such powers and perform such duties as the Board may require, and comply with all limitations, rules and regulations the Board may notify to you;

         (b) at all times endeavour to promote the interests and reputation of the Group;

         (c) subject to any consent given by us under Clause 3 below, devote the whole of your time, attention and ability to your duties; and

         (d) at all times keep us fully informed (in writing if so requested) of your conduct of our business or affairs and provide such explanations as we may require.

3        OTHER INTERESTS

         During your employment you will not, without first obtaining our written consent (and we will not unreasonably withhold our consent):

         (a)      undertake any other business or occupation; or

         (b) become a director, employee or agent of any other company or firm or person; or

         (c) hold a direct or indirect interest in any supplier or customer of any company in the Group; or

         (d) hold an interest in any other company or firm other than a shareholding in any company in the Group or a shareholding not exceeding 5% in a company listed on a recognised stock exchange unless we require you not to do so in any particular case on the ground that such other company is or may be carrying on a business competing or tending to compete with any business of the Group.

         During your employment you will not knowingly deal directly or indirectly in any shares of BOC Group plc, the Company or any company in the Group except in accordance with the Guide for Dealing in the Securities of The BOC Group plc for Directors and Designated Employees from time to time, which will be made available to you on request.

                                     PART C

                                    BENEFITS

4        SALARY

         We will pay your Base Salary as set out in the Key Terms less applicable taxes and any other withholdings or deductions required by law or agreed in advance.

         Your Base Salary accrues from day to day and we will pay this in accordance with our payroll practices as in effect from time to time, to an account nominated by you.

         Your Base Salary includes any fees or remuneration to which you may be entitled as an employee, director, nominee or representative of the Company or any company in the Group.

         Although we are not obliged to increase your Base Salary, it will be reviewed annually on 01 January and from time to time.

         By signing this agreement, you hereby authorize us to deduct from your Base Salary any sums due from you to us.

5        BONUS INCENTIVES AND OTHER BENEFITS

         (a) You will be eligible to participate in the BOC Group Variable Compensation Plan in accordance with its terms from time to time. Bonus payments under the BOC Group Variable Compensation Plan will depend upon our business performance and your personal performance.

                  Bonus payments will be made less applicable taxes and any other withholdings or deductions required by law. We reserve the right to vary, replace or withdraw the BOC Group Variable Compensation Plan at any time.

         (b) You may participate in our annual and long term incentive arrangements as notified to you from time to time. Your participation will be subject to the rules of any such annual and long term incentive arrangements. We reserve the right to vary, replace or withdraw the annual and long-term incentive arrangements at any time.

         (c) You will also be eligible for all other benefits that will apply to an employee at your level within the US, as notified to you by The Company from time to time.

6        SHARE OPTIONS

         If at any time you are granted options under a share option scheme of BOC Group plc, those options will be subject to the rules of that scheme of BOC Group plc in force from time to time. The rules of any such option scheme will not form part of your contract of employment. If your employment terminates for any reason you will not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under any such scheme which you may otherwise have enjoyed.

         Where your employment is terminated by the Company in accordance with Clause 14 of this Agreement then, for the purpose of the exercise of share options granted prior to the date of this Agreement, you will be deemed to cease to be an Executive on the date 12 months after the expiry (or notional expiry) of the Notice Period.

7        COMPANY CAR

         We will provide you with a car in accordance with our Executive Leased Car Program. You will observe the provisions and conditions of any policy of insurance and the Rules of the Program in force from time to time.

8        PENSION

         You will be eligible to participate in our Cash Balance Retirement Plan ("CASH"), US Top Hat Program ("Top Hat Program"), Savings Investment Plan ("SIP") and the CASH and SIP Make-up Accounts, subject to their rules as amended from time to time.

9        EXPENSES

         We will reimburse any expenses reasonably incurred by you in the proper performance of your duties, subject to production of valid receipts with expenses claim documentation in accordance with our expenses policy.

10       VACATION AND VACATION PAY

         Our holiday year runs from 1 October to 30 September.

         For each full calendar year you are entitled to the number of days' public holiday set out in the Key Terms, in addition to public holidays. If you leave or join us during a calendar year, your holiday entitlement will be calculated on a pro rata basis.

         Where accrued holiday cannot be taken on termination of employment, payment in lieu of holiday will be made in accordance with the Company's policies as in effect from time to time. Where you have taken holiday in excess of your holiday entitlement a sum equivalent to any salary received for holiday taken in excess of your holiday entitlement will be deducted by us from any sums due to you on the termination of your employment calculated on the basis of 1/260th of your current annual Base Salary for each day taken in excess of your holiday entitlement.

         Your holiday dates should be agreed in advance. Any holiday not taken in the calendar year in which it accrues may be carried into the following calendar year but must be used by the end of March in the following calendar year, after which it will lapse. No payment will be made in lieu of untaken holiday except on termination of employment.

         We may require you to take any unused holiday entitlement during your Notice Period or any period of Garden Leave, even if booked to be taken after the end of the Notice Period or any period of Garden Leave.

11       SICKNESS AND SICK PAY

         In accordance with the provisions of the Salary Continuation Plan, if you are absent from work you are entitled to receive pay in accordance with the Rules of the Plan.

         Details of the Plan are set out and available to you on our Intranet site.

         You continue to be eligible to participate in our Long Term Disability Plan, which may, subject to the rules of the Plan, provide additional benefits after the benefits under the Salary Continuation Plan have been exhausted.

         You continue to be eligible to participate in the US Comprehensive Medical and Dental Plans (the "Medical Plans") details of which are set out and available to you on our Intranet site subject to the rules of such Plans as amended from time to time.

         Unless your employment is terminated in any of the circumstances set out in Clause 17, and subject to the following paragraph, on termination of your employment your membership (which, for the avoidance of doubt, will include coverage for pre-existing conditions in respect of all your nominated members) of the Medical Plans will continue for a period of 18 months after the Termination Date. In respect of your continued membership of the Medical Plans you will be required to pay to the Company, for the first 12 months of this period, the employee contribution rate only, and for the final 6 months of this period the full contribution rate plus 2% administration fee.

         If, at the Termination Date, you have met the age and service requirements for participation in the BOC Group Retiree Medical Program (the "Retiree Medical Program"), you will be entitled to enrol in the Retiree Medical Program in accordance with its rules, as amended from time to time.

                                     PART D

                    CONFIDENTIALITY AND INTELLECTUAL PROPERTY

12       CONFIDENTIALITY

         You will at all times (both during and after the end of your employment) keep confidential all private information about the Company (or about any other company or business in the Group), including technical and financial information, which you may have acquired while in our employment. You will not use such information for your own benefit or for the benefit of any business not within the Group. You will keep such information confidential to yourself and your immediate supervisor, unless otherwise instructed by us. Such information includes (without limitation) the following:

         (a) the business methods and information of any member of the Group (including, without limitation, prices charged, discounts given to customers or obtained from suppliers, product development, marketing and advertising programmes, costings, budgets, turnover, sales targets and other financial information);

         (b) lists and particulars of the Group's suppliers and customers and the individual contacts at such suppliers and customers;


         (c) details and terms of our agreements with suppliers and customers;


         (d) manufacturing or production processes and know-how employed by any member of the Group or their suppliers; and


         (e) details as to the design of the Group's or its suppliers' products and inventions or developments relating to future products.

         You will not, after the termination of your employment, or during your employment (except in the ordinary course of your duties), make any communication to the press or publish any material or include in any lecture or document any matter relating to us or any company in the Group, or any matters with which we or any company in the Group may be concerned, unless you have previously and on each occasion obtained permission from us.

13       INTELLECTUAL PROPERTY RIGHTS

13.1 All Company Works shall vest in and be owned by us immediately upon their creation. It will be part of your normal duties to:

         (a) consider in what manner and by what new methods or devices our products, services, processes, equipment or systems with which you are concerned or for which you are responsible might be improved; and

         (b) promptly disclose to us full details of any invention or improvement which you make or discover in the course of your duties including, without limitation, details of all Company Works; and

         (c)      further our interests

         with the intent that subject to applicable law we will be entitled to ownership of any Company Works and to the exclusive use of them free of charge and any third party rights.

13.2 If such rights do not vest immediately in us you agree to assign to us all of your right, title and interest in the Company Works together with all of your right, title and interest in any and all Intellectual Property Rights which exist in the Company Works.

13.3 If such rights do not vest immediately in us you agree to assign to us all future copyright in the Company Works and you agree that all such future copyright will vest in us by operation of law.

13.4 You irrevocably and unconditionally waive, in our favour, and in favour of our licensees and successors-in-title, any and all rights conferred on you in relation to the Company Works (existing or future) and any and all other rights under any legislation now existing or in future enacted in any part of the world. You will, at our request and expense, take all steps that may be necessary or desirable to us to enforce against any third party your rights in any of the Company Works.

13.5 You acknowledge that these covenants will be treated as good consideration and we will be the proprietor of any design which forms part of the Company Works.

13.6 You will not knowingly do anything to imperil the validity of any patent or protection or any patent application therefor relating to any of the Company Works but will at our cost render all possible assistance to us both in obtaining and in maintaining such patents or other protection.

13.7 You will not either during your employment or afterwards exploit or assist others to exploit any of the Company Works or any invention or improvement which you may make or discover in the course of your duties.

13.8 You hereby irrevocably authorise us as your attorney-in-fact for the purposes of this Clause 13 to use your name and to sign and to execute any documents or do any thing on your behalf (or where permissible to obtain the patent or other protection in our name or in that of our nominees in relation to any of the Company Works).

13.9 You will both during your employment under this Agreement and afterwards, at our request and expense, do all things and execute all documents necessary or desirable to give effect to the provisions of this Clause 13.

13.10 The provisions of this Clause 13 will constitute severable undertakings given for our benefit and the benefit of each company in the Group and may be enforced by us on behalf of any of them or by any such company directly.

                                     PART E

                            TERMINATION OF EMPLOYMENT

14       NOTICE

         In order to terminate your employment under this Agreement, you must give to us in writing not less than the Notice Period set out in the Key Terms.

         Subject to Clauses 16,17 and 18, you are entitled to receive from us in writing not less than the Notice Period set out in the Key Terms. Where your employment continues during all part of the Notice Period then, for the purpose of the calculation of any bonus payment for such period, your personal performance rating will not be less than the average of your personal performance ratings over the previous two financial years.

         After notice has been given in accordance with this Agreement or following any period of Garden Leave under Clause 15, we may at our discretion terminate your employment by paying you a sum in lieu of the unexpired portion of the Notice Period. Such payment will be made as soon as reasonably practicable and shall be equivalent to the aggregate of:

         (a)      your Base Salary;


         (b) your bonus (calculated by reference to the average of actual bonus payments, if any, over the previous two financial years provided that, where your employment is terminated in accordance with this paragraph within five years of the date of this Agreement, this amount will be no less than the average of the actual bonuses paid for the Company's financial years 2000/01 and 2001/02);

         (c)      the cash allowance in lieu of your Company car.


         each pro rata to the unexpired portion of the Notice Period and shall be deemed to include compensation for any other payments or benefits which you might otherwise have received during the Notice Period, other than pension benefits (which are dealt with below). The payment shall be subject to income tax witholdings and normal statutory and voluntary, if any, deductions, together with any amounts you owe to us. You will not under any circumstances have any right to receive a payment in lieu of the Notice Period unless we have exercised our option to do so.

         If we terminate your employment in accordance with the preceding paragraph, the Top Hat Program benefit will be calculated based on your age at the notional expiry of your Notice Period and the amount of credited service will be equal to your actual credited service plus the unexpired portion of the Notice Period. For the avoidance of doubt, the benefit will be based on your final five-year average covered compensation (as defined in the rules of the Top Hat Program) at your Termination Date. Your active participation in CASH and SIP will cease on your date of termination. We will credit your CASH and SIP Make-up Accounts with an amount which is equivalent to the amount we would have contributed on your behalf to CASH, SIP and the CASH and SIP Make-up Accounts during the unexpired portion of your notice period.

         You will be responsible for any income tax or other statutory and voluntary deductions payable on any sums paid to you under this section.

15       GARDEN LEAVE AND SUSPENSION

         We may at any time or from time to time suspend you from the performance of your duties and/or exclude you from any of the premises of the Group:

         (a) during all or any part of your Notice Period (defined as a period of "GARDEN LEAVE") where we reasonably believe that you are, or will be at any time during your Notice Period, engaged, concerned or interested in any business concern in circumstances requiring our prior written consent under Clause 20.1; or

         (b) for no longer than one month at any one time, in circumstances in which we reasonably believe that you are guilty of misconduct or are in breach of this Agreement and in order that the circumstances giving rise to that belief may be investigated (defined as a period of "SUSPENSION").

         We are not obliged to give you any powers or duties or to provide any work for you. During any period of Garden Leave or Suspension we may appoint any other individual to perform your duties.

         Base Salary and other benefits will continue to be paid during any period of Garden Leave or Suspension.

         During any period of Garden Leave or Suspension, you will:

         (a) be bound by the provisions of this Agreement (including your obligations under clauses 12, 13 and 20) and must continue at all times to conduct yourself with good faith towards us and not do anything that is harmful to us or any company in the Group;

         (b) not contact or deal with customers, suppliers or employees of any member of the Group or enter onto the premises of any member of the Group without the prior written consent of the Reporting Person; and

         (c) remain available to perform any reasonable duties required by us; if you do not, we will not be obliged to pay your Base Salary and other benefits during any period in which you are not available.

16       DISABILITY

         If in our reasonable opinion you become Permanently Disabled, we may terminate your employment by giving to you in writing not less than the Notice Period set out in the Key Terms. In this event any payments to which you are entitled during your notice period will be subject to the deduction of any sums payable under the Salary Continuation Plan and the Long Term Disability Plan.

17       DISMISSAL WITHOUT NOTICE

         We may summarily terminate your employment without notice or any compensation or payment in lieu thereof if you:

         (a) are convicted of or plead no contest to any criminal offence other than a minor misdemeanour, or an offence under road traffic legislation for which a penalty other than imprisonment is imposed; or

         (b) commit any act of dishonesty or serious or persistent misconduct, any act of gross negligence or other material breach or non-observance of this Agreement; or

         (c) are declared bankrupt or enter into any arrangement with or for the benefit of your creditors; or

         (d) are guilty of conduct which is inconsistent with our interests or the interests of any company in the Group; or

         (e) are or become disqualified from being an employee or director by reason of an order made by any competent court (except a court of a country or jurisdiction which the parties may agree, from time to time, as being excluded from this provision).

         Your entitlements to Base Salary and all other benefits will cease on the day your employment is summarily terminated.

18       RETIREMENT

         Your employment will terminate automatically on the date when you reach age 62 years.

         If this date occurs prior to the expiry of the Notice Period, then you will only be entitled to receive such notice (or payment in lieu of notice) for the period up to that date.

                                     PART F

            RESTRICTIVE COVENANTS / AFTER TERMINATION OF EMPLOYMENT /
                             WHILST ON GARDEN LEAVE

19       RETURN OF PROPERTY; RESIGNATIONS FROM OFFICE; TRANSFER OF SHARES

         Unless otherwise agreed, at the end of your employment or on your being put on Garden Leave for whatever reason you must return all documents, computer files or tapes, credit cards, computers, mobile phones, company cars and all other items of property in your possession or control belonging to, or containing any confidential information of, us or any company in the Group or its customers or suppliers.

         At the end of your employment or on your being put on Garden Leave for whatever reason you must on request:

         (a) resign any directorship or other office held by you in the Company or any company in the Group; and


         (b) transfer to us or as we may direct any shares or other securities held by you as nominee or trustee for the Company or any company in the Group without payment in either case.

         If you fail to do so within one week of request, you hereby irrevocably authorise us as your attorney-in-fact to appoint a person in your name and on your behalf to execute any documents or do any things necessary for such purpose(s).

20       RESTRICTIONS

20.1     NON-COMPETITION

         Without prejudice to any other provision of this Agreement you will not without our prior written consent directly or indirectly, except in connection with the performance of your duties under this Agreement, at any time during the period you are employed by the Company or at any time during the Relevant Period engage or be concerned or interested in any business concern which (a) competes or (b) will at any time during the Relevant Period compete with the Business. This clause will not restrain you from being engaged or concerned in any business insofar as your duties or work shall relate solely:

         (i) to geographical areas where the business concern is not in competition with the Business; or

         (ii) to services or activities of a kind other than involving the Relevant Goods or Services.

20.2     NON-SOLICITATION AND NON-DEALING

         You will not without our prior written consent directly or indirectly, except in connection with the performance of your duties under this Agreement, at any time during the time you are employed by the Company or at any time during the Relevant Period:

         (a)      solicit the custom of; or

         (b)      facilitate the solicitation of; or

         (c)      do business with

         any Relevant Customer in respect of any Relevant Goods and Services; or

         (a)      solicit the custom of; or

         (b)      facilitate the solicitation of; or

         (c)      do business with

         any Prospective Customer in respect of any Relevant Goods and Services; or

         (a)      interfere; or

         (b)      endeavour to interfere,

         with their continuance of supplies to us and / or any company in the Group (or the terms relating to those supplies) by any Relevant Supplier.

20.3     NON-ENTICEMENT

         You will not without our prior written consent directly or indirectly, except in connection with the performance of your duties under this Agreement, at any time during the time you are employed by the Company or at any time during the Relevant Period:

         (a)      entice away from us or any company in the Group; or

         (b)      endeavour to entice away from us or any company in the Group;
                  or

         (c)      employ or engage; or

         (d)      endeavour to employ to engage

         any Key Personnel.


20.4 The provisions of this Clause 20 shall constitute severable undertakings given for our benefit and the benefit of each company in the Group and may be enforced by us on behalf of any of them or by any such company directly.

20.5 You will not at any time after the end of your employment directly or indirectly represent yourself as being in any way connected with or interested in the business of the Group (except, if it be true, as a shareholder of BOC Group plc or as a director of BOC Group plc).

20.6 You acknowledge that the restrictions contained in this Clause 20, in view of the nature of the businesses in which the Group is engaged, are reasonable and necessary in order to protect the legitimate interests of the Group.

                                     PART G

                                  OTHER MATTERS

21       INJUNCTIVE RELIEF

         You hereby recognize and acknowledge that a breach of the provisions or covenants contained in Clauses 12,13,19 or 20 will cause irreparable damage to the Company and the Group and their goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, you hereby agree that in the event of a breach of any of the provisions or covenants contained in Clauses 12,13,19 or 20, in addition to any other remedy which may be available at law or in equity, the Company and the Group will be entitled to specific performance and injunctive relief.

22       SEVERABILITY AND REFORMATION

         The parties hereto acknowledge that they have carefully reviewed the provisions of this Agreement and agree that they are fair and equitable. However, in light of the possibility of differing interpretations of law and changes in circumstances, the parties agree that if any one or more of the provisions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall, to the extent permitted by law, remain in full force and effect and shall in no way be affected, impaired or invalidated. Moreover, if any of the provisions contained in this Agreement is determined by a court of competent jurisdiction to be excessively broad as to duration, activity, geographic application or subject, such provision shall be construed, by limiting or reducing it to the extent legally permitted, so as to be enforceable to the extent compatible with then applicable law.

23       DIRECTORSHIP

         You will not except with our consent during your employment do anything which could lead to you being disqualified from continuing to act as an employee or director of the Company or any company in the Group.

24       DISCIPLINE AND GRIEVANCE

         The disciplinary rules applicable to your employment can be found in our disciplinary policy and may be varied by us from time to time. Our disciplinary policy does not form part of your contract and is not legally binding on us.

         In the event that you are dissatisfied with any disciplinary action taken against you or have any grievance relating to your employment you should refer the matter to the appropriate person or committee specified in our grievance procedure, who or which will give you a full and fair hearing and whose decision will be final and binding.

         Our disciplinary policy and grievance procedure are set out and available to you on our intranet site.

25       NOTICES

         Any notice to be given under this Agreement may be given either personally or by registered mail, return receipt requested:

         o        to us at our registered office for the time being; or


         o        to you at your last known address.

         Any notice given by post will be effective on the second day (Sundays excepted) after it is posted. In proving that it was effective, it will be enough to prove that the notice was properly addressed and posted as a pre-paid first class letter.

26       OTHER AGREEMENTS

         You acknowledge that there are no other agreements or arrangements whether written, oral or implied between the Company or any member of the Group and you relating to your employment; all such previous agreements or arrangements are cancelled. You are not entering into this Agreement in reliance on any representation not set out in this Agreement.

27       COLLECTIVE AGREEMENTS

         There are no collective bargaining agreements with trade unions which directly or indirectly affect your terms and conditions of employment.

28       DATA PROTECTION

         You consent to us and the Group holding and processing both electronically and manually the data it collects which relates to you for the purposes of the administration and management of its employees and its business and for compliance with applicable procedures, laws and regulations. You also consent to the transfer of such personal information to other offices we or the Group may have or to other third parties whether or not outside the European Economic Area or the United States for administration purposes and other purposes in connection with your employment where it is (in our view) necessary or desirable for us to do so.

         You are also referred to our data protection policy, which is set out and available to you on our intranet site.

29       SUCCESSORS

         The rights and obligations of this Agreement shall bind and inure to the benefit of any successor of the Company or the Group.

30       AMENDMENT; WAIVER

         No provision of this Agreement may be amended, modified, waived or discharged unless such amendment or modification is agreed to in writing and signed by the parties. No waiver by either party hereto, at any time, of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

31       SURVIVAL

         The parties hereto acknowledge and agree that all the terms, provisions and restrictions set forth in terms set forth in Clauses 12,13,20,21 and 22 shall survive and continue in full force in accordance with their terms, notwithstanding any termination of your employment with the Company.

32       GOVERNING LAW

         This Agreement will be governed by and construed in accordance with the laws of the State of New Jersey in the United States without regard to the choice of law provisions thereof.

33       COUNTERPARTS

         This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed an original, but both such counterparts shall together constitute one and the same document.

IN WITNESS whereof this Agreement has been signed by or on behalf of the parties to it on the day and year first before written.

                                   SCHEDULE 1

                                ASSIGNMENT TERMS

         This Schedule supplements the main terms and conditions of your employment set out in the main body of this Agreement and should also be read in conjunction with "Going Global with BOC - Your Guide to International Assignments" (the "Handbook") from time to time, which is set out and available to you on our intranet site. You should read the Handbook for a full explanation of the policies covering international assignments and definitions of the various terms used in this Schedule.

         DEFINITIONS

         In this Schedule:

         o        "Home Company" means the BOC Group, Inc., a Delaware
                  Corporation;

         o        "Home Country" means the United States of America;

         o "Host Company" means The BOC Group plc, a company incorporated under the laws of England and Wales; and

         o        "Host Country" means the United Kingdom.



         COMMENCEMENT

         The start date for your Host Company Assignment (as defined above) is 12 July 2001 (the "Assignment Start Date") and is subject to prior receipt of any required work permit,

         o visas for you and the members your family accompanying you and any other authorizations which may be necessary, and

         o satisfactory medical reports for you and each member of your family accompanying you.

         In the event that there is a delay to these formalities it may be necessary to re-arrange the proposed Assignment Start Date.

         DURATION

         Your assignment under this Schedule 1 (the "Host Company Assignment") shall enable you to undertake of the duties of Chief Executive, Industrial and Special Products, of the Host Company for such period as the Host Company requires. During the Host Company Assignment, your office location will be Chertsey Road, Windlesham, United Kingdom or such other location within a 25 mile radius of Windlesham as we may from time to time require and you will report to Mr A E Isaac, Chief Executive. Subject to earlier termination under the applicable terms of the Agreement, the assignment is expected to be for a period of 3 years from the Assignment Start Date but this period may be varied subject to mutual agreement between you, your Home Company and your Host Company.

         OBLIGATIONS OF THE ASSIGNMENT

         You must devote the whole of your working time and attention to the assignment and in consequence you are not permitted to engage in any other business activity in your host country or any other occupation undertaken for profit or gain.

         You will be expected to comply with local conditions of employment and administrative procedures including safety regulations, local working hours, works rules, and business expense claims.

         As a representative of BOC you will be expected to comply with the local laws, customs and regulations in your host country.

         SPONSORSHIP

         Your Company sponsor for the purposes of this assignment will be the Group HR Director. The sponsor's role is described in the Handbook. If you accept this offer you should arrange a meeting with your sponsor prior to commencing the assignment.

         REMUNERATION

         Your notional salary will be US$ 394,500 per annum.

         Your assignment salary has been calculated using a market rate approach and will be Pound Sterling315,000 with effect from 1 June 2002 (the "Assignment Salary").

         Although we are not obliged to increase the Assignment Salary, it will be reviewed annually on 01 January and from time to time.

         BONUS

         Your bonus arrangements will continue as specified in your contract of employment, but will be based on the Assignment Salary, and will be made after prior deduction of Host Country hypothetical tax at the appropriate marginal rate.

         TAX ADVICE

         At the Host Company's expense, at the beginning of your assignment you will obtain tax advice from PricewaterhouseCoopers with respect to the relevant tax obligations. During your assignment, the Host Company will pay for relevant tax preparation assistance and tax reconciliation through PricewaterhouseCoopers.

         Subject to any local restrictions you may choose how you split the payment of the Assignment Salary between Home Country and Host Country currency, in line with the Handbook.

         VACATION AND TRAVEL ARRANGEMENTS

         Your annual contractual vacation arrangements will continue. In addition, you will be entitled to public holidays as observed by your Host Company.

         Your Host Company will provide you and the accompanying members of your family with annual business class return air tickets to your Home Country. You may alternatively choose to be provided with an Annual Travel Budget as described in the Handbook. Your Host Company will provide details of your Annual Travel Budget once you have commenced your assignment.

         MEDICAL COVER

         For the duration of your assignment you and the eligible members of your family will continue to be enrolled in the US Comprehensive Medical and Dental Plan. Any medical or dental costs not covered under these schemes, or under any UK scheme in which you participate in accordance with the following paragraph, will be to your own account. Your personal contribution for these plans will continue to be deducted from that part of your Assignment Salary paid in your Home Country.

         For the duration of your assignment you will also be eligible to participate in the UK private medical insurance scheme, subject to the rules of such scheme from time to time.

         If you are absent from work due to illness or injury, you will continue to receive your Assignment Salary and local benefits (less any Social Security benefits to which you may be entitled either in your host or home countries) for the first twelve weeks of such absence. Thereafter your Host Company may, at its discretion, request your Home Company to terminate this assignment and repatriate you and your accompanying family.

         You are responsible for claiming benefits to which you are entitled in your Home Country or Host Country.

         In the event of the death or serious illness of a member of your or your partner's immediate family, your Host Company will provide you and, if necessary, members of your accompanying family, with a business class return air fare for compassionate leave.

         RELOCATION AND REPATRIATION

         Your Host Company will provide business class air fares for you, and the members of your accompanying family, between your Home Country and Host Country on taking up your assignment and back at the end of your assignment or your employment, if your employment is terminated by the Host Company, unless such termination occurs under Clause 17 of this Agreement. The cost of shipping a reasonable quantity of personal effects to the Host Country and their return will also be covered in accordance with the Handbook.

         Your Host Company will pay to you a relocation allowance at the beginning and end of your assignment (including where your employment is terminated in the circumstances set out above) equivalent to one month's Base Salary. This is intended to cover incidental expenses such as mail-diversion, movement of personal effects, etc. You may also receive a settling in allowance as set out in the Handbook.

         HOST COUNTRY HOUSING

         Your Host Company will provide you with furnished accommodation and meet related costs in accordance with the Handbook.

         You are responsible for the provision of soft furnishings including linen, kitchenware, crockery, glassware and minor electrical equipment.

         HOME COUNTRY HOUSING

         Neither the Host Company nor the Home Company assumes any responsibility for the disposal, renting, maintenance or any other matter relating to any real property that you may own, rent or purchase in your Home Country or elsewhere.

         CAR

         We will provide you with a car in accordance with our Car Scheme and Car Holders Guide from time to time, which are set out and available to you on our Intranet site. You may elect instead to receive a monthly cash allowance in lieu of a motor car.

         You will observe the provisions and conditions of any policy of insurance and our Car Scheme and Car Holders Guide in force from time to time.

         CHILDREN'S EDUCATION

         The Host Company will pay for private schooling in your Host Country, for your children, as agreed with your Host Company.

         HOME COUNTRY-SPECIFIC TERMS AND CONDITIONS

         You will continue to be eligible for U.S. retirement, savings investment, and all other benefit plans for which you were eligible if you were not on assignment. Your contributions for these plans will be based on your notional base salary and deductions will be made accordingly from the part of your salary paid in the US.

         During this assignment you will continue to be covered by the BOC Group Personal Accident and Injury Scheme.

         COMPLETION OF ASSIGNMENT

         It is the Company's intention that on successful completion of this assignment, you will move on to a position which will enable you to continue to develop your career and where BOC can benefit from the skills and experience.

         On return to your Home Country following successful completion of the assignment you will revert to your Home Company terms and conditions of employment as set out in the contract of employment (but subject to your notional salary for the time being), and the additional benefits associated with your assignment will cease to apply.

         In extreme circumstances it may not be immediately possible to offer you an appropriate on-going position at the end of the assignment. If this is the case you will be guaranteed employment from the date of your return to your Home Company at your then notional salary and on the standard Home Company terms and conditions for the lesser of six months or until you secure another position with the Company. During this period every effort will continue to be made to place you in a suitable on-going position.

         In the event that no suitable on-going employment opportunity has been found at the end of six months, normal severance and notice conditions will apply, as defined in the Key Terms.

         EARLY TERMINATION OF ASSIGNMENT

         Your assignment may be terminated early if:

         o you give not less than 3 months' written notice to your Home Company, or

         o your Home Company gives written notice to you to take effect either immediately or at any time stated in the notice if in the absolute discretion of your Home Company, for any reason (including, but not limited to sickness or other incapacity), it is impracticable or undesirable for the assignment to continue; or

         o        your employment is terminated.

         On early termination of the assignment by your Home Company:

         o repatriation arrangements will apply as if the assignment has been completed, and

         o you will be reimbursed for unavoidable expense incurred as a result of termination for a maximum period of 3 months from repatriation.

         Where termination results from notice given by you or in accordance with Clause 17 of this Agreement, you will be responsible for all arrangements and costs associated with your repatriation.

         MODIFICATIONS TO EXISTING TERMS AND CONDITIONS

         Throughout the assignment you will remain an employee of your home company but once you leave your current job to take up this assignment, your terms and conditions of employment are supplemented by the terms of this letter and attachments.

         LAW

         This Agreement will be governed by and construed in accordance with the laws of the State of New Jersey in the United States without regard to the choice of law provisions thereof.

         IN WITNESS whereof this Agreement has been signed by or on behalf of the parties to it on the day and year first before written.

         Signed by...............................A E Isaac
         for and on behalf of
         the Company
         in the presence of:

         Witness     R K Lourey

         Name        R Lourey

         Address     Wimbledon

         I confirm that I have read and understood this Agreement, including
         Schedule 1 thereto, and on that basis I accept the terms and conditions contained in this Agreement.

         Signed by you..........................J L Walsh
         in the presence of:


         Witness    Kay Hope

         Name       Kay Hope

         Address    The BOC Group
                    Chertsey Rd
                    Windlesham
                    Surrey GU20 6HJ